As filed with the Securities and Exchange Commission on August 2, 2007.

Registration Statement No. 0001319009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Midway Gold Corp.
(Exact name of Registrant as specified in its charter)

British Columbia (State or jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	98-0459178 (I.R.S. Employee Identification No.)

Unit 1 – 15782 Marine Drive White Rock, British Columbia, Canada V4B 1E6 (Address of principal executive offices)	(604) 536-2711 (Registrant’s telephone number, including area code)

Dorsey & Whitney LLP
Republic Plaza, Suite 4700
370 Seventeenth St. Denver, CO 80202

(303) 629-3400
(Name, address and telephone number of agent for service)

_________________

Copy to:

Kenneth G. Sam, Esq.
Dorsey & Whitney LLP
Republic Plaza, Suite 4700
370 Seventeenth St. Denver, CO 80202
(303) 629-3445

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

_________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.   ☒

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

_________________

If  this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

_________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

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CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock to be offered for resale by the selling shareholders	7,450,000	$2.79(1)	$20,785,500(1)	$639

Common stock acquirable upon exercise of warrants to be offered for resale by the selling shareholders (2)	1,000,000	$2.89(2)	$2,890,000	$89

TOTAL	8,450,000		$23,675,500	$728

(1)

Estimated pursuant to Rule 457(c) under the U.S. Securities Act of 1933, as amended, solely for purposes of calculating amount of registration fee, based on an average of the high and low sales prices equal to Cdn$2.89 of the Registrant’s common stock on July 24, 2007, as quoted on the TSX Venture Exchange.  Based on a Cdn$  to US$ conversion rate of Cdn$1.0372 as of July 24, 2007, based on the noon buying rate in New York City for cable transfers payable in Canadian Dollars and certified for customs purposes by the Federal Reserve Bank of New York.

(2)

Consisting of 1,000,000 shares of common stock issuable upon the exercise of warrants issued on November 10, 2006, with each whole warrant exercisable into one common share for a period of 12 months from the date of issue at an exercise price of Cdn$3.00 per share.  Estimated pursuant to Rule 457(g) under the U.S. Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee, based on an exercise price of Cdn$3.00 per share, the highest exercise price for the warrants over the term of the warrants.  Based on a Cdn$  to US$ conversion rate of Cdn$1.0372 as of July 24, 2007, based on the noon buying rate in New York City for cable transfers payable in Canadian Dollars and certified for customs purposes by the Federal Reserve Bank of New York.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares, and the selling shareholders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject To Completion: Dated July 24, 2007

8,450,000 Shares of Common Stock

This is a public offering up to 8,450,000 shares of the common stock, no par value, of Midway Gold Corp. All of the shares being offered, when sold, will be sold by selling shareholders as listed in this prospectus on page 18 of this prospectus. The price at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

The shares of common stock registered for resale under this registration statement include:

•

7,450,000 shares of common stock held by selling shareholders; and

•

1,000,000 shares of common stock issuable upon the exercise of 1,000,000 warrants issued on November 10, 2006, with each whole warrant exercisable for one share of common stock for a period of 12 months from the issue date at an exercise price of $3.00 per share.

We will not receive any proceeds from the sale or distribution of the common stock by the selling shareholders.

Our common stock is quoted on the TSX Venture Exchange (the “TSX.V”) under the symbol “MDW”. On July 24, 2007, the closing sale price for our common stock was $2.89 on the TSX.V.

Investing in our common stock involves risks. See “Risk Factors and Uncertainties” beginning on page 11 of this prospectus.

These securities have not been approved or disapproved by the Securities Exchange Commission or any state securities commission nor has the Securities Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

SUMMARY INFORMATION

6

FINANCIAL INFORMATION AND ACCOUNTING PRINCIPLES

6

RISK FACTORS AND UNCERTAINTIES

11

FORWARD-LOOKING STATEMENTS

17

USE OF PROCEEDS

17

SELLING SECURITY HOLDERS

17

PLAN OF DISTRIBUTION

21

DESCRIPTION OF SECURITIES

22

U.S. FEDERAL INCOME TAX CONSIDERATIONS

22

DESCRIPTION OF THE BUSINESS

26

DESCRIPTION OF PROPERTY

51

LEGAL PROCEEDINGS

51

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

51

SELECTED FINANCIAL DATA

53

MANAGEMENT’S DISCUSSION AND ANALYSIS

55

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

65

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

65

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

65

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

81

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

82

FINANCIAL STATEMENTS

82

THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

172

TRANSFER AGENT AND REGISTRAR

172

LEGAL MATTERS

172

WHERE YOU CAN FIND MORE INFORMATION

172

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

174

SIGNATURES

180

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

SUMMARY INFORMATION

THE OFFERING

This is an offering of up to 8,450,000 shares of our common stock by certain selling shareholders.

Shares Offered By the Selling Shareholders	8,450,000 shares of common stock, no par value
Offering Price	Determined at the time of sale by the selling shareholders
Common Stock Outstanding as of July 24, 2007	46,221,281 shares(1)
Use of Proceeds	We will not receive any of the proceeds of the shares offered by the selling shareholders. We intend to use the proceeds from the exercise of warrants, if any, for general working capital purposes.
Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.
TSX Venture Exchange Symbol	MDW

(1)

Outstanding common stock excludes shares of common stock acquirable upon exercise of the following convertible securities issued and outstanding as of July 24, 2007:

•

2,911,000 shares of common stock acquirable upon exercise of options at exercise prices ranging from $0.80 to $3.20 per share; and

•

1,346,501 shares of common stock acquirable upon exercise of warrants at exercise prices ranging from  $1.42856 to $3.00 per share.

FINANCIAL INFORMATION AND ACCOUNTING PRINCIPLES

In this prospectus all references to “US$” means the U.S. dollar.  All references to “Cdn$” or “$” refers to the Canadian dollar, and unless otherwise indicated all currency amounts in this prospectus are stated in Canadian dollars.  All Midway financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are reported in Canadian dollars.  All Pan-Nevada financial statements have been prepared in accordance with accounting principles generally accepted in Canada and are reported in Canadian dollars.

SELECTED FINANCIAL DATA

The selected financial data of Midway for the years ended December 31, 2006, 2005 and 2004, and the three months ended March 31, 2007 and 2006 and Pan-Nevada for the fiscal years ended April 30, 2006 and 2005, and the nine-month period ended January 31, 2007, reflected in the following table, have been derived from the audited consolidated financial statements of Midway and Pan-Nevada and the interim unaudited financial statements for Midway and Pan-Nevada, which are included elsewhere in this prospectus.  The consolidated financial statements of Midway, which have been prepared in accordance with United States Generally Accepted Accounting Principles (GAAP), the application of which, in the case of Midway, conforms in all material respects for the periods presented with Canadian GAAP.

The selected financial data should be read in conjunction with the consolidated financial statements and other financial information included elsewhere in this prospectus.

Midway has not declared any dividends on its common shares since incorporation and does not anticipate that it will do so in the foreseeable future.  The present policy of Midway is to retain future earnings for use in its operations and the expansion of its business.

Selected Financial Data

(Canadian $ in 000s, except per share data)

	Midway Gold Corp.					Pan-Nevada Gold Corporation
	Three Months Ended March 31		Year Ended December 31			Year Ended April 30		Nine Months Ended January 31
	2007	2006	2006	2005	2004	2006	2005	2007	2006
Statement Of Operations And Deficit
Operating Revenues	nil	nil	nil	nil	nil	nil	nil	nil	nil

Interest Income	77	18	197	42	9	6	3	19	1

Net Loss for the Period
Canadian GAAP	1,385	1,424	7,241	4,403	2,995	464	1,024	505	352
U.S. GAAP	1,385	1,424	7,241	4,403	2,995	1,385	1,268	2,145	1,017

Basic & Diluted Loss per common share
Canadian GAAP	0.04	0.05	0.23	0.18	0.16	0.02	0.07	0.02	0.02
U.S. GAAP	0.04	0.05	0.23	0.18	0.16	0.07	0.08	0.09	0.05

Dividends Declared	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Balance Sheet
Total Assets, U.S.GAAP	15,654	9,308	16,695	8,143	5,950	3,192	1,573	5,265	3,242

Working Capital (deficit) U.S. GAAP	6,951	2,090	8,127	1,094	357	551	(110)	766	987

Mineral Properties
Canadian GAAP	7,679	6,689	7,679	6,601	6,031	2,502	1,523	4,370	2,187
U.S. GAAP	7,679	6,689	7,679	6,601	6,031	170	111	397	111
Net Assets
Canadian GAAP	15,226	8,517	16,088	7,164	5,593	3,105	1,458	5,188	3,217
U.S. GAAP	15,226	8,517	16,088	7,164	5,593	773	47	1,215	1,140

Shareholders’ Equity
Canadian GAAP	15,226	8,517	16,088	7,164	5,593	3,105	1,458	5,188	3,217
U.S. GAAP	15,226	8,517	16,088	7,164	5,593	773	47	1,215	1,140

Weighted Average Number of Shares Outstanding 000’s	36,999	28,051	32,000	24,064	19,037	19,320	15,579	24,678	18,805

In this prospectus, unless otherwise specified, all dollar amounts are expressed in Canadian Dollars.  The Government of Canada permits a floating exchange rate to determine the value of the Canadian Dollar against the U.S. Dollar (US$).

MIDWAY SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma consolidated financial information for Midway is based on the assumptions described in the respective notes to the Midway unaudited pro forma consolidated financial statements as at March 31, 2007, attached to this prospectus.  These pro forma consolidated financial statements have been prepared based on the assumption, among other things, that the acquisition of Pan-Nevada had occurred on January 1, 2006.  The unaudited pro forma consolidated financial statements are not necessarily indicative of Midway’s consolidated financial position and results from operations if the events reflected therein had been in effect on March 31, 2007, nor do they purport to project Midway’s consolidated financial position or results from operations for any future periods.

The pro forma consolidated financial statements are based on certain assumptions and adjustments, including the non-recurring expenditures related to the Arrangement.  The selected unaudited pro forma consolidated financial information given below should be read in conjunction with the description of the Arrangement contained in this prospectus, the unaudited pro forma consolidated financial statements contained in this prospectus and the audited and unaudited financial statements of Pan-Nevada and Midway incorporated by reference into this prospectus.

As at March 31, 2007

Statement Of Operations And Deficit
Operating Revenues	$nil

Interest Income	$84,503

Net Loss for the Period
Canadian GAAP	$1,910,370
U.S. GAAP	$1,910,370

Basic & Diluted Loss per common share
Canadian GAAP	$(0.04)
U.S. GAAP	$(0.04)

Dividends Declared	$nil
Balance Sheet
Total Assets	$52,813,487

Working Capital	$7,625,203

Mineral Properties	$44,315,324

Net Assets
Canadian GAAP	$42,254,440
U.S. GAAP	$42,254,440

Shareholders’ Equity
Canadian GAAP	$42,254,440
U.S. GAAP	$42,254,440

Weighted Average Number of Shares Outstanding 000’s	44,356,935

EXCHANGE RATE INFORMATION

The table below sets forth the average rate of exchange for the Canadian Dollar at the end of the five most recent calendar years ended December 31st.  The table also sets forth the high and low rate of exchange for the Canadian Dollar at the end of the six most recent months.  For purposes of this table, the rate of exchange means the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the

Federal Reserve Bank of New York.  The table sets forth the number of Canadian dollars required under that formula to buy one U.S. Dollar.  The average rate means the average of the exchange rates on the last day of each month during the period.

Canadian Dollar / US Dollar

	Year Ended December 31
	2006	2005	2004	2003	2002
Average for Period	1.13	1.21	1.30	1.39	1.57

	June 30, 2007	May 31, 2007	April 30, 2007	March 31, 2007	February 28, 2007	January 31, 2007
High for Period	1.07	1.11	1.15	1.18	1.19	1.18
Low for Period	1.06	1.06	1.10	1.15	1.16	1.17

The noon rate of exchange on July 24, 2007 as reported by the United States Federal Reserve Bank of New York for the conversion of Canadian dollars into United States dollars was $0.96 (US$1.00 = CDN$1.0372).

METRIC CONVERSION TABLE

For ease of reference, the following conversion factors are provided:

Metric Unit	U.S. Measure	U.S. Measure	Metric Unit

1 hectare	2.471 acres	1 acre	0.4047 hectares
1 metre	3.2881 feet	1 foot	0.3048 metres
1 kilometre	0.621 miles	1 mile	1.609 kilometres
1 gram	0.032 troy oz.	1 troy ounce	31.1 grams
1 kilogram	2.205 pounds	1 pound	0.4541 kilograms
1 tonne	1.102 short tons	1 short ton	0.907 tonnes
1 gram/tonne	0.029 troy ozs./ton	1 troy ounce/ton	34.28 grams/tonne

GLOSSARY OF MINING TERMS

S.E.C Industry Guide	National Instrument 43-101

Reserve: That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The United States Securities and Exchange Commission requires a final or full Feasibility Study to support either Proven or Probable Reserves and does not recognize other classifications of mineralized deposits.

Mineral Reserve: The economically mineable part of a Measured or Indicated Mineral Resource demonstrated by at least a Preliminary Feasibility study.  This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

Proven (Measured) Reserves: Reserves for which a quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth, and mineral content of reserves are well established.

Proven Mineral Reserve: The economically mineable part of a Measured Mineral Resource demonstrated by at least a Preliminary Feasibility study. This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

Probable (Indicated) Reserves: For which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced.  The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

Probable Mineral Reserve: The economically mineable part of an indicated, and in some circumstances, a Measured Mineral Resource, demonstrated by at least a Preliminary Feasibility Study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

Information concerning the properties and operations of Pan-Nevada and Midway has been prepared in accordance with Canadian standards, and may not be comparable to similar information for United States companies.  National Instrument 43-101, Standards of Disclosure for Mineral Projects (“NI 43-101”) provides guidelines for use of the terms “Mineral Resource” and “ Mineral Reserve” which are Canadian mining terms defined in accordance with under the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resources and Mineral Reserves Definitions and guidelines adopted by the CIM.

While the terms “Mineral Resource”, “Measured Mineral Resource”, “Indicated Mineral Resource” and “Inferred Mineral Resource” are recognized and required by Canadian regulations, they are not defined terms under standards in the United States.  As such, certain of the information contained in this prospectus concerning descriptions of mineralization and resources under Canadian standards is not comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of the United States Securities and Exchange Commission (the “SEC”).  “Indicated Mineral Resource” and “Inferred Mineral Resource” have a great amount of uncertainty as to their existence and a great uncertainty as to their economic and legal feasibility.  It can not be assumed that all or any part of an “Indicated Mineral Resource” or “Inferred Mineral Resource” will ever be upgraded to a higher category.  Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

In addition, the prospectus contains information about certain historical resources and reserves on Pan-Nevada's Pan Gold project.  These historical estimates were made prior to the inception of NI 43-101 and have not been verified as Mineral Resources or Mineral Reserves pursuant to NI 43-101, are not being treated as current Mineral Resources or Mineral Reserves as defined in NI 43-101 and should not be relied upon.  While Pan-Nevada considers these estimates to be relevant, it has not verified the estimates in accordance with NI 43-101 and therefore cannot confirm that the estimations of the resources or reserves are reliable.

The historic resources and reserves described in this prospectus are also not defined terms under standards in the United States.  As such, this information concerning descriptions of mineralization is not comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of the SEC.

It can not be assumed that all or any part of an historical resource or reserve will ever be current NI 43-101 resources or reserves or ever be upgraded to a higher category.  Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

SUMMARY OF OUR BUSINESS

Midway Gold Corp. (“Midway”, “we”, “us”) was incorporated under the Company Act (British Columbia) on May 14, 1996, under the name Neary Resources Corporation. On October 8, 1999, Midway changed its name to Red Emerald Resource Corp. On July 10, 2002, it changed its name to Midway Gold Corp. Midway became a reporting issuer in the Province of British Columbia upon the issuance of a receipt for a prospectus on May 16, 1997. The common shares were listed on the Vancouver Stock Exchange (a predecessor of the TSX Venture Exchange) on May 29, 1997. On July 1, 2001, Midway became a reporting issuer in the Province of Alberta pursuant to Alberta BOR#51-501.  Midway’s shares are currently listed on the TSX.V under the symbol “MDW.”

Midway is an exploration stage company engaged in the acquisition, exploration, and development of gold and silver mineral properties in North America. It is our objective to identify mineral prospects of merit, conduct preliminary exploration work, and if results are positive, conduct advanced exploration and development work. Our mineral properties are all located in Nevada. The Midway and Spring Valley gold properties are advanced stage projects and have developing gold resources and the Thunder Mountain project is an earlier stage gold and silver exploration project.  On April 13, 2007, we completed the acquisition of Pan-Nevada Gold Corporation thereby acquiring its advanced stage Pan gold project and the Monte, Afghan, KDK, Maggie Creek and Jessup earlier stage gold exploration projects.

The corporate organization chart for Midway as of the date of this prospectus is as follows:

This prospectus provides information regarding Midway.

The registered office of Midway is located at Suite 2800, 666 Burrard Street, Vancouver, British Columbia, V6C 2Z1; the corporate office of Midway is located at Unit 1 - 15782 Marine Drive, White Rock, B.C. V4B 1E6; and the operations office is located at 2778 Spokane Creek, East Helena, Montana, 59635, USA.  We maintain a website at www.midwaygold.com.  Information contained on our website is not part of this prospectus.

RISK FACTORS AND UNCERTAINTIES

RISKS RELATED TO MIDWAY’S BUSINESS

In addition to the other information contained in this prospectus, the following factors should be considered carefully when considering risks related to Midway.

Risks Inherent in the Business of Exploration for Minerals and Mining

The business of exploration for minerals and mining involves a high degree of risk. Few properties that are explored are ultimately developed into producing mines. At present, there are no known bodies of commercial ore on the mineral properties in which Midway has an interest and the proposed exploration programs are an exploratory search for ore.  There is no guarantee that mineralized materials will be found or that if they are found that they will be found in commercially mineable quantities.  Delays in obtaining government approvals, inability to obtain financing or other factors could cause delays in present exploration and development of mineral properties.  Unusual or unexpected formations, formation pressures, fires, power outages, labour disruptions, flooding, environmental hazards, cave-ins, landslides, explosions and the inability to obtain suitable or adequate machinery, equipment or labour are other risks involved in the conduct of exploration programs. Midway has limited experience in the development and operation of mines and has relied on and may continue to rely upon consultants and others for exploration and operating expertise.

No Assurance Midway will Obtain Additional Financing to Fund Exploration and Development

Midway has not commenced commercial production on any mineral property and has no history of earnings. Midway will not achieve profitability until such time as one or more of its mineral prospects can be developed into profitable operations. Midway has paid no dividends on its shares since incorporation and does not anticipate doing so in the foreseeable future. The only present source of funds available to Midway is through the sale of its equity shares. Even if the results of exploration are encouraging, Midway may not have sufficient funds to conduct the further exploration that may be necessary to determine whether or not a commercially mineable deposit exists on its properties. There is no assurance that Midway will be successful in obtaining additional financing when required.  Failure to obtain additional financing on a timely basis could cause Midway to curtail, delay or terminate planned exploration and development activities.

Figures for mineral resources upon which Midway relies are estimates.

The figures for mineral resources contained in this prospectus about Midway’s mineral prospects are estimates only and no assurance can be given that the anticipated tonnages and grades will be achieved, that the indicated level of recovery will be realized or that any ore will be mined or processed profitably. There are numerous uncertainties inherent in estimating mineral resources, including many factors beyond Midway’s control. Such estimation is largely a subjective process, and the accuracy of any resource estimate is a function of the quantity and quality of available data and of the assumptions made and judgments used in engineering and geological interpretation.  There can be no assurance that metal recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.  Fluctuations in metal prices, results in drilling, metallurgical testing and production and the evaluation of mine plans subsequent to the date of any estimate may require revision of such estimate.

The resources described in the prospectus are not defined terms under standards in the United States.  As such information concerning descriptions of mineralization is not comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of the SEC.

Titles to Properties

The mining claims on the properties described herein have not been surveyed and accordingly the precise location of the boundaries of the claims and ownership of mineral rights on specific tracts of land comprising the claims may be in doubt. Such claims have not been converted to lease and tenure, and are, accordingly, subject to regular compliance with claim maintenance requirements.  Other parties may dispute Midway’s title to its mining properties.  Midway has conducted its own due diligence with respect to title of the properties, however this should not be construed as a guarantee of title.  As well, the properties may be subject to prior unregistered agreements or transfers, and title may be affected by undetected defects.

Midway believes it is a passive foreign investment company for United States federal income tax purposes.

Midway believes it is a passive foreign investment company for United States Federal income tax purposes and will continue to be so until it generates sufficient revenue from its mineral exploration and extraction activities.  If Midway is a passive foreign investment company, any gain recognized by a U.S. holder of common shares of Midway upon a sale or other disposition of common shares of Midway may be ordinary (rather than capital), and any resulting United States federal income tax may be increased by an interest charge. Rules similar to those applicable to dispositions generally will apply to certain excess distributions in respect of a common share of

Midway.  A United States person generally may take steps to avoid these unfavourable United States federal income tax consequences.

Archaeological Issues Relating to the Midway Property

Midway's exploration and development activities may be delayed due to the designation of a portion of the Discovery Zone at the Midway property as a site of archaeological significance.  A cultural inventory of the Midway project has identified a prehistoric site associated with a dune field in the Ralston Valley, adjacent to the Discovery Zone.  An intensive cultural and geomorphological inspection was conducted of the project area to determine archaeologically significant areas.  Techniques and methods used during the inventory were sufficient to identify most cultural resources and features in the area.  Should sufficient mineral resources be identified on the Midway property, a complete archaeological inventory and evaluation would be required, including the possibility of curating the site.

Proximity of Municipal Water Supply to the Midway Property

The Midway Property lies within a basin from which the town of Tonopah obtains its municipal water supply.  To date, Midway's exploration activities have not been restricted due to the proximity of the activities to this basin.  As Midway's exploration and development activities expand, there is an increased risk that the activities may interfere with the water supply.  As part of the mining development work on the Midway Property, Midway may need to complete a hydrologic review of the basin and establish a strategy for preventing exploration and development activities from interfering with the water supply.  Any damage to or contamination of the water supply caused by Midway's activities could result in Midway incurring significant liability.  No assurance can be given as to the extent of such liability or the impact of such liability on the business, prospects and financial condition of Midway.  If it is established that the same aquifer which provides Tonopah with its municipal water supply also underlies the Midway Property, Midway's planned exploration and development activities may be restricted which in turn may have a material adverse effect on Midway's business, prospects and financial condition.

Marketability of Natural Resources Acquired or Discovered by Midway

Resource exploration and development is a speculative business and involves a high degree of risk. The marketability of natural resources which may be acquired or discovered by Midway will be affected by numerous factors beyond the control of Midway. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted but the combination of these factors may result in Midway not receiving an adequate return on invested capital.

Lack of Insurance with respect to High-Risk Activities

Mining operations generally involve a high degree of risk. Hazards such as unusual or unexpected formations or other conditions are often encountered. Midway may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it cannot maintain insurance at commercially reasonable premiums.   Such liabilities may have a material adverse effect on Midway's financial position and prospects. Midway is not currently covered by any form of environmental liability insurance, or political risk insurance, since insurance against such risks (including liability for pollution) is prohibitively expensive. The payment of any such liabilities would reduce the funds available to Midway. Midway may have to suspend operations or take cost interim compliance measures if Midway is unable to fully fund the cost of remedying an environmental problem, if it occurs.

Permits and Licenses Required by Midway

The current or future operations of Midway, including development activities and commencement of production, if warranted, require permits from governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development or operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. There can be no assurance, however, that all permits which Midway may require for construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms or that such laws and regulations would not have an adverse effect on any mining project which Midway might undertake. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on Midway and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties. To the best of Midway's knowledge, Midway is operating in compliance with all applicable permitting requirements and environmental and other applicable regulations.

Risks Associated with Seymork Property Interest held by Midway’s Subsidiary, MGC Resources Inc.

In May 2006 our wholly-owned Nevada subsidiary MGC Resources Inc. purchased additional property from Seymork Investments Ltd. for US$200,000 to expand the Spring Valley project in Nevada. The acquired property represents about 4% of the surface area of the Spring Valley project.  In 1997 as a part of a loan arrangement, Emma Wagner transferred title of the acquired property to Seymork.  Seymork alleges it was a sale, Wagner alleges it was collateral for a loan.  In 1998 the parties entered into another loan arrangement whereby this time Wagner lent Seymork funds, using title to the acquired property as security for the loan.  Later, Wagner assigned the rights to the loan to a group represented by Wallace D. Stephens.   The loan was not repaid and in March 2006 Stephens sought to foreclose its interest against Seymork. In June 2006 Wagner brought a cross claim in the lawsuit against Seymork alleging that Wagner was the rightful owner of the Disputed Area.  We joined the lawsuit in order to protect our interests in the Disputed Area.  If the court determines that Wagner was the rightful owner of the property then we will lose title to the property purchased from Seymork and will write off the purchase price.

We believe that we have a credible basis for maintaining our title to the acquired property, and we have requested access to the documents supporting Wagner's position.

Risks Relating to Governmental Regulation

The current and future operations of Midway will be governed by laws and regulations governing mineral concession acquisition, prospecting, development, mining, production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.  Companies engaged in exploration activities often experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits.  Although Midway intends to apply for all necessary permits for the exploration work it intends to conduct, issuance of such permits is, as a practical matter, subject to the discretion of government authorities and there can be no assurance that Midway will be successful in obtaining or maintaining such permits.  Further, there can be no assurance that all permits which Midway may require for future exploration or development will be obtainable on reasonable terms or on a timely basis, or that such laws and regulations would not have an adverse effect on any project which Midway may undertake.

Failure to comply with applicable laws, regulations and permits may result in enforcement actions thereunder, including the forfeiture of claims, orders issued by regulatory or judicial authorities requiring operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or costly remedial actions.  Midway may be required to compensate those suffering loss or damage by reason of its mineral exploration activities and may have civil or criminal fines or penalties imposed for violations of such laws, regulations and permits.  Midway is not currently covered by any form of environmental liability insurance.

Existing and possible future laws, regulations and permits governing operations and activities of exploration companies, or more stringent implementation thereof, could have a material adverse impact on Midway and cause increases in capital expenditures or require abandonment or delays in exploration. Any exploration operations carried on by Midway will be subject to government legislation, policies and controls relating to prospecting, development, production, environmental protection, mining taxes and labour standards.

Volatility of Market for Precious and Base Metals

The profitability of any mining prospect is affected by the market for precious and base metals which is influenced by many factors that are beyond the control of Midway, including changing production costs, the supply and demand for precious metals, the rate of inflation, the inventory of precious metal-producing corporations, the political environment and changes in international investment patterns beyond the control of Midway.

Environmental Regulation

All phases of Midway's operations are subject to environmental regulation in the jurisdictions in which it operates. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that the requirements under existing environmental regulations or future changes in environmental regulations, will not adversely affect Midway's operations.

The Prices of Precious and Base Metals Fluctuate and Affect Profitability

Midway’s revenues, if any, are expected to be derived in large part from the extraction and sale of precious and base metals.  The prices of these commodities have fluctuated widely, particularly in recent years, and therefore the economic viability of any of Midway’s exploration projects cannot be accurately predicted.  There is no assurance that even if commercial quantities of mineralized material are discovered, a profitable market may exist for the sale of product from that mineralized material.

Competition from other Resource Companies

The resource industry is intensely competitive in all of its phases, and Midway competes for properties and personnel with many companies possessing greater financial resources and technical facilities than itself.  Competition could adversely affect Midway's ability to acquire suitable properties for exploration in the future.

Midway may enter into Joint Venture and Option Agreements with other Parties

Midway may, in the future, be unable to meet its share of costs incurred under option or joint venture agreements to which it is a party and Midway may have its interest in the properties subject to such agreements reduced or terminated as a result. Furthermore, if other parties to such agreements do not meet their share of such costs, Midway may be unable to finance the cost required to complete recommended programs.

Conflicts of Interest

Certain directors or proposed directors of Midway are also directors, officers or shareholders of other companies that are similarly engaged in the business of acquiring, developing and exploiting natural resource properties. Such associations may give rise to conflicts of interest from time to time. The directors of Midway are required by law to act honestly and in good faith with a view to the best interests of Midway and to disclose any interest which they may have in any project or opportunity of Midway. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter. In determining whether or not Midway will participate in any project or opportunity, the directors will primarily consider the degree of risk to which Midway may be exposed and its financial position at that time.

Dependence on Key Personnel

Midway is dependent on a relatively small number of key employees, the loss of any one of whom could have an adverse effect on Midway. Midway does not have any key person insurance with respect to any of its key employees.

Currency Fluctuations

Midway arranges its equity funding and pays most of its administrative costs in Canadian dollars. However our properties are all located in Nevada and most costs associated with these properties are paid in U.S. dollars. There can be significant swings in the exchange rate between the U.S. and Canadian dollar. There are no plans at this time to hedge against any exchange fluctuations in currencies.

RISKS RELATED TO MIDWAY’S SECURITIES AND THIS OFFERING

We have never declared or paid cash dividends on Midway’s common stock. We currently intend to retain future earnings to finance the operation, development and expansion of our business.

We do not anticipate paying cash dividends on Midway’s common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of Midway’s board of directors and will depend on Midway’s financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant.

Accordingly, investors will only see a return on their investment if the value of Midway’s securities appreciates.

The market for our common shares has been volatile in the past, and may be subject to fluctuations in the future.

The market price of Midway’s common stock has ranged from a high of $3.74 and a low of $2.21 during the twelve month period ended June 30, 2007. See “Market for Common Equity and Related Shareholder Matters” on page 51 of this prospectus.  We cannot assure you that the market price of our common stock will not significantly fluctuate from its current level. The market price of our common stock may be subject to wide fluctuations in response to quarterly variations in operating results, changes in financial estimates by securities analysts, or other events or factors. In addition, the financial markets have experienced significant price and volume fluctuations for a number of reasons, including the failure of the operating results of certain companies to meet market expectations that have particularly affected the market prices of equity securities of many exploration companies that have often been unrelated to the operating performance of such companies. These broad market fluctuations, or any industry-specific market fluctuations, may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action securities litigation has been instituted against such a company. Such litigation, whether with or without merit, could result in substantial costs and a diversion of management’s attention and resources, which would have a material adverse affect on our business, operating results and financial condition.

Legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the Securities and Exchange Commission that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus that are not historical facts are forward-looking statements that involve risks and uncertainties.  Forward-looking statements include, but are not limited to, statements with respect to the future price of metals; the estimation of mineral reserves and resources, the realization of mineral reserve estimates; the timing and amount of estimated future production, costs of production, and capital expenditures; costs and timing of the development of new deposits; success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims, limitations on insurance coverage and the timing and possible outcome of pending litigation.  In certain cases, forward-looking statements can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”.  Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Pan-Nevada or Midway, post-Arrangement, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such risks and other factors include, among others, risks related to the integration of acquisitions; risks related to operations; risks related to joint venture operations; actual results of current exploration activities; actual results of current reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities, as well as those factors discussed in the sections entitled “Risk Factors and Uncertainties” in this prospectus.  Although Midway has attempted to identify important factors that could affect Midway and may cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements.  The forward-looking statements in this prospectus speak only as of the date hereof.  Midway does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

Forward-looking statements and other information contained herein concerning the mining industry and our general expectations concerning the mining industry are based on estimates prepared by us using data from publicly available industry sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which we believe to be reasonable.  However, this data is inherently imprecise, although generally indicative of relative market positions, market shares and performance characteristics.  While we are not aware of any misstatements regarding any industry data presented herein, the industries involve risks and uncertainties and are subject to change based on various factors.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholders.  We intend to use the proceeds from the exercise of warrants, if any, for general working capital purposes.

SELLING SECURITY HOLDERS

This prospectus covers the offering of up to 8,450,000 shares of our common stock by selling shareholders.  The shares issued to the selling shareholders are “restricted” shares under applicable federal and state securities laws and are being registered to give the selling shareholders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the selling shareholders. The selling shareholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, through the TSX.V or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See “Plan of Distribution” beginning on page 21 of this prospectus. Each of the selling shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the distribution of their registered shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the registered shares, and we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.  We intend to use the proceeds from the exercise of warrants, if any, for general working capital purposes.

SELLING SECURITY HOLDERS INFORMATION

The following is a list of the selling shareholders who own an aggregate of 8,450,000 shares of our common stock covered in this prospectus. The selling shareholders acquired the shares of common stock in our private placement of units. See “Transactions with Selling Shareholders” beginning on page 81 of this prospectus for further details. At July 24, 2007, we had 46,221,381 shares of common stock issued and outstanding.

	Before Offering			After Offering
Name	Total Number of Shares Beneficially Owned		Percentage of Shares Owned(a)	Number of Shares Offered	Shares Owned After Offering(b)(c)	Percentage of Shares owned After Offering

Barrick Gold Corporation	4,500,000	(1)	9.63%	4,500,000	0	0.00%
Brian McAlister	306,000	(2)	0.66%	60,000	246,000	0.53%
Cristina Hawes Mohr	37,500	(3)	0.08%	37,500	0	0.00%
Daniel S. Perkins	22,500	(4)	0.05%	22,500	0	0.00%
David H. Potter	37,500	(5)	0.08%	37,500	0	0.00%
David M. Cole	37,500	(6)	0.08%	37,500	0	0.00%
Dennis Lavalle	75,000	(7)	0.16%	75,000	0	0.00%
Douglas Silverberg	52,500	(8)	0.11%	15,000	37,500	0.08%
Elizabeth M. Bishop	37,500	(9)	0.08%	37,500	0	0.00%
George T. Hawes**	3,747,300	(10)	8.02%	75,000	3,672,300	7.54%
Gold Arrow Global Mining Fund	75,000	(11)	0.16%	75,000	0	0.00%
Halcorp Capital Ltd.	30,000	(12)	0.06%	30,000	0	0.00%
James E. Currie	85,000		0.18%	25,000	60,000	0.13%
JB Partners LLP	115,000	(13)	0.25%	75,000	40,000	0.09%
Jerry Bulman	15,000	(14)	0.04%	10,000	5,000	0.01%
Jon Woolstencroft	15,000	(15)	0.03%	15,000	0	0.00%
Kudu Partners	20,000	(16)	0.03%	20,000	0	0.00%
Libra Fund LP	170,100	(17)	0.37%	170,100	0	0.00%
Libra Offshore Ltd.	39,900	(18)	0.09%	39,900	0	0.00%
Mark D. Johnson	627,300		1.36%	625,000	2,300	0.00%
Martin Broberg	37,500	(19)	0.08%	37,500	0	0.00%
Maya C. Likar	37,500		0.08%	37,500	0	0.00%
Michael A. Berry	52,500		0.11%	37,500	15,000	0.03%
Michael Mandl	52,500	(20)	0.17%	15,000	62,000	0.13%
Patrice M Perkins	15,000	(21)	0.03%	15,000	0	0.00%
Peter Chapman	97,500	(22)	0.29%	60,000	37,500	0.16%
Pyramid Partners LP	125,000	(23)	0.27%	75,000	50,000	0.11%
Richard Droster	135,000	(24)	0.29%	45,000	90,000	0.19%
Richard W. Perkins	62,500	(25)	0.14%	37,500	25,000	0.05%
Sonny Manraj Janda	187,500		0.41%	187,500	0	0.00%
Sprott Asset Management Inc.	1,500,000	(26)	3.25%	1,500,000	0	0.00%

Stephen F. Witort	157,500	(27)	0.34%	67,500	90,000	0.19%
Steve McKee	174,800	(28)	0.38%	165,000	9,800	0.02%
Thomas Magne	60,000	(29)	0.13%	60,000	0	0.00%
W. William Bednarczyck TR	150,000	(30)	0.49%	75,000	75,000	0.32%
Walter Nassichuk	15,000	(31)	0.03%	15,000	0	0.00%
William M. Sheriff	2,855,818		6.16%	37,500	2,818,318	6.10%

Total	15,895,818		32.42%	8,450,000	7,445,818	16.11%

*

Less than 1%

(a)     All percentages are based on  46,221,381 shares of common stock issued and outstanding on July 24, 2007.

(b)    This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Shareholders are not required to sell their shares.  See “Plan of Distribution” beginning on page 21 of this prospectus.

(c)    Assumes that all warrants held by the selling shareholders have been exercised and all shares of common stock registered for resale by this prospectus have been sold.

(1)    Gregory Wilkins, as the principal of Barrick Gold Corporation, has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 4,000,000 shares of common stock held by Barrick Gold Corporation and 500,000 shares of common stock issuable upon the exercise of 500,000 warrants within 60 days of May 31, 2007.

(2)

Includes 186,000 shares of common stock , 150,000 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2007 and 20,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(3)

Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(4)

Includes 15,000 shares of common stock and 7,500 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(5)

Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(6)

Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(7)

Includes 50,000 shares of common stock and 25,00 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(8)

Includes 10,000 shares of common stock and 5,00 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(9)

Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(10)

Includes 3,259,800 shares of common stock , 450,000 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2007 and 25,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(11)

Kjeld Thygesen, as the Portfolio Manager of Gold Arrow Global Mining Fund, has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 50,000 shares of common stock and 25,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(12)

Michael Halvorson, as the President of Halcorp Capital Ltd., has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 20,000 shares of common stock and 10,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(13)

Jeffrey Brooks, as the President of JB Partners LLP, has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 90,000 shares of common stock and 25,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(14)

Includes 10,556 shares of common stock and 4,444 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(15)

Includes 10,000 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(16)

Brian P. Lupien, as the Chief Financial Officer of Kudu Partners, has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 13,333 shares of common stock and 6,667 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(17)

Ranjan Tandon, as the Managing Member of its General Partner Libra Associates, LLC of Libra Fund LP, has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 113,400 shares of common stock and 56,700 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(18)

Ranjan Tandon, as the Director of Libra Offshore Ltd., has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 26,600 shares of common stock and 13,300 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(19)

Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(20)

Includes 48,500 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(21)

Includes 10,000 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(22)

Includes 77,500 shares of common stock and 20,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(23)

Richard W. Perkins as the President of its General Partner Perkins Capital Management, Inc. of  Pyramid Partners LP, has the ultimate voting power and control over these shares and control over the disposition of such shares.  Includes 100,000 shares of common stock and 25,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(24)

Includes 120,000 shares of common stock and 15,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(25)

Includes 50,000 shares of common stock and 12,500 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(26)

Eric Sprott the Chairman and Chief Executive Officer of  Sprott Asset Management Inc., has the ultimate voting power and control over these shares and control over the disposition of such shares.

(27)

Includes 135,000 shares of common stock and 22,500 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(28)

Includes 119,800 shares of common stock and 55,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(29)

Includes 40,000 shares of common stock and 20,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(30)

Includes 125,000 shares of common stock and 25,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

(31)

Includes 10,000 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants within 60 days of May 31, 2007.

Based on information provided to us, except as noted above, none of the selling shareholders are affiliated or have been affiliated with any broker-dealer in the United States. Except as otherwise provided in this prospectus, none of the selling shareholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

TRANSACTIONS WITH SELLING SHAREHOLDERS

In May 2006, we issued 3,725,000 units at $1.80 per unit for proceeds of $6,705,000 by way of a private placement.  The Company issued 3,725,000 common shares and 1,862,500 nontransferable share purchase warrants that entitled the holder to purchase one additional common share at $2.70 per share until May 16, 2007 subject to our right to call the warrants, on 30 days' notice in the event the 15 consecutive day trading average of the common shares exceeds $3.25.  We incurred $65,216 in issue costs.  A total of 1,725,000 share purchase warrants were exercised prior to expiry.

In November 2006, we issued 2,000,000 units at $2.50 per unit for proceeds of $5,000,000 by way of a private placement. The Company issued 2,000,000 common shares and 1,000,000 nontransferable share purchase warrants that entitle the holder to purchase one additional common share at $3.00 per share until November 10, 2007.  We paid $88,750 in finders' fees and incurred $94,546 in issue costs for this private placement.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling shareholders. When we refer to selling shareholders, we intend to include donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus. All costs, expenses and fees in connection with this registration of the shares offered under this registration statement will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. Once the registration statement in which this prospectus forms a part is effective, sales of shares may be effected by the selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, through the TSX.V or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

The selling shareholders may effect such transactions by selling shares directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

In the event that the registration statement is no longer effective, the selling shareholders may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule, including the minimum one year holding period.

Upon being notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing:

•

the name of each selling shareholder(s) and of the participating broker-dealer(s),

•

the number of shares involved,

•

the price at which the shares were sold,

•

the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

•

that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and

•

other facts material to the transaction.

DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital of Midway consists of an unlimited number of common shares without par value.  Holders of common stock of Midway are entitled to one vote per share at all meetings of the Midway shareholders.  Holders of common stock of Midway are entitled to receive a pro rata share of the assets of Midway available for distribution to holders of Midway common shares in the event of liquidation, dissolution or winding-up of Midway.  All Midway common shares rank pari passu, each with the other, as to all benefits which might accrue to the holders of Midway common shares.

Our common stock is quoted on the TSX.V under the trading symbol “MDW.”

OPTIONS

Midway's shareholder-approved stock option plan (the “Plan”) provides for the granting of incentive stock options to its officers, directors, employees and consultants not exceeding 10% of the outstanding shares of Midway at the time of grant (maximum of 5% to any individual and 2% to any consultant).  2,911,000 Midway options are outstanding as at July 24, 2007, which number includes 245,000 options remaining from those issued to option holders of Pan-Nevada Gold Corporation on April 13, 2007.

WARRANTS

As of July 24, 2007, Midway has an aggregate of 1,346,501 share purchase warrants outstanding consisting of 1,000,000 share purchase warrants which entitle the holder to purchase one Midway common share at a price of $3.00 per share until November 10, 2007and 346,501 share purchase warrants which entitle the holder to purchase one Midway common share at a price of $1.42856 until May 23, 2008.

PRIOR SALES

In May 2006, we issued 3,725,000 units at $1.80 per unit for proceeds of $6,705,000 by way of a private placement.  The Company issued 3,725,000 common shares and 1,862,500 nontransferable share purchase warrants that entitled the holder to purchase one additional common share at $2.70 per share until May 16, 2007 subject to our  right to call the warrants, on 30 days' notice in the event the 15 consecutive day trading average of the common shares exceeds $3.25.  We incurred $65,216 in issue costs.  A total of 1,725,000 share purchase warrants were exercised prior to expiry.

In November 2006, we issued 2,000,000 units at $2.50 per unit for proceeds of $5,000,000 by way of a private placement. The Company issued 2,000,000 common shares and 1,000,000 nontransferable share purchase warrants that entitle the holder to purchase one additional common share at $3.00 per share until November 10, 2007.  We paid $88,750 in finders' fees and incurred $94,546 in issue costs for this private placement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE OWNERSHIP OF MIDWAY SHARES

The following discussion of the treatment of future distributions from Midway, and the sale or exchange of Midway shares, is subject to the PFIC rules discussed below.  It is expected that Midway will be treated as a PFIC for its most recent fiscal year.

Definition of a PFIC

Code Section 1297 defines a PFIC as a corporation that is not formed in the United States and, for any taxable year, either (i) 75% or more of its gross income is “passive income”, or (ii) the average percentage, by fair market value, of its assets that produce or that are held for the production of “passive income” is at least 50%.  For this purpose, “passive income” includes interest, dividends, certain rents and royalties, and other similar types of income.  The tax rules generally applicable to a PFIC are very complex and, in some cases, uncertain.  Each “United States person”  who holds Midway shares (“U.S. Holder”) as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) is strongly urged to consult his, her or its own tax advisor with respect to such rules.

Status of Midway as PFIC

Midway believes that it qualified as a PFIC for its most recent fiscal year ended on or prior to April 13, 2007, qualified as a PFIC in earlier fiscal years and will qualify as a PFIC for its current fiscal year.  There can be no assurances that unanticipated events will not cause Midway to qualify or fail to qualify as a PFIC or that any determination concerning Midway's current or expected PFIC status will not be challenged by the IRS.  See “Taxation under the PFIC Rules” on page 23 of this prospectus.

If a foreign corporation is a PFIC at any time during a U.S. Holder's holding period (and was not a qualified electing fund (“QEF”) as described below), the U.S. Holder will generally continue to be subject to the rules regarding excess distributions and dispositions of PFIC stock discussed below, even if the foreign corporation ceases to be a PFIC, unless certain gain recognition elections are made to eliminate or “purge” the PFIC taint.

Taxation under the PFIC Rules

There are three separate taxation regimes under the PFIC rules: the QEF regime; the mark-to-market regime; and the excess distribution regime (which is the default regime).  A U.S. Holder who holds (actually or constructively) marketable or unmarketable stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to United States federal income taxation under one of these three regimes.  The impact of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder.

The QEF Regime

If a U.S. Holder so elects (an “Electing U.S. Holder”), and the PFIC agrees to annually supply certain information to the U.S. Holder, the Electing U.S. Holder's shares in the PFIC may be treated as an investment in a QEF.  Under the QEF regime, the Electing U.S. Holder is treated as receiving an annual distribution of his, her or its pro rata share of: (i) the PFIC's “net capital gain” (the excess of net long-term capital gain for a taxable year over net short-term capital loss for such year); and (ii) the PFIC's “ordinary earnings” (the excess of earnings and profits for such taxable year over net capital gain for such year).  An Electing U.S. Holder's pro rata share of a PFIC's net capital gains or ordinary earnings is the amount that would have been distributed with respect to the Electing U.S Holder's stock if, on each day during the taxable year, the PFIC had distributed to each of its shareholders a pro rata share of that day's ratable share of the PFIC's ordinary earnings and net capital gain for that year.  For the Electing U.S. Holder's taxable year in which (or with which) the PFIC's taxable year ends, the amount treated as a distribution to the Electing U.S. Holder of net capital gain will be taxable to the Electing U.S. Holder as long-term capital gain, and the amount treated as a distribution to the Electing U.S. Holder of ordinary earnings will be taxable to the Electing U.S. Holder as ordinary income.  These amounts are taxable to the Electing U.S. Holder regardless of whether such amounts are actually distributed.  The adjusted tax basis of the Electing U.S. Holder in the shares of a PFIC with respect to which a QEF election is in effect is increased by any amount included in the Electing U.S. Holder's income under the QEF rules and decreased by any amount distributed with respect to the PFIC shares that is not includible in income because it has been previously taxed under the QEF rules noted above.

The timely QEF election also allows the Electing U.S. Holder to: (i) generally treat any gain realized on the disposition of his, her or its shares of the PFIC (or deemed to be realized on the pledge of their shares) as capital gain; (ii) treat his, her or its share of the PFIC's net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on his, her or its share of PFIC's annual realized net capital gain and ordinary earnings subject, however, to an interest charge.  If the Electing U.S. Holder is not a corporation, such an interest charge would be treated as “personal interest” that is not deductible.

The tax reporting requirements with respect to which a U.S. Holder must comply will depend upon whether the QEF election is made for the first taxable year of a corporation beginning after 1986 that such corporation was a PFIC and that includes any portion of the U.S. Holder's holding period of the PFIC shares.  If the U.S. Holder makes a QEF election in such first year (i.e., a timely QEF election), then the U.S. Holder may make the QEF election by filing the appropriate documents at the time the U.S. Holder timely files a tax return for such first year and must recognize the amounts of income noted above.  If, however, the U.S. Holder makes the QEF election subsequent to such first year, then in addition to complying with the reporting and recognition rules of the QEF regime, the U.S. Holder must also report and recognize income pursuant to the excess distribution regime (discussed in “The Excess Distribution Regime” below).  In such circumstances, the U.S. Holder may consider making an additional election for the taxable year for which the QEF election is made to recognize any gain that he, she or it would otherwise recognize if the U.S. Holder had sold the PFIC shares on the qualification date.  The “qualification date” is the first day of the PFIC's first tax year in which it qualified as a QEF with respect to such U.S. Holder.  This additional election can only be made if such U.S. Holder's holding period for the PFIC shares includes the qualification date.  By making such additional election and recognizing such gain, the U.S. Holder will be deemed to have made a timely QEF election and will have prevented the application of the excess distribution regime.

If a corporation that was previously a PFIC no longer qualifies as a PFIC in a subsequent year, a timely QEF election will remain in effect, although not applicable, during those years that such corporation is not a PFIC.  Consequently, during those years that the corporation is not a PFIC, the Electing U.S. Holder will not be required to include in its income its pro rata share of net capital gains and ordinary earnings of the PFIC or satisfy the reporting requirements of that election for that year.  If such corporation subsequently requalifies as a PFIC, the QEF election previously made is still valid, and the Electing U.S. Holder will be required to satisfy the reporting requirements of that election.

Because of the complexity of these rules, U.S. Holders are urged to consult a tax advisor regarding the availability of and procedure for making a QEF election and regarding the recognition of gain or earnings and profits under these rules.

The Mark-to-Market Regime

Under the mark-to-market regime, a U.S. Holder who holds (actually or constructively) marketable stock of a foreign corporation that qualifies as a PFIC, may annually elect to mark such stock to the market (a “mark-to-market election”).  PFIC stock generally is marketable if: (1) it is regularly traded on a national securities exchange that is registered with the Securities Exchange Commission or on the national market system established under Section 11A of the Securities and Exchange Act of 1934; or (2) it is regularly traded on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock.  If such an election is made, such U.S. Holder will not be subject to the special taxation rules of Code Section 1291 described below for the taxable year for which the mark-to-market election is made.

A U.S. Holder who makes a mark-to-market election includes in income each taxable year an amount equal to the excess, if any, of the fair market value of the PFIC shares at the close of the taxable year over such U.S. Holder's adjusted tax basis in such shares.  Similarly, the U.S. Holder deducts in each taxable year an amount equal to the lesser of (i) the excess, if any, of such U.S. Holder's adjusted tax basis in the PFIC shares over the fair market value of such shares as of the close of the taxable year, or (ii) the excess, if any, of (A) the mark-to-market gains for the PFIC shares previously included in income by such U.S. Holder for prior tax years, over (B) the mark-to-market losses for the PFIC shares that were previously allowed as deductions for prior tax years.  A U.S. Holder's adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election.  A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election.

Because of the complexity of these rules, U.S. Holders are urged to consult a tax advisor regarding the availability of and procedure for making a mark-to-market election and regarding the recognition of income and deductions under these rules.

The Excess Distribution Regime

If a U.S. Holder does not make a timely QEF election or a mark-to-market election during a year in which the U.S. Holder holds (actually or constructively) shares of a PFIC (a “Non-electing U.S. Holder”), then special taxation rules under Code Section 1291, generally referred to as the excess distribution regime, will apply.  Under this regime, tax liability arises only when an actual distribution is made by a PFIC, or when the Non-electing U.S. Holder directly or indirectly disposes of shares of the PFIC.

A Non-electing U.S. Holder will be taxed on any excess distributions.  An “excess distribution” can arise either from (i) gains realized on the disposition (or deemed to be realized by reasons of a pledge) by the Non-electing U.S. Holder of his, her or its PFIC shares, or (ii) certain portions of any actual distribution made by the PFIC to the Non-electing U.S. Holder (as specifically defined in the Code, that portion of the actual distribution made during a taxable year that exceeds 125% of the average of actual distributions received in the three preceding taxable years; any amount not in excess of 125% of the average of actual distributions received in the three preceding taxable years will generally be subject to taxation as a dividend as described in “Taxation of Dividends” below).

Once the total amount of the excess distribution has been determined, it is allocated ratably to all days in the holding period of the Non-electing U.S. Holder for his, her or its PFIC Shares.  This allocation can result in excess distributions allocated to three types of periods: (i) those amounts allocated to days in prior taxable years for which the corporation was not a PFIC (or, to days in taxable years prior to January 1, 1987) (the “pre-PFIC period”); (ii) those amounts allocated to days in prior taxable years for which the corporation was a PFIC (the “prior-year PFIC period”); and (iii) those amounts allocated to days in the current taxable year (the “current-year PFIC period”).  Those amounts allocated to days in the pre-PFIC period and the current-year PFIC period are totaled and included in the Non-electing U.S. Holder's income in the current taxable year as ordinary income.  Those amounts allocated to days in the prior-year PFIC period are not included in the Non-electing U.S. Holder's income.  Instead, those amounts are subject to taxation at the highest applicable tax rate for any prior year to which an amount is allocated, and the amount allocated to a prior year is also subject to an interest charge as if the amount were an underpayment of taxes for the year in question.

If a corporation is a PFIC for any taxable year during which a Non-electing U.S. Holder holds shares of such PFIC, then the corporation will continue to be treated as a PFIC with respect to such shares, even if it no longer meets the definition of a PFIC.  A Non-electing U.S. Holder may terminate this deemed PFIC status by electing to recognize a gain (which will be taxed under the rules discussed above for Non-electing U.S. Holders) as if such shares had been sold on the last day of the last taxable year for which the corporation was a PFIC; this election has the effect of eliminating or purging the PFIC taint.

General Provisions – Not Specific to Taxing Regime

Because Midway is expected to be a PFIC for its current taxable year and for one or more of its future taxable years, each U.S. Holder is urged to consult a tax advisor with respect to how the PFIC rules affect their tax situation, including any ability to make, and the tax consequences of making, a QEF election or a mark-to-market election.

In addition, certain special, generally adverse, rules will apply with respect to the shares of a corporation while such corporation is a PFIC, whether or not the U.S. Holder has elected to treat the corporation as a QEF.  For example, under Code Section 1298(b)(6), a U.S. Holder who uses PFIC stock as security for a loan (including a margin loan) will, except as may be provided in regulations, be treated as having made a taxable disposition of such shares.

Furthermore, for any periods of time during which Midway is a PFIC, each U.S. Holder will be required annually to file an IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with such U.S. Holder's timely filed income tax return (or directly with the IRS if the U.S. Holder is not required to file an income tax return).  A U.S. Holder choosing to make a QEF election also must include with its income tax return a shareholder election statement and the PFIC annual information statement that Midway will provide.

Taxation of Dividends

Subject to the PFIC rules, for U.S. federal income tax purposes, the gross amount of a distribution made to a U.S. Holder by Midway in respect of Midway shares owned by such U.S. Holder, including any amounts of Canadian tax withheld on the distribution, will be treated as dividend income to such U.S. Holder to the extent paid out of Midway's current or accumulated earnings and profits, as determined for U.S. federal income tax purposes.  That dividend income will not be eligible for the dividends received deduction generally allowed to corporations under Code Section 243.  Further, the dividend income received by an individual will not be eligible for the preferential tax rates that are generally applicable to certain dividend income of an individual, estate or trust.  Code Section 1(h)(11) generally allows dividend income received during the taxable year from U.S. corporations and certain foreign corporations (but not from PFICs) to be taxed at the same preferential tax rate that applies to long-term capital gains of individuals, estates or trusts.

To the extent a distribution made to a U.S. Holder by Midway in respect of Midway shares owned by such U.S. Holder exceeds the U.S. Holder's allocable share of Midway's current and accumulated earnings and profits, the excess will be applied first to reduce the U.S. Holder's adjusted tax basis in his, her or its Midway shares, and any remaining excess will constitute gain from the deemed sale or exchange of such shares.

Dividends paid by Midway in Canadian dollars will be included in the income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt thereof by the depositary, regardless of whether the payment is in fact converted into U.S. dollars.  If the dividends paid in Canadian dollars are converted into U.S. dollars on the date of receipt, U.S. Holders generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

If the U.S. Holder establishes that an amount actually distributed by a PFIC with respect to which a QEF election is in effect is paid out of earnings and profits of the PFIC that were previously included in the U.S. Holder's income under the QEF rules, such amount is treated as a distribution that is not a dividend.  Accordingly, such amounts are not included in the gross income of the U.S. Holder.

For U.S. federal income tax purposes, a U.S. Holder may generally elect to treat Canadian withholding taxes as either a deduction from gross income or, subject to certain limitations, a credit against the U.S. federal income tax liability of that U.S. Holder.  The maximum foreign tax credit allowable generally is equal to the U.S. Holder's U.S. federal income tax liability for the taxable year multiplied by a fraction, the numerator of which is the U.S. Holder's taxable income from sources outside the United States and the denominator of which is the U.S. Holder's taxable income from all sources for the taxable year.  That foreign tax credit limitation is applied separately to different “baskets” of income.  For purposes of applying the foreign tax credit limitation, dividends generally are included in the “passive income” basket or, if received by certain holders and certain other conditions are met, the “financial services income” basket for taxable years beginning on or before December 31, 2006 or the “general category” basket for taxable years beginning after December 31, 2006.

DESCRIPTION OF THE BUSINESS

OVERVIEW

Name and Incorporation

Midway was incorporated under the Company Act (British Columbia) on May 14, 1996, under the name Neary Resources Corporation. On October 8, 1999, Midway changed its name to Red Emerald Resource Corp. On July 10, 2002, it changed its name to Midway Gold Corp. Midway became a reporting issuer in the Province of British Columbia upon the issuance of a receipt for a prospectus on May 16, 1997. The common shares were listed on the Vancouver Stock Exchange (a predecessor of the TSX Venture Exchange) on May 29, 1997. On July 1, 2001,

Midway became a reporting issuer in the Province of Alberta pursuant to Alberta BOR#51-501.  Midway's shares are currently listed on Tier 1 of  the TSX.V under the symbol “MDW”.

As of the date of this prospectus, the authorized share capital of Midway consists of an unlimited number of common shares without par value.

The registered office of Midway is located at Suite 2800, 666 Burrard Street, Vancouver, British Columbia, V6C 2Z1; the corporate office of Midway is located at Unit 1 - 15782 Marine Drive, White Rock, B.C. V4B 1E6; and the operations office is located at 2778 Spokane Creek, East Helena, Montana, 59635, USA.

Intercorporate Relationships

The corporate organization chart for Midway as of the date of this prospectus is as follows:

History and Description of Business – three year history

Midway is an exploration stage company engaged in the acquisition, exploration, and development of gold and silver mineral properties in North America. It is our objective to identify mineral prospects of merit, conduct preliminary exploration work, and if results are positive, conduct advanced exploration and development work. Our mineral exploration properties are all located in Nevada. The Midway, Spring Valley and Pan properties are advanced stage projects and have developing gold resources and the Thunder Mountain, Jessup, Afghan, KDK, Maggie Creek and Monte projects are earlier stage precious metal projects.

Mineral property interests

During 2001 Midway entered into an option agreement with Rex Exploration Corp. (“Rex”) to earn a 65% interest in a group of mining claims commonly referred to as the Midway property located in Nye County, Nevada .  Rex had an underlying option agreement with the owners of the Midway property whereby Rex could earn a 100% interest in the property.   On October 30, 2002 Midway acquired all of the issued and outstanding shares of Rex for 4.5 million common shares of Midway.  Effective December 31, 2004, Rex was dissolved by way of a voluntary dissolution and its assets and liabilities were transferred to Midway.

On August 15, 2003 Midway entered into an option agreement with Mr. Paul G. Schmidt to acquire an option to earn a 100% interest in 44 unpatented mining claims located in Pershing County, Nevada to form the beginning of the Spring Valley property claim group.  On September 1, 2003 Midway entered into an option agreement with Echo Bay Exploration Inc. to acquire 28 unpatented mining claims. On September 7, 2005 we entered into a purchase and sale agreement with Nevada Land and Resource Company LLC to buy 544 acres of surface land adjacent to the Spring Valley property.   On January 25, 2006 Midway entered into a purchase and sale agreement to acquire 101 federal mining claims from Coeur Rochester, Inc. adjoining the Spring Valley property.

On April 25, 2006 Midway entered into a mineral lease agreement and option to purchase 12 unpatented lode mining claims with Lamonte J. Duffy.  On May 5, 2006 Midway completed a purchase of land and mineral rights with Seymork Investments Ltd. to acquire 920 gross acres, 320 acres net surface, 770 acres net mineral.  On July 18, 2006 Midway entered into a mineral lease agreement and option to purchase 97 unpatented mining claims with Dave Rowe and Randall Stoebert.  On September 1, 2006 we purchased from the Sentman Family Trust, Barry Sentman and Kerry S. Pilot co-trustees a 40 acre parcel. On October 25, 2006 Midway entered into a mineral lease agreement and option with Lamonte J. Duffy to purchase 6 unpatented lode mining claims. On October 30, 2006 Midway entered into a mineral lease agreement and option to purchase 2 unpatented lode mining claims from Dale and Diana Chabino.  On June 1, 2007 Midway entered into a mineral lease agreement and option with George D. Duffy to purchase 2 unpatented lode mining claims.

On December 12, 2006, Pan-Nevada Gold Corporation and Midway entered into a letter agreement whereby Midway would acquire, through a series of transactions, all of the issued and outstanding common shares in the capital of Pan-Nevada on the basis of one common share of Midway for every 3.5714 common shares of Pan-Nevada (or 0.28 of a Midway share for each Pan-Nevada share) pursuant to a plan of arrangement between Pan-Nevada and Midway.  On April 13, 2007 the plan of arrangement was closed and Midway acquired all the issued and outstanding Pan-Nevada common shares for 7,764,109 common shares of Midway thereby becoming a wholly owned subsidiary of Midway and the shares of Pan-Nevada have been de-listed from the TSX.V.  Immediately after the issue of these shares the Pan-Nevada shareholders held 17.8% of Midway common stock issued and outstanding.  Pan-Nevada option holders were issued 308,000 stock options of Midway and the Pan-Nevada share purchase warrant holders were issued 870,323 share purchase warrants of Midway.

Significant acquisitions and significant dispositions

During 2004 and 2005 Midway held the Pioche mineral property in the Pioche District, Lincoln County Nevada and three adjacent properties known as the Mineral Mountain properties in the Goldstrike District, Washington County, Utah under option.  In addition Midway held the Black Prince property in Lincoln County, Nevada and the Gray Hills property located in Lyon County, Nevada under option.  All of these properties were explored prior to terminating the leases in the same fiscal year they were optioned.

Financings

During the past three years Midway has raised all of its funding by way of private placements.  We offered and sold the following securities outside the United States to non-U.S. persons in off-shore transactions pursuant to the exclusion from registration available under Regulation S of the Securities Act and in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

On August 26, 2004 Midway closed a $765,000 non-brokered private placement of 1,020,000 units at $0.75 per unit with each unit comprised of one common share and one non-transferable share purchase warrant.  All of the 1,020,000 share purchase warrants that entitled the holder to purchase one additional share at a price of $0.80 per share for a period of six months were subsequently exercised.  A finders’ fee of 55,650 common shares was issued in connection with this transaction.

On December 21, 2004 Midway closed a $595,000 non-brokered private placement of 700,000 units at $0.85 per unit with each unit comprised of one common share and one non-transferable share purchase warrant.  All of the 700,000 share purchase warrants that entitled the holder to purchase one additional share at a price of $1.00 per share for a period of one year were subsequently exercised.  A finders’ fee of 18,750 common shares was issued in connection with this transaction.

On February 16, 2005 Midway closed a $2,125,000 non-brokered private placement of 2,500,000 units at $0.85 per unit with each unit comprised of one common share and one non-transferable share purchase warrant.  All of the 2,500,000 share purchase warrants that entitled the holder to purchase one additional share at a price of $1.00 per share for a period of one year were subsequently exercised.  A finders’ fee of $69,700 was paid and 75,800 common shares were issued in connection with this transaction.

On July 27, 2005 Midway closed a $1,150,000 non-brokered private placement of 1,000,000 units at $1.15 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  All of the 500,000 share purchase warrants that entitled the holder to purchase one additional share at a price of $1.15 per share for a period of one year were subsequently exercised.

On August 22, 2005 Midway closed a $700,000 non-brokered private placement of 500,000 units at $1.40 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  All of the 250,000 share purchase warrants that entitled the holder to purchase one additional share at a price of $1.45 per share for a period of one year were subsequently exercised.

In January 2006 Midway issued 40,000 common shares at a value of $88,000 pursuant to a purchase and sale agreement to purchase mining claims for the Spring Valley project.

 On May 16, 2006 Midway closed a $6,705,000 non-brokered private placement of 3,725,000 units at $1.80 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  The Company issued 1,862,500 share purchase warrants that entitled the holder to purchase one additional share at a price of $2.70 per share for a period of one year of which 1,725,000 were subsequently exercised.

On November 10, 2006 Midway closed a $5,000,000 non-brokered private placement of 2,000,000 units at $2.50 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  The 1,000,000 share purchase warrant entitles the holder to purchase one additional share at a price of $3.00 per share until November 10, 2007.

PROPERTIES

Midway Property, Nye County, Nevada

Location and means of access

The Midway property is located in Nye County, Nevada, approximately 24 kilometers northeast of the town of Tonopah, 335 kilometers northwest of Las Vegas and 380 kilometers southeast of Reno.  The property consists of [450] unpatented mining claims, covering an approximate [3,628] hectare area over the northeastern flank of the San Antonio Mountains and in the Ralston Valley. It is centered at 38° 18’ North latitude, 117° 03’ West longitude on Henry’s Well and Thunder Mountain US Geological Survey 7½ minute map sheets.

The property is accessed from Tonopah by following State Highway 6 east for eight kilometers, then north on paved State Highway 376 for 20 kilometers to the Belmont county road junction. The main areas of interest are located within a 1,800 meter radius of this junction.

Title

US Department of Interior, Bureau of Land Management (“BLM”) administers the lands in the Midway district under the Federal Land Policy and Management Act of 1976. The Midway property consists of 250 unpatented mining claims in two contiguous claim blocks within Nye County, Nevada. The claims are located within Townships 3, 4, 5 and 6 North and Ranges 43, 44 and 45 East. Lands within the unpatented claim block that are not controlled by us include fee ground in the NW ½ of the NE ¼ and the NE ½ of the NW ¼ of Section 5, T4N and R44E. In addition, the surface rights to 560 acres in Section 32, which lies to the south of the Discovery Zone, are held by the Town of Tonopah. The remaining 80 acres of surface rights in Section 32 are held as two 40-acre parcels by two owners, each of whom lives on their parcel. We hold the federal mineral rights of the entirety of Section 32 through their unpatented claims.

During 2001 Midway entered into an option agreement with Rex Exploration Corp. to earn a 65% interest in the Midway property.  Rex had an underlying option agreement with the Paul Schmidt and Mary Ann Schmidt and Thomas C. Patton and Linda Sue Patton, (the “Owners”) of the Midway mineral property whereby Rex could earn a 100% interest in the Midway mineral property, subject to a sliding scale royalty of between 2% and 7% of net smelter returns (NSR), by making option payments totaling US$275,000 over the period to August 2003 and by making an option exercise payment of US$3,000,000 on August 15, 2004. This option exercise payment date was subsequently extended to August 15, 2005. In order for us to earn a 65% interest in the property, we agreed to make the US$275,000 option payments to the owners required pursuant to the agreement, incur an additional US$925,000 on exploration and development expenditures on the our property by August 15, 2004, and pay Rex’s 65% share of the US$3,000,000 option exercise payment due August 15, 2004. Effective October 30, 2002, Midway acquired all of the issued and outstanding shares of Rex in exchange for 4,500,000 common shares of Midway.

On November 2, 2004, the agreement with the Owners was amended whereby Midway has the option to acquire a 100% interest in the property by further payments totaling US$200,000 on or before August 15, 2005 (paid), subject only to a sliding scale royalty on NSR from any commercial production of between 2% to 7%, based on changes in gold prices.  In addition, the original option exercise payment of US$3,000,000 due August 15, 2005 was replaced with a series of annual payments as advances upon the royalty payable from commercial production as follows:

Option payment US$	Dates
250,000	On or before August 15, 2006 (paid)
250,000	On or before August 15, 2007
300,000	On or before August 15, 2008 and annually thereafter

History of exploration by previous operators

The Tonopah district has a long mining history dating back to the discovery of silver ore in 1900. Mining began in Tonopah in 1901 and continued to 1961, with a total of 1,861,200 ounces of gold and 174,152,628 ounces of silver recovered from mines in the area based on historical reports. The Divide district, eight kilometers south of Tonopah, was also active during this period with recorded production of 3 million ounces silver and 30,000 ounces gold. Fifty kilometers north of the Midway property, gold was discovered in veins at Round Mountain in 1901. It has been reported that production from lode veins in the Round Mountain district continued intermittently until 1969, with a total of 346,376 ounces of gold and 362,355 ounces of silver recovered from 936,962 tons of ore based on historical reports. The potential of large tonnage, low-grade ore was exploited beginning in 1977, when reserves of 12 million tons grading 0.062 oz Au/ton (2.126 g Au/t) were identified. As of 1999, approximately 5,398,000 ounces of gold and 3,681,000 ounces of silver have been recovered from bulk tonnage mining at Round Mountain. It has been reported that the Round Mountain mine has produced over 7.9 million ounces since 1977 based on historical reports.

There is no known historical production from the Midway (locally called Rye Patch) district, but evidence of exploration activities and perhaps very minor production of copper-silver ore is shown by the presence of numerous pits and a shaft.

Houston Oil and Minerals held the property from the 1970’s through 1984. In 1986, the present claim owners, Thomas Patton and Paul Schmidt, staked claims to cover the Midway prospects and other mineralization located to the north and east. Numerous companies conducted property reviews and sampled the showings in the area, which locally returned anomalous concentrations of gold.

Felmont drilled 96 RC holes in the Thunder Mountain target area in 1981, which lies to the southeast of the main Midway target area. Although little is known of this program, the assay results from all but four of the holes are included in the Midway project database. In 1988, the Midway property was optioned to Coeur d’Alene Mines

Corporation, who conducted preliminary geological, geochemical, and geophysical surveys throughout the Midway property. Coeur d’Alene undertook a three-hole reverse circulation drill program to test targets developed from this work; results were inconclusive and Coeur d’Alene dropped their option. Rio Algom Ltd. optioned the property in 1989 and conducted a 42-hole RC drill program in the SP prospect area. Results of this drill program were also inconclusive and Rio Algom dropped the option.

In 1992, Kennecott optioned the Midway property and conducted extensive exploration of the known prospect areas and elsewhere on the property. Detailed geophysical programs, including airborne, gravity, and CSAMT surveys, were completed. A total of 136 drill holes, including four core holes, were completed by the end of 1996 and resulted in discovery of gold mineralization in what is referred to as the Discovery zone. Tombstone Exploration entered into a joint venture with Kennecott and completed a 14-hole RC drill program on various prospects on the Midway property in 1997. Golconda Resources drilled nine RC holes in the Thunder Mountain area in 1996 and 1997. Kennecott dropped their option on the Midway property in the fall of 1997 and the property was returned to the vendors.

Mr. Jay W. Hammitt conducted a polygonal resource estimate for the Midway project in August 1996 for Kennecott. The resource estimate provided by Hammitt does not account for structural, stratigraphic or geologic controls in gold distribution and does not classify the resources. The Hammitt resource estimate is incomplete and therefore was not considered by Midway to be a CIM-compliant resource estimate for the purposes of that report.

In 2001, Red Emerald, the predecessor to Midway, entered into an option agreement with Rex, which had secured a right to acquire a 100% interest in the Midway project; Midway subsequently acquired Rex. Midway began exploration in May 2002 and by September 2002 had completed 8,136 meters (26,689.5 feet) of drilling in 69 holes. Newmont entered into a joint venture with Midway on the Midway property in September 2002 and undertook extensive regional exploration before terminating the joint venture in June 2004. The Newmont/Midway Gold joint venture drilled 121 holes for a total of 20,636 meters (67,703.5 feet). These work programs are described in greater detail in the next section.

Exploration completed by Midway

Drilling

Between May 1 and September 5, 2002, Midway completed 8,136 meters (26,689.5 feet) of drilling in 69 holes, mostly HQ core. Newmont entered into a joint venture on the Midway property in September 2002 and undertook extensive regional exploration programs including numerous regional and detailed geophysical surveys, including EM, airborne magnetic and radiometric surveys, and ground radiometric, gravity and CSAMT surveys. Newmont also mapped the Northwest and Thunder Mountain areas and completed rock and stream sediment geochemical surveys. The Newmont/Midway joint venture drilled a total of 20,636 meters (67,703.5 feet) in 121 holes in the greater Discovery area, the Thunder Mountain target area, and in the northwestern portion of the property.

The Newmont/Midway joint venture drilled 23 angle holes for a total of 4,890 meters (16,042 feet), including one hole that was abandoned at a depth of seven meters. Seven of the holes were drilled by reverse circulation methods, while the remainder was HQ core holes with reverse circulation pre-collars; a total of 3,107 meters of Reverse circulation and 1,782 meters of core were drilled. Of the 22 holes that were completed, five were drilled in the 121 zone and 17 were drilled in largely untested areas in the greater Discovery area to the south of the Discovery zone.

The five holes drilled in the 121 zone were primarily designed to test for high-grade zones of restricted widths deep in the Palmetto Formation, lying below similar zones intercepted by previous operators; results of this deeper testing did not prove up continuity and geometry although intercepts of 6 to 64.7 grams gold per tonne over lengths of 0.4 to 1.5 meters were intersected in three of the holes.  Of the remaining holes, three returned intercepts exceeding 3 grams gold per tonne.

The Mine Development Associates report dated February 24, 2005 reported on the exploration data base developed to the date of that report which included the following:

Number of drill holes	488
Total drill hole meters	68,105
Average drill hole length (m)	139.6
Holes With Down-Hole Surveys	79
Drill Hole Gold Assays	28,593
Meters Sampled & Assayed For Gold	43,312
Meters With No Gold Assays	24,766
Drill Hole Silver Assays	5,739
Meters Sampled & Assayed For Silver	8,939
Meters With No Silver Assays	59,166

 Since then Midway has conducted additional drilling and exploration programs.

In 2005 Midway drilled 8,987 feet in 16 reverse circulation holes to test for high-grade extensions adjacent to the known resource areas.  The program resulted in the discovery of a new high-grade zone named the Dauntless Zone that could be a potential feeder zone for the main Discovery Zone. Hole MW399 encountered  175 feet of 11.93 grams gold per tonne (0.349 ounces gold per ton) in drill hole MW399, which include a high-grade vein assaying 15 feet of 108 grams gold per tonne (3.163 ounces gold per ton), and 135 feet of 2.0 grams gold per tonne (0.058 ounces gold per ton) in MW402.

In 2006 we drilled 26,450 feet in 56 reverse circulation and core holes. The program tested six gold zones and gold was intersected in all six zones.  In this phase, the Dauntless zone was extended 650 feet along strike.  The zone appears to vary from 23 to 66 feet in true width and is composed of two to three distinct southwest dipping sub-parallel zones. The veins vary in grade from .029 to 1.16 ounces per ton gold starting within 165 feet of the surface and are open along strike to the north and south.  The Enterprise and Cross zones have each been tested by at least five drill holes that have encountered veins with grades up to 0.61 to 0.87 ounces per ton gold. Limited gold was also encountered in the Hornet and Nautilus and the 121 South zones.

Following drilling, we developed three-dimensional vein models of the Midway high-grade gold zones.  Twelve veins were identified in the Discovery and Dauntless zones.  Drill testing of these zones has been adequate to design an underground exploration bulk sample test. An additional 58 high-grade (>0.15 ounces of gold per ton) veins have been identified in the project, by drilling but are not fully explored.

During the third quarter of 2006, we hired a mining engineer from the Colorado School of Mines to develop plans for an underground exploration decline that could then be used to bulk sample the Discovery and Dauntless gold zones that will allow metallurgical testing and allow better access to the exploration of the very high-grade gold zones encountered at Midway.

In December 2006 we were drilling and installing a series of 14 monitor wells to study the dewatering costs for the underground decline when four of the holes encountered gold. The best intercept was an extension of the Dauntless zone with 10 feet of 0.31 ounces of gold per ton.  The vein is estimated to be four feet true width and is approximately 130 feet south of the Dauntless zone.  These tests indicate that gold persists in vein zones peripheral to the Discovery zone.  The hydrology holes will determine water characterization for planning and permitting of an underground exploration decline into the Discovery and Dauntless deposits.

In 2007, we plan to complete the design and permitting of the underground exploration decline that will allow us to take and process a bulk sample from veins in Discovery and Dauntless vein area when constructed.  This exploration bulk sample will be taken from oxidized high-grade veins that vary in grade from 0.3 to 1.2 ounces of gold per ton.  This decline can then be used as a mining and exploration resource conversion platform for future expansions at Midway. A 450 foot water well was completed in April 2007 and pumping tests are pending.

A 10 to 12 hole geotechnical drill program will be conducted for stope design, mine access, and ventilation engineering purposes as well as waste rock and tailing sites in 2007.

Geochemistry

An extensive rock sampling program was conducted in the fall of 2002. A total of 1,706 rock samples were collected during the prospecting activities and along a grid on the Thunder Mountain prospect. A total of 226 rock samples were collected in the northern portion of the property, 100 from the greater Discovery area (including the SP zone), 27 from the Rye Patch prospect, and 1,353 samples from the Thunder Mountain area. At Thunder Mountain, a grid with stations located at 50-m intervals along lines spaced 100-m apart was established to assist with the collection of rock samples and geological mapping.  In addition 203 rock chip samples were collected in 2005 in the Midway Hills area.

A total of 122 stream sediment samples were collected from drainages throughout the northern portion of the property. Samples were screened on site to produce approximately five kilograms of –10 mesh material. Sample locations were determined by GPS and marked in the field with metal tags indicating the sample number.

Geophysical surveys

Significant amounts of geophysical data were collected from the Midway property between September 2002 and January 2003, during the Newmont/Midway joint venture. An airborne survey was flown over a 10 kilometer by 25 kilometer area in September 2002. A second, more detailed airborne survey was flown in December 2002. The first survey utilized the airborne EM/magnetics (NEWTEM) system. This survey was flown at 100-meter line spacing with a nominal terrain clearance of the transmitter of 40 meters. A total of approximately 1,200 line-kilometers of survey were flown. The second airborne survey covered the original surveyed area once again, but at a line spacing of 50 meters with a drape of 30 meters above ground. This high resolution, helicopter-supported magnetic/radiometric survey covered approximately 3,950 line-kilometers of the Midway property. In both surveys, flight lines were approximately 10 kilometers long oriented at an azimuth of 045 degrees.

Selected EM resistive features were followed up by CSAMT surveys. Gravity measurements were collected from throughout the property. Details of the various surveys are provided in a summary report prepared by Bob Anderson (2003).

Zonge Geophysics was contracted to conduct an induced polarization (IP) survey on three lines within the Discovery zone where Zonge had previously completed CSAMT surveys for Kennecott. The purpose of this test was to establish which geophysical technique was more effective at detecting resistive bodies. Due to the greater definition and depth penetration capabilities of CSAMT, this survey method was chosen for follow-up ground target definition. A total of 38.9 line kilometers of CSAMT data were collected by Zonge from 21 grid lines established over six selected EM resistive features located throughout the property. The data previously collected for Kennecott were reprocessed and a detailed gravity survey was conducted over the main areas of interest on the Midway property. Jim Wright of Newmont collected approximately 1,300 gravity points, which were added to the 277 points collected by Kennecott to produce a refined gravity image of the Midway property.

A ground radiometrics survey was completed over the Thunder Mountain grid. Rick Roe of Global Geological collected data along 58.4 line-kilometers of grid using a handheld spectrometer. Two lines of self potential (SP) were collected near the Discovery zone by Jim Wright to determine its usefulness, but the survey was found to be too small to be diagnostic.

Regional geology

The Midway property is underlain by northwest-striking, east-dipping chert and argillite of the Ordovician Palmetto Formation. The Midway Hills to the west, north, and south of the property are composed of Miocene Red Mountain trachyandesite flows. The eastern portion of the property is covered by Quaternary fan and pediment alluvial deposits with mixed playadune deposits locally. The southern portion of the Midway property was mapped in 1979 as part of a regional mapping program of the Tonopah, Lone Mountain, Klondike and Northern Mud Lakes Quadrangles. Bonham and Garside describe the Midway area as lying to the east of a major structural zone that separates the Sierra Nevada batholith from the Basin and Range province. The Walker Lane, a prominent zone of parallel and sub-parallel right lateral strike slip faults, lies along this structural break. Minor east-northeast-trending faults with minimal displacements are mapped in the area.

Northwest-trending, subvertical rhyolite porphyry dikes of upper Cretaceous age intrude the Palmetto Formation at Midway. The dikes are pervasively propylitized with local sericitic and phyllic hydrothermal alteration and small amounts of pyrite and chalcopyrite.

Local geology

In the vicinity of the Midway property, the Palmetto Formation consists predominantly of slate and argillite with lesser amounts of chert and minor sandy limestone. These rocks are gently to tightly folded and are cut by numerous low-angle shear zones and breccias. Generally vertically dipping quartz porphyritic rhyolite dikes, ranging in width from 1 to 20 meters, intrude the Palmetto sedimentary rocks and form northwest-trending swarms.

Tonopah Formation rhyolitic rocks of Tertiary age, which overlie the Palmetto Formation sedimentary rocks, are the main mineralized host rocks at the Midway property. The Tonopah Formation is exposed in one small outcrop in a central wash on the Midway property, but has been intersected in drilling throughout the greater Discovery area. The Tonopah Formation rocks in the greater Discovery area consist primarily of rhyolitic flows, volcaniclastic and clastic rocks. The clastic sequence consists of interlayered siltstone and fine-to medium-grained sandstone with local zones of agglomerate; clastic units are more common in the eastern portions of the greater Discovery area, while volcanic and volcaniclastic units prevail to the west. The Tertiary rocks are locally hydrothermally altered, with an argillic core and outer propylitic zone. The argillic core zones may exhibit silica replacement with secondary quartz, calcite, and adularia. Sanidine from the Discovery outcrop, representative of tuffaceous rocks that host mineralization in the Discovery area, was age dated at 23 to 24 Ma by the University of Nevada, Las Vegas for Newmont.

The Miocene Red Mountain trachyandesite flows overlie nearly the entire Midway Hills portion of the San Antonio Mountains. The lava flows have an average thickness of three to four meters and accumulate to as much as 300 m in thickness. The rock is porphyritic, contains phenocrysts of plagioclase, olivine, and pyroxene in a medium-grained matrix, and has been age dated at 16 to 18 Ma.

Numerous structures are interpreted to cut the Paleozoic and Tertiary rocks in the greater Discovery area on the basis of drill hole logging and interpretations from geophysical data generated by Kennecott and Newmont. Northwest-trending structures dominate, with northeast- and northtrending structures also being important.

Quaternary deposits at the Midway property, which cover the above-mentioned rocks over large areas of the property, include a variety of alluvial, colluvial, eolian, and playa deposits. Fan and pediment deposits are the most extensive units east of the Midway Hills. These deposits are generally found in the upland areas on the eastern slope of the San Antonio Mountains and are of low to medium gradient. Mixed dune-playa deposits occur in the central and eastern portion of the Midway property. These deposits form in the lowest areas of the valley floor and are transitional with the playa deposits. The sand dunes are generally small, being tens of meters long and three to four meters high, and are mostly stabilized by vegetation.  Twenty to fifty feet of sand dunes and basalt gravels cover the known gold deposits.

Deposit types

Key components of the low sulfidation volcanic-hosted deposit type include quartz-adularia carbonatesericite alteration of calc-alkalic host rocks, typically rhyolite. Vein textures characteristic of low-sulfur systems include open-space filling, colloform banding, crustiform features, and comb structures.

Mineralization

The Midway project includes the greater Discovery area in the central portion of the property, as well as the Thunder Mountain zone to the southeast. Gold mineralization in the greater Discovery area is hosted within the Tonopah Formation rhyolitic rocks and the underlying Palmetto Formation sedimentary rocks, as well as by felsic dikes and sills that intrude these units. The mineralization is often concentrated at or near the Tertiary volcanic/Palmetto contact. Mineralization styles include disseminated, roughly stratiform zones, typically in the Tertiary units, and higher-grade vein/fault zones of restricted widths within both the Tertiary volcanic rocks and the

Palmetto Formation. Higher gold grades are often associated with banded chalcedonic veins and veinlets, with quartz replacement of coarse, tabular calcite crystals being a commonly observed texture. Newmont submitted adularia from Discovery zone mineralization and altered rocks from the Thunder Mountain target area to the University of Nevada, Las Vegas, for dating, and both samples returned an age of 18 Ma. This date presumably represents the age of the Midway gold mineralization.

Mineral Resources & Reserves

The following technical disclosure is based upon the technical report titled “Updated Summary Report Midway Gold Prospect, Nye County, Nevada” which we refer to as the “Midway Technical Report” prepared February 24, 2005 by Michael M. Gustin, R.P. Geo and Steven Ristorcelli, R.P. Geo. of Mine Development Associates, a “qualified person(s)” for the purposes of NI 43-101.

In the Midway Technical Report, Mine Development Associates explains that Midway previously contracted KRJA Systems Inc./Maptek (Maptek) to conduct a resource estimate. Maptek completed a simple resource estimate for an Inferred classification, although this resource classification could be upgraded with more rigid controls and procedures. Low-grade and high-grade shells were used to control grade estimation using inverse distance methodology. From this model Maptek estimated an Inferred Resource at a cutoff of 0.01 ounces gold per ton (0.343 grams gold per tonne) of 5,526,000 tons grading 0.039 ounces gold per ton (1.34 grams gold per tonne) for a total of 215,500 ounces of gold. These resources lie in the Discovery, 121, and 63-77 zones.

Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-101, commonly referred to as NI 43-101. The definitions given in NI 43-101 are adopted from those given by the Canadian Institute of Mining Metallurgy and Petroleum.

Cautionary Note to US Investors concerning estimates of Inferred Mineral Resources:  The discussion set forth above uses the terms “Inferred” mineral resources.  Inferred” mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  We advise US investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies.  U.S. investors are cautioned not to assume that any part or all of the inferred mineral resource exists or is economically or legally mineable.

Midway is currently re-evaluating the eight gold deposits and focusing on the development of the higher grade (>0.15 opt) gold intercepts. These higher grade veins appear to form in north striking and northwest striking high-angle quartz adularia veins ranging from 1 to 22 feet in width. These veins average about 5 feet in width and have grades averaging over multiple intercepts from 0.18 to over 1 ounce gold per ton. To date 71 veins have been identified.  Only 13 of those veins have been drilled at a sufficient drill density to accurately define the veins for bulk sampling. Midway is currently planning an underground decline to cross cut at least 12 of the better defined shallower (<250 ft depth) veins and bulk sample three of the veins. Once the continuity, width, and grade of the best defined veins are defined by the exploration decline and bulk sample, then a program to convert the remaining 58 veins will be planned.

Mining Operations

Midway currently has no mining operations at the Midway project.

Spring Valley Property, Pershing County, Nevada

Location and means of access

The Spring Valley property is located in Pershing County, Nevada, 20 miles northeast of the town of Lovelock.  The property is situated in the Spring Valley Mining District, three miles north of Coeur d’Alene Mines Corporation’s Rochester Mine and is accessed on Nevada State Highway 50, which extends eastward from US Interstate 80.

The Spring Valley Property is located on the USGS Lovelock 1:100,000 scale topographic map and the USGS Rochester and Fitting 1:24,000 scale, 7.5 minute series quadrangle maps.  It is centered at latitude 40° 20’ North and longitude 118° 08’ West.  Mineralization at Spring Valley is located within the southern half of Sections 34 and 35, Township 29 North, Range 34 East (T29N, R34E) Mount Diablo Base and Meridian (MDBM).

Title

Midway has controlled the property since 2003 through direct ownership of claims and through mining leases.

The Spring Valley property encompasses an area of approximately 11,700 acres.  The Property consists of 502 contiguous, active unpatented lode mining claims covering portions of Sections 25, 26, 27, 28, 33, 34, 35 and 36, T29N, R34E and portions of Sections 1, 2, 3 and 4, Township 28 North, Range 34 East (T28N, R34E) MDBM.  Unpatented mining claims are kept active through payment of a maintenance fee due on 31 August of each year.

In addition, Midway owns the surface rights on 544.2 acres of fee ground in Section 3, T28N, R34E MDBM.  Newmont Mining Company (Newmont) holds the mineral rights to this ground at a depth of 200 feet.  This ground is part of the Santa Fe checkerboard land package Newmont acquired in 1997.

On August 15, 2003 Midway entered into an option agreement with Mr. Paul G. Schmidt to acquire an option to earn a 100% interest in 44 unpatented mining claims located in Pershing County, Nevada (the “Spring Valley Claims”).  To earn a 100% interest Midway is required to maintain the mineral claims in good standing and incur minimum annual exploration expenditures of US$450,000 up to August 15, 2006 which it has done.  In addition Midway has paid Mr. Schmidt US$475,000 and is required to make one final option payment on August 15, 2007 of US$3,000,000.  Mr. Schmidt has retained a royalty on NSR from commercial production over 500,000 ounces on these claims. The royalty is on a sliding scale increasing from 2% to 7% based on changes in gold prices. In addition, Mr. Schmidt is entitled to a 1% overriding royalty on NSR from commercial production on all lands owned by Midway located outside, but within a one half (1/2) mile perimeter of the Spring Valley Claims.

 On September 1, 2003 Midway entered into an option agreement with Echo Bay Exploration Inc.  to acquire 28 unpatented mining claims called the SV claims contiguous to the Spring Valley Claims.  We have been required to make annual option payments totaling US$200,000 to September 1, 2006 and are required to make annual payments of US$100,000 by each September 1 of 2007, 2008 and 2009.  Echo Bay retained a 2% royalty on NSR from commercial production on these claims.

On January 25, 2006 Midway entered into a purchase and sale agreement to acquire 101 federal mining claims from Coeur Rochester, Inc. adjoining the Spring Valley property for the price of 40,000 common shares of Midway at a value of $2.20 per share.  Coeur retained a 3% royalty on NSR from commercial production on these claims.

On April 25, 2006 Midway entered into a mineral lease agreement and option to purchase 12 unpatented lode mining claims with Lamonte J. Duffy.  Midway has paid Mr. Duffy US$36,000 to April 25, 2007 and must continue to pay Mr. Duffy US$36,000 on April 25 of each year to maintain the option.  Alternatively Midway can purchase these claims for US$600,000 with any payments already paid credited against the total.

On May 5, 2006 Midway completed a purchase of land and mineral rights with Seymork Investments Ltd. to acquire 920 gross acres, 320 acres net surface, 770 acres net mineral for US$200,000.  Seymork retained a 3% royalty on NSR from commercial production on these claims.

On July 18, 2006 Midway entered into a mineral lease agreement and option to purchase 97 unpatented mining claims from Dave Rowe and Randall Stoebert for US$10,000 down and US$15,000 on or before July 18, 2007 and US$20,000 on or before July 18 of each year thereafter. Alternatively Midway can purchase these claims for US$600,000 with any payments already paid credited against the total. Mr. Rowe and Mr. Stoebert retained a 3% royalty on NSR from commercial production on these claims.

On September 1, 2006 we purchased from the Sentman Family Trust, Barry Sentman and Kerry S. Pilot co-trustees a 40 acre parcel located near the Spring Valley diatreme for US$30,000.

On October 25, 2006 Midway entered into a mineral lease agreement and option with Lamonte J. Duffy to purchase 6 unpatented lode mining claims for US$6,000 down, US$12,000 on or before October 26, 2007, US$20,000 on or before October 26, 2008 and US$25,000 on or before October 25 of each year thereafter. Alternatively Midway can purchase these claims for US$100,000 with any payments already paid credited against the total.  Mr. Duffy retained a 3% royalty on NSR from commercial production on these claims.

On October 30, 2006 Midway entered into a mineral lease agreement and option to purchase 2 unpatented lode mining claims from Dale and Diana Chabino for US$2,000 down, US$4,000 on or before October 30, 2007, US$5,000 on or before October 30, 2008 and US$6,000 on or before October 30 of each year thereafter. Alternatively Midway can purchase these claims for US$100,000 with any payments already paid credited against the total. Mr. Chabino and Mrs. Chabino retained a 3% royalty on NSR from commercial production on these claims.

On June 1, 2007 Midway entered into a mineral lease agreement and option to purchase 2 unpatented lode mining claims from George D. Duffy for US$1,000 per month, US$25,000 on or before June 1, 2009, US $150,000 on or before June 1, 2012, US $150,000 on or before June 1, 2014 and US$55,000 on or before June 1, 2017.  Alternatively Midway can purchase these claims for US$500,000 with any payments already paid credited against the total.

History of exploration by previous operators

Gold, silver, lead, mercury, copper, antimony, and sericite-pyrophyllite have been produced from the Spring Valley Mining District since its discovery in 1868.  Placer gold was discovered in 1875 and worked extensively during the period 1880-1890.  The placers are said to be the most productive in Nevada: placer production from Spring Valley and American Canyons estimated at $10 million.  The gravel deposits were up to 100 feet in depth or more and the gold recovered from them was generally coarse, though fine-grained gold was present and likely more abundant.

The Wabash lead-silver mine, located on the eastern margin of the Spring Valley property, was worked during the period 1935 to 1938.  Production recorded for 1938 was 170 tons of ore containing 1 ounce gold, 6,774 ounces silver, 651 pounds copper, and 9,514 pounds lead.  Mineralization at the Wabash mine consists of argentiferous galena and sphalerite in the matrix of intensely brecciated rocks in a fault zone.

Current resource estimates for the Spring Valley gold placers and the Wabash mine are not available and these areas are not incorporated into the current Spring Valley resource model.  The Rochester mine, located three miles south of the Spring Valley property, is the largest current mining operation in the area.  Over its 17 year mine life, Rochester has produced over 107 million ounces of silver and in excess of one million ounces of gold.

Modern exploration of Spring Valley began with Kennecott.  Kennecott drilled four reverse circulation holes, totaling 2,220 feet, spread widely throughout the basin in an effort to discover the source of the placer gold in Spring Valley Canyon.  Hole KSV-2 intersected 40 feet grading 0.023 ounces gold per ton at the southeast edge of what is now known as the Pond Zone.

Echo Bay picked up the property in 2000 and drilled the Pond Zone discovery hole in 2001, ESV-2, intersecting 145 feet grading 0.075 ounces gold per ton.  Subsequent drilling by Echo Bay focused on step-out drilling from ESV-2, coring the mineralized zone intersected by RC hole ESV-2, and drilling of exploration targets to the northwest.  During the 2001-2002 drill campaign, Echo Bay completed 19 RC holes totaling 10,940 feet and 2 diamond drill (DD) holes totaling 1,653 feet.

Midway acquired the property in 2003 after Kinross dropped the project following the acquisition of Echo Bay.  MDA (2003) produced a report for Midway in August 2003 that reviewed the status of the project up to and including the Echo Bay drilling.

Global Geologic Services Inc. operated the project for Midway in 2003 and focused on expanding the area of mineralization in the Pond Zone.  During the 2003 drill campaign, Midway completed 26 RC holes totaling 21,530 feet and 2 DD holes totaling 1,769 feet.

Mine Development Associates produced a follow-up report for Midway in September 2004 following Midway’s 2003 drill campaign.  Pitard reviewed Midway’s sampling practices and as a result, Midway incorporated many of Pitard’s recommendations in their protocol.

Exploration completed by Midway

Midway staff geologists took over the execution of the exploration program from GGS in late 2004 and discovered the Porphyry and Sill zones in 2005.  During the 2004-2005 drill campaign, Midway drilled 90 RC holes totaling 44,965 feet and 21 DD holes totaling 10,008.7 feet.  Midway focused on definition of the Sill and Porphyry zones and drilling of exploration targets in the east and west margins of the Property, including the West Diatreme and Ring Zone targets.  All core holes from this campaign were drilled in the resource area (Pond, Sill and Porphyry zones) as were 65 of the 90 RC holes.

In December 2005, samples from two RC and two PQ diameter DD holes were delivered to McClelland Laboratories in Reno, Nevada for preliminary metallurgical testwork.  The results of this work were not available for inclusion in the Technical Report.  This work is currently ongoing.

In January 2006, Midway commissioned AMEC to review exploration work completed on the Property and to develop a mineral resource estimate conforming to NI43-101. This work is the subject of the Spring Valley Technical Report.  No previous published resource estimates have been generated for the Spring Valley project and no production has occurred.

As of January 2006, 93,165.7 feet of drilling in 164 holes had been completed on the Spring Valley project.  On June 9, 2006 we filed AMEC’S report that is compliant with Canada’s NI43-101 entitled “Technical Report Spring Valley Property, Pershing County, Nevada” on Midway’s company profile on SEDAR at www.sedar.com.

In 2006 we completed 66,616 feet of drilling in 90 holes with 88 of the holes drilled outside the defined resource expanding it to the north (North Hill and Porphyry deposits) and the West (West Diatreme and Valley Breccia deposits). The 2006 exploration program was designed to step out from the current resource around the edge of the diatreme to expand the known resource as well as testing for a much larger porphyry gold target at deeper levels.   At the time of the AMEC’s resource estimation the deposit covered a mineralized zone of 0.6 miles long by 0.3 miles wide that was continuous to a depth of 984 feet. Exploration in 2006 has expanded the gold zones to an area of almost 1 mile long by 0.6 miles wide that is continuous mineralized to a depth of 1,400 feet.  The mineral resources have not yet been re-estimated to include the results of the 2006 drilling.  Additional project work included a 3000 soil sample grid survey, detailed stream sediment sampling, gravity and SP geophysical surveys, mapping and rock chip sampling of 17 square miles of claim holdings all directed towards expanding the potential size of this growing resource.

Exploration to date has identified distinct gold zones at Spring Valley:  the North Hill, West Diatreme, Porphyry, Pond, Sill, Valley Breccia and Limerick Hagen zones.  Surface exploration programs in 2006 have identified more than 12 new targets for follow up work in 2007.

In 2006 all except two deep core test holes were drilled outside the reported resource.  Most of the drilling focused around Spring Valley diatreme.  Of the 88 holes drilled outside the current resource, 57 encountered new gold.  The two new gold discovery zones are in the West Diatreme and North Hill area. In the West Diatreme area, 8 of 9 exploration holes in a 400 foot by 400 foot grid, encountered gold approximately 1,500 to 2,500 feet west of the current resource.  In the North Hill area, 14 of 18 exploration holes drilled on a 200 by 400 foot grid encountered gold north and northeast of the known resource.

We drilled 20 holes in the Limerick Basin, located 1.8 miles west of Spring Valley.  Narrow but high-grade gold was intercepted in several of the Limerick Basin holes with the highest intercept of 5 feet averaging 1.98 ounces per ton gold. Metallic screen check assays on this same hole identified 5 feet of 0.048 ounces per ton and 15 feet of 0.017 ounces per ton gold. The difference was likely due to coarse nugget gold which is difficult to reproduce in assay results. Results from the Limerick Basin tests are especially encouraging since this represents a geologically similar zone to the high-grade Sill zone in which gold is present as quartz-tourmaline stock work veins hosted in rhyolite porphyry sill. The Limerick Hagen zone starts at the surface, varies from 40 to 150 feet thickness, and dips to the southwest. The zone was identified by soil and rock chip anomalies. The zone is open in all directions. A permit for an additional 30 holes has been submitted to the Bureau of Land Management for additional exploration in the second and third quarters of 2007.

The West Diatreme zone continues to expand. Gold occurs along the edges of porphyry dikes and sills, within high-angle faults, and along volcanic contacts along the west edge of the Spring Valley diatreme. The intrusive rocks occur along a splay of the Black Ridge Fault that controls a portion of the Rochester silver-gold deposit, three kilometers to the south. Native gold is associated with stock works and quartz veins. The current West Diatreme zone is 700 feet wide by 1,000 feet long. Of the 17 holes drilled in the area 14 of them encountered gold, defining the zone, which is open to the northwest, southwest and at depth.

Drilling on the North Hill and Porphyry area continues to identify new high-grade gold intercepts that are open to the north and northwest. Additional drilling will be necessary to delineate the orientation and extent of these zones. Gold is hosted in rhyolite porphyries.

Update on the Spring Valley Project

At July 31, 2007 Midway has five drill rigs active on the Spring Valley project in attempts to expand the Spring Valley diatreme mineral resource and explore twelve other gold targets identified on the 17 square mile land package.

Geochemistry

Midway performed limited rock and soil sampling, predominantly in the hills on the margins the property area.  Midway reports that samples have returned anomalous to ore grade gold values.  No new surface geochemistry has been compiled on the property since that time.

Geophysics

In 2003, Midway contracted Zonge Geosciences of Reno, Nevada to conduct a 14 line CSAMT survey over the property.  Several anomalous features were interpreted to represent silicified bodies at depth.

In 2004 and 2005, ground magnetic surveys were conducted by Geophysical and Geodetic Services of Reno, Nevada and interpreted by J L Wright Geophysics.  The resource area at Spring Valley is interpreted to lie within a weak magnetic low feature at the edge of a large, high-relief magnetic feature interpreted to be a mafic volcanic unit.  The magnetic low is interpreted to be the result of magnetite destruction related to hydrothermal alteration.  Two areas, one to the northeast and one to the west, show the same weak magnetic low feature and are also interpreted to be areas of hydrothermal alteration.

Regional geology

The structural setting of the Spring Valley area is typical of the western Basin and Range province.  The Property is located in the Humboldt Range, which represents a north-south oriented, upthrown fault block (horst) bounded on the west by the Humboldt River valley and on the east by the Buena Vista Valley.

The regional geology of the central Humboldt Range consists of a thick sequence of Permo Triassic intermediate to felsic volcanic rocks, locally intruded by Cretaceous intermediate igneous rocks, and in fault contact with Triassic carbonate rocks on the flanks of the range. Quaternary alluvial deposits fill the intermontane basins and alluvial valleys.

The oldest rocks exposed in the central Humboldt Range are Permo-Triassic volcanic and metavolcanic rocks of the Koipato Group. These include, from oldest to youngest, the Limerick Greenstone, the Rochester

Rhyolite, the Weaver Rhyolite, and their intrusive equivalents.  This group of rocks is in fault contact with the Triassic Natchez Pass and Prida Limestones on the eastern flank of the range.  Cretaceous granodiorite locally intrudes the Permo-Triassic units.  Quaternary alluvial and colluvial deposits unconformably overlie all of the older units.  North-south, north-northwest, and north-northeast normal faults are the dominant structural features in the region.

Mineralization in the central Humboldt Range occurs as base and precious metal vein and vein-stockwork related to Cretaceous intrusive activity and Tertiary sediment-hosted gold deposits.  Examples of Cretaceous intrusive related mineralization include Spring Valley, Rochester, Nevada Packard, the Unionville district and the Dun Glen district.  Examples of Tertiary sediment-hosted gold mineralization in the region include Florida Canyon, Relief Canyon, Standard, and Willard.

Local geology

Gold mineralization is developed along a northeast trending volcanic vent that developed within a much larger diatreme.  Successive layers of volcanic and volcanoclastic rocks fill the vent and are underlain by breccia/conglomerate rocks that are interpreted to represent a diatreme.  Feldspar porphyry intrusive rocks intrude the volcanic rock.  The Spring Valley resource area (Pond, Sill and Porphyry zones) is completely covered by between 50 and 375 feet of Quaternary alluvium, consisting mainly of valley fill gravels and mud flow deposits.  These rocks unconformably overlie all other units at Spring Valley and are interpreted to have been deposited after the mineralizing event(s).  Andesitic volcanic and volcanoclastic rocks (also referred to as greenstone) of the Limerick Formation crop out on the western boundary of the Property and are stratigraphically overlain by rhyolitic volcanic rocks of the Rochester Formation, which crop out in the central and eastern parts of the Property.  The Spring Valley fault has down-dropped Rochester Formation against Limerick Formation in the western margin of the Property.  Limestone and dolostone of the Natchez Pass Formation crop out on the eastern margin of the Property, in fault contact with Rochester Formation rocks.  Monzonite and diorite intrusive bodies crop out in the eastern part of the property.  Brecciated rocks (mapped as breccia pipes) crop out at the Wabash Mine and in isolated locations in the southeast part of the Property.

Modeling of the deposit in cross-section by Midway after the 2004-2005 drill campaign increased the understanding of the subsurface geology and mineralization within the resource area.

Structure in the resource area is inferred from geophysics, mapping in the hills surrounding the basin, and logging of the available drill core and cuttings.

The Spring Valley fault juxtaposes Limerick Formation against Rochester Formation.  The trajectory of the Spring Valley fault is mapped from drill holes and indirectly through geophysical data.  Most of its course is beneath alluvial gravels.  Controlled Source Audio-Magnetotelluric (CSAMT) data indicate that the Spring Valley fault has a northeast strike beneath the gravel and is offset by multiple northwest structures not identified in outcrop.  Exposures on the margins of the basin reveal a complex fault zone.  On the south, a northeast-striking branch of the fault is displaced northward by three north-south striking faults, one marked by a 50 foot wide zone of silicified breccia cutting rhyolite.  On the north, the Spring Valley fault strikes north-south with subparallel faults to the east and several northeast-striking cross faults.

Deposit types

Gold is hosted in a near surface volcanic diatreme phyolite porphyry flowdome model.

Gold in the Pond Zone is hosted in rhyolite, volcanogenic sediments, welded tuff, rhyolite porphyry and breccia conglomerate – essentially the entire stratigraphic package.  Gold in the Sill and Porphry zones is hosted in rhyolite porphyry and surrounding sericite-altered greenstone.  Mineralization is most often associated with quartz veining, quartz-tourmaline veining and quartz-sericite-pyrite alteration.  The breccia conglomerate unit hosts gold quartz veins and this is overprinted by the gold event.  Quartz-tourmaline veins are suggestive of a possible connection to a porphyry system.

Mineralization is broadly similar to the Rochester deposit to the south.  There, mineralization is believed to be Cretaceous in age and related to granitic intrusions at depth.  The deposit carries 1.6 oz/t silver and 0.012 oz/t gold along with significant enrichments in lead and zinc.  The host Rochester and Weaver rhyolites are extensively altered to quartz-sericite and intensely fractured.  Mineralization occurs as through-going thin quartz-sulfide veins and as quartz stockworks.  Grade trends north to north-northeast and roughly parallels the major, district-scale Black Ridge fault.  Spring Valley is roughly situated along the Black Ridge fault at the intersection of the Spring Valley placer gold train.

However mineralization at Spring Valley is different from Rochester in several important ways.  Mineralization at Spring Valley is hosted lower in the stratigraphic sequence and contains very little silver or base metal mineralization.  The silver-gold ratio of Spring Valley mineralization is very low, in contrast to the Rochester mineralization.  No significant variation in silver or base metal content has been reported between the Pond, Sill, and Porphyry zones.

Mineralization

Alteration

Three types of alteration have been observed at Spring Valley.  Tourmaline alteration occurs as disseminated needles, as fine grained alteration along veinlets, and as massive to selective replacements.  Fine grained tourmaline replacement has not been confirmed by petrographic studies. Tourmaline is erratically distributed in all rock types.

Quartz-sericite alteration with locally abundant pyrite occurs with quartz veins along northeast trending fault zones.  Quartz-sericite alteration forms wide selvages around quartz and quartz-tourmaline-pyrite veins. In some areas of strong alteration, only minor veinlets were observed.  Mineralized zones in rhyolite, welded tuff, breccia conglomerate, and feldspar porphyry are always associated with quartz-sericite alteration.  Welded tuff is strongly bleached by quartz-sericite alteration, suggesting that the tourmaline is earlier and is destroyed by the later alteration.  Rhyolite porphyry sills cutting the Limerick Formation commonly have varying degrees of quartz-sericite alteration.

Carbonate alteration in the form of ankerite and calcite replacement or late calcite development is common in the breccia conglomerate and portions of the Limerick Fm.  At this time, there is no direct correlation of carbonate alteration with gold mineralization.

Mineralization

The highest gold grades at Spring Valley occur within stockwork quartz-tourmaline vein zones with strong sericite alteration, with or without disseminated limonite after pyrite.  Coarse gold has been identified on the property.  Spring Valley mineralization contains little silver, lead, zinc, copper or other trace metals.

Mineral Resources & Reserves

The following technical disclosure is based upon a technical report entitled “Technical Report Spring Valley Property, Pershing County, Nevada” which we refer to as the “Spring Valley Technical Report” effective June 9, 2006 by Todd Wakefield, M.S.c., MAusIMM and Gordon Seibel, MAusIMM of AMEC E&C Services, Mining & Metals, “qualified person(s)” for the purposes of NI 43-101.

Mineral Resource Classification

Spring Valley Resources were classified into Measured Indicated and Inferred resource categories using logic consistent with the CIM definitions referred to in NI 43-101. In the Spring Valley deposit, a multiple criteria approach was used for resource classification as follows:

•

Resources must lie within the economic envelopes defined by the probability indicators.

•

In order to be estimated, all resource blocks must use a minimum of four composites from at least two different drill holes.

•

Distances to the composites used in the estimation must be less than the distances defined in the search range parameter file. Measured and Indicated resources must lie within a search ellipsoid with major, intermediate and minor axes of 140 x 140 x 100 feet and 160 x 80 x 50 feet for Domains 1 and 2 respectively. The search ranges were derived from a combination of variography, distances to nearest drill holes and visual inspections to estimate the maximum distance where the mineralization appears to be continuous. Search ranges were expanded two-fold for Inferred.

•

A probability threshold greater than 0.7 was used to delineate Measured from Indicated resources. The higher probability statistically predicts a higher confidence in continuity and was selected visually. Measured resources are generally located towards the middle of the Indicated resources.

•

All resources must lie within a Lerchs-Grossmann pit to show a reasonable expectation of being economic. The Lerchs-Grossmann optimization was performed on all resources, a $450 gold price, 45° highwall angles and economics characteristic of open pit mines.

Mineralization for Spring Valley Deposit at 0.001 oz/t Cutoff Grade

Classification	Tons (Short) X 1000	Au Grade oz/ton	Au Troy Ounces
Measured	2,083	0.032	67,500
Indicated	7,946	0.022	171,643
Measured plus Indicated	10,030	0.024	239,143

Inferred	7,753	0.025	195,375

Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-101, commonly referred to as NI 43-101. The definitions given in NI 43-101 are adopted from those given by the Canadian Institute of Mining Metallurgy and Petroleum.

Cautionary Note to US Investors concerning estimates of Measured and Indicated Mineral Resources:  The table set forth above uses the terms “Measured” mineral resources and “Indicated” mineral resources.  We advise US investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them.  “Inferred” mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies.  U.S. investors are cautioned not to assume that any part or all of the inferred mineral resource exists or is economically or legally mineable.

Mining Operations

There are no mining operations currently being conducted at the Spring Valley project.

PAN-NEVADA PROPERTIES

Pan Gold Project

Location and means of access

The Pan Gold property is located at the northern end of the Pancake mountain range in western White Pine County, Nevada, approximately 22 miles southeast of Eureka, Nevada, and 50 miles west of Ely, Nevada.

Access to the Pan Gold  property is via a seven mile dirt road that heads south-southeast from US Highway 50, at a point about 17 miles southeast of Eureka, Nevada. Eureka has a population of about 2,000.

The Pan Gold property is situated within the high desert of the Basin and Range physiographic province. Elevations in the immediate project area range from about 6,450 ft to a high of 7,400 ft above sea level. Climatologic records are not available for immediate Pan Gold area, but the town of Eureka averages about 12 inches of precipitation per year, with average temperatures ranging from 28° F in the winter months to 70° F in the summer months. Daytime temperatures exceeding 90° F during July and August are not uncommon. Sagebrush is the dominant vegetation at the site, with juniper and pinon pine occurring at some of the higher elevations.

There is no electrical power at the site; the nearest power line is adjacent to US Highway 50 approximately five miles to the north. Water to support exploration drilling is available from a well used for watering livestock that is in close proximity to the Pan Gold property. It is expected that exploration can generally be conducted year-round.

Title

The Pan Gold property consists of 451 unpatented mining claims located on public lands and administered by the US Department of the Interior, Bureau of Land Management.  Of these, 98 claims are under lease to Pan-Nevada by the Lyle Campbell Trust and 146 claims are currently owned by Pan-Nevada, but are subject to the lease agreement and will be deeded to the Lyle Campbell Trust.  The total area covered by the unpatented mining claims is approximately 4,816 acres (more than 13 square miles).   In May 2007, Midway staked an additional 158 claims of which 102 will be subject to the lease agreement with the Lyle Campbell Trust.

Except for eight claims, all of the Lyle Campbell Trust and Pan-Nevada claims form a contiguous claim block.  The area of interest to which the lease agreement applies includes a one mile radius around the perimeter of the Lyle Campbell Trust Pan-Nevada claim group.

The minimum annual work expenditures required by the lease agreement have been satisfied.  Pan-Nevada is also obligated to pay production royalties to the Lyle Campbell Trust, the amount of which is based on gold prices: 2.5% of gross revenue if gold prices are less than US$340/oz; 3.0% of gross revenue if gold prices are between US$340/oz and US$450/oz; and 4.0% of gross revenue if gold prices are in excess of US$450/oz.  Pan-Nevada is also responsible for annual lease payments to the Lyle Campbell Trust.

History of exploration by previous operators

The Pan Gold property is situated in the loosely-defined Pancake district of east-central Nevada. The district was first organized in 1870, when silver ore was discovered in the area around the historic town of Pogue’s Station, approximately 10 miles southwest from the Pan Gold property. Historical reports reported that occurrences of lignite near Pancake Summit were explored, with minor production from 1872 to 1877. Also during the 1870’s, sandstone was quarried from at least two localities in the Pancake district for use as furnace lining at Eureka and Ely. The Pan Gold property was undoubtedly prospected during the late 1800’s, but there is no evidence of mining.

Mr. Lyle Campbell first prospected the northern end of the Pancake range in 1978, when he discovered gold mineralization in jasperoid outcroppings in the area presently referred to as North Pan. Mr. Campbell staked 147 unpatented mining claims over the area that includes the present-day North Pan portion of the property. Ownership of the claims was transferred to the Lyle Campbell Trust in 1986. Mr. Campbell passed away in 1998 and the Lyle Campbell Trust continues to manage the Pan Gold property. Since 1978, numerous claims have been added and dropped from the Pan Gold claim block; The Lyle Campbell Trust currently controls 98 unpatented mining claims, and the additional 146 claims staked by Castleworth (predecessor to Pan Nevada) in 2003 and 2004 will be deeded to the Lyle Campbell Trust, in accordance with the lease agreement between Castleworth and the Lyle Campbell Trust.

Several exploration/mining companies have explored, or participated in exploration joint ventures to explore, the Pan property since 1978 through lease agreements with Campbell or the Lyle Campbell Trust. These companies include Amselco, Hecla, Echo Bay, Alta Gold, Latitude, Degerstrom, and currently, Pan-Nevada.

Amselco

Amselco leased the Pan Gold claims from Campbell in 1978. The Lyle Campbell Trust reports that Amselco drilled 85 primarily shallow reverse circulation (RC) holes and conventional rotary holes between 1978 and 1985, although the current Pan-Nevada database contains records for only 79 drill holes. The majority of Amselco’s drilling was done in the North Pan Gold area, where several zones of gold mineralization were identified. Specifics regarding the termination of the Amselco-Lyle Campbell Trust lease agreement are unknown.

Hecla

Hecla drilled eight RC holes in the central portion of the Pan Gold property in 1986. While there are several references to these eight drill holes in the Lyle Campbell Trust files, data from only seven of the drill holes could be located for inclusion in the Pan-Nevada database. None of the drill holes intersected significant mineralization and Hecla dropped the lease.

Echo Bay

Echo Bay leased the Pan Gold claims from the Lyle Campbell Trust in 1987 and drilled 79 RC holes in 1987 and 29 RC holes in 1988. Echo Bay is credited with discovering gold mineralization at South Pan, about one and one- half miles south of North Pan, during this drill campaign. Echo Bay staked additional claims in the South Pan area as a result of the discovery. Echo Bay completed a preliminary metallurgical evaluation, including size fraction analyses, bottle roll tests, and column leach tests. Echo Bay also drilled five diamond core holes in North Pan in 1987 for metallurgical test work; these holes are not included in the database.

Alta Bay Venture

From mid-1988 to 1991, the Pan Gold property was explored by the Alta Bay Venture, an exploration joint venture between Alta Gold, the operator and Echo Bay. Alta Bay drilled 211 RC holes in the North, Middle, and South Pan areas, staked additional claims, conducted geologic mapping and geochemical sampling, and commissioned an induced polarization-resistivity geophysical survey.

Alta Bay initiated studies in support of developing the Pan Gold property, including an archeological survey of the area, continuing metallurgical test work, and preliminary internal reserve calculations and pit designs. The Lyle Campbell Trust reports that Alta Bay planned to begin mining of the Pan deposit upon completion of mining at Alta Gold’s Easy Junior property. The Alta Bay joint venture dissolved in mid-1991.

Alta Gold

After the dissolution of the Alta Bay joint venture, Alta Gold continued to lease the Pan Gold property from the Lyle Campbell Trust until the end of 1992. During this time, Alta Gold drilled ten RC holes as twins to preexisting RC holes and also drilled seven PQ-size (3.345 inch) core holes in the North and South Pan areas for metallurgical test work. None of these holes are in the Pan-Nevada database. Three of the core holes were abandoned at 50 feet or less due to loss of drill fluid circulation. Alta Gold terminated their lease before completing any metallurgical tests on the core and the Lyle Campbell Trust took ownership of the drill core. Alta Gold also passed the ownership of the claims staked by Echo Bay and Alta Bay to the Lyle Campbell Trust via quit-claim deed.

Latitude

Latitude leased the Pan Gold property from the Lyle Campbell Trust in 1999 and commissioned the construction of a digital database of the Pan Gold drill data and estimate of the mineral resources. Also in 1999, Latitude staked an additional 60 unpatented mining claims adjacent to the existing Pan Gold claim block.

From 1999 to 2001, Latitude explored the Pan Gold property as part of a joint venture with Degerstrom. Latitude and Degerstrom conducted geologic mapping and soil and outcrop sampling, drilled 49 RC holes and 5 rotary holes, and completed metallurgical test work on a portion of the PQ-core drilled in 1992 by Alta Gold. The majority of drilling done by Latitude and Degerstrom was concentrated on close-spaced delineation and infilling of previously identified mineralized zones, although they also identified new areas of mineralization in the Middle Pan area and west of the known North Pan mineralization (Syncline area). Latitude and Degerstrom ended their joint venture in mid-2001.

For a brief period in the second half of 2001, Latitude joint-ventured the Pan Gold lease with Metallica.  Metallica commissioned a thermal imagery and lineament study of satellite data of the Pan Gold area to help identify areas of hydrothermal alteration and prospective structural zones and intersections. The joint venture ended at the end of 2001, with only limited surface work completed. The Lyle Campbell Trust terminated the Pan Gold lease with Latitude in 2002 citing Latitude’s inability to meet the financial obligations as required by their lease agreement with the Lyle Campbell Trust. The claims staked and filed by Latitude were quit-claim deeded to the Lyle Campbell Trust, who continued to maintain the claims.

A summary of drilling completed at the Pan Gold property for which there is documentation is below.  Pan-Nevada drilling totals are also included for comparison.

Company	Year(s)	Number of Drill Holes	Footage	Drilled Drill Type
Amselco	1978 – 1985	79	20,249	RC / Rotary
Hecla	1986	7	1,415	RC
Echo Bay	1987-1988	108	21,050	RC
		51	825	Core(Met samples)
Alta Bay JV	1988 – 1991	211	66,795	RC / Rotary
Alta Gold	1991 - 1992	101	2,645	RC (Twin Holes)
	958	71		Core (Met Samples)
Latitude/Degerstrom JV	1999 – 2001	54	16,143	RC / Rotary
Pre-Pan-Nevada Subtotal	1978 – 2001	476	130,080
Pan-Nevada	2003-2004	85	27,325	RC
	2004	6	1,289	Core
Pan-Nevada Subtotal	2003 – 2004	91	28,614
Total	1978 – 2004	567	158,694

Regional Geology

The Pan Gold property is situated in the Pancake Mountains of east-central Nevada, in the Basin and Range physiographic province, which is typified by a series of northward-trending elongate mountain ranges separated by alluvial valleys. Rocks exposed in the region are dominated by thick sequences of folded Devonian to Pennsylvanian carbonate and clastic sedimentary rocks, with lesser occurrences of Tertiary volcanic rocks.

Sedimentation in eastern Nevada consisted of a build-up of shelf carbonate rocks prior to the late Devonian / early Mississippian Antler orogeny that resulted in the Antler highland, a north-northeast trending topographic high. Basins developed along the flanks of the Antler highland received accumulations of detritus that was shed from the highland to the west and east.

The Devil’s Gate Limestone is a shelf carbonate unit that was deposited prior to the Antler orogeny; the White Pine Group, which includes the Pilot Shale, Joana Limestone, and Chainman Shale, were deposited in the Antler foreland basin. Deposition of the Ely Limestone marked the end of the Antler orogenic event, when carbonate shelf deposition became dominant again. The regional folding and weak metamorphism of the Paleozoic strata is attributed to the late Triassic Sevier orogeny. Cenozoic volcanism in the region was dominated by calc-alkali tuffs that were deposited unconformably on the folded Paleozoic strata.

The following descriptions of the regional stratigraphic units, from oldest to youngest, are summarized from historical reports:

Devil’s Gate Limestone (Dd) – Late Devonian

The oldest rocks exposed in the northern Pancake range is the Devil’s Gate Limestone, which is typified by medium to massive beds that locally form bold outcrops in areas of moderate to high relief. The limestone is composed of fine- to coarse-grained limestone that weathers to medium- to light-gray platy fragments. The thickness of the Devil’s Gate Limestone ranges from about 1,000 feet to, locally, 2,500 feet. The limestone contains stromatolitic fossil horizons. The Devil’s Gate Limestone is the primary host to gold mineralization at South Pan.

White pine group – late Devonian to Mississippian

The White Pine Group includes the Pilot Shale, Joana Limestone, Chainman Shale, and Diamond Peak Formation.

Pilot Shale (MDp) – Late Devonian to Mississippian

The Pilot Shale consists of mainly of thin-bedded dolomitic siltstone, with interbeds of silty shale and lesser argillaceous, silty limestone and clayey shale; the unit weathers to platy, olivegray fragments. The thickness of the Pilot Shale ranges from 300 feet to 900 feet. Silicified and argillized Pilot Shale is the dominant host for gold mineralization at North Pan and is also host to other significant precious metal deposits in eastern Nevada; most notably, at some of the Alligator Ridge and Bald Mountain deposits.

Joana Limestone (Mj) – Mississippian

The Pilot Shale grades upward into the Joana Limestone, which is characterized by coarse grained, medium-gray limestone beds with interbeds of calcareous, poorly consolidated sandstone near its lower contact. Echinoderm, bryozoan, foraminifera, algae, and crinoid fossils are common. The Joana Limestone ranges in thickness from 90 feet to 500 feet. Jasperoids formed in Joana Limestone to the northeast of the South Pan resource have returned anomalous gold values from surface rock chip samples.

Chainman Shale (Mc) – Mississippian

The Chainman Shale is generally composed of dark-gray to black shale with interbeds of siltstone and silty shale, ranging in thickness from 1,000 feet to 2,000 feet. The Chainman Shale weathers readily, forms very subdued topography, and often hosts the development of local drainages. The Upper Joana Limestone and the lower Chainman Shale are the hosts for gold mineralization at the Easy Junior deposit, located several miles southeast of the Pan Gold property.

In the Pan Gold project area, the Chainman Shale is strongly oxidized and locally silicified near its contact with the underlying Joana Limestone, although drilling did not reveal anomalous gold in the subsurface at the contact.

Diamond Peak Formation (Md) – Mississippian

The Diamond Peak Formation consists of olive-gray siltstone, silty claystone, sandstone, conglomerate, and minor limestone. Field workers are able to distinguish this unit from the Pilot Shale and Chainman Shale by the occurrence of the conglomeratic horizons. The Diamond Peak Formation ranges from less than 1,000 feet to 3,700 feet, although in the Pancake range the thickness averages about 2,400 feet.

Ely Limestone (Pe) – Pennsylvanian

The Ely Limestone is the youngest Paleozoic unit exposed in the northern Pancake range. It consists of coarsely crystalline, medium-gray limestone with local interbeds of silty limestone that contains chert nodules. Thickness of the Ely Limestone ranges from 1,800 feet to nearly 3,000 feet.

Tertiary Volcanic Rocks

Tertiary volcanic rocks in the northern Pancake range include rhyodacite and quartz latite air fall tuff and welded tuff of the Pancake Summit Tuff (Oligocene) and Bates Mountain Tuff (Miocene).

Pan Gold Property Geology

The Pan Gold property is situated along a north–trending ridge in the northern Pancake range; all of the stratigraphy is exposed on, or proximal to, the property.

The Pan Gold project area is grossly divided into two structural zones by the north-trending Pan Nevada fault, which can be continuously recognized from several miles north of the project area through and beyond the southern boundary of the property. The Pan Nevada fault appears to be a primary control for gold mineralization. The fault itself often cannot be seen in the field, but it is easily recognized by the juxtaposition of younger sedimentary rocks to the east against older sedimentary rocks to the west (i.e., down to the east).

Stratigraphy exposed on the footwall (west side) of the Pan Nevada fault is Devil’s Gate Limestone or Pilot Shale; stratigraphy exposed on the hanging wall (east side) ranges from Devil’s Gate Limestone in the far southern portion of the property to Ely Limestone in the northern portion. All gold mineralization identified to date at the Pan Gold property is hosted in either the Devil’s Gate Limestone or Pilot Shale.

In general, stratigraphy dips westward from 10° to 30° on the west side of the Pan Nevada fault. Conversely, east of the Pan Nevada fault, the rocks dip steeply (locally, as much as 70°) to the northeastward, such that the stratigraphic section from the upper Devil’s Gate Limestone to the Ely Limestone is exposed over a distance of about two miles. This apparent rotation is due to the regional-scale folding of the Paleozoic sedimentary rocks. In the southern portion of the Pan Gold property, the Pan Nevada fault intersects and offsets a northwest-trending axial plane of a smaller-scale anticline.

Other structures, synthetic and subparallel to the Pan Nevada fault, occur to the west of the Pan Nevada fault; several of these faults appear to have focused gold mineralization. In addition, the area is also transected by a series of northeast-and east-trending faults that may also have controlled mineralization, with displacements ranging from a few feet to several hundred feet. In the northern portion of the property, these faults form a series of horsts and grabens.

Deposit Type

The type of gold mineralization and accompanying alteration present at the Pan Gold property appears to fall under the general classification of low-sulfidation epithermal-type deposits. The model for the Pan Gold deposit is similar to that for other carbonate or calcareous sediment-hosted epithermal gold deposits in Nevada. Controls on mineralization for this type of deposit include both structure and stratigraphy, where gold mineralization is generally distributed along normal, high-angle faults and laterally from these structures, subparallel to the stratigraphy. Structural intersections often form an important control for localizing mineralizing fluids. Alteration types typical to the deposit type include silicification, decalcification, oxidation, and argillization, all of which are present at the Pan Gold property.

Gold deposits of the same type in White Pine County include Alligator Ridge - Bald Mountain district deposits hosted by the Pilot Shale. Mineralization in the closed Easy Junior mine, located about 7 miles southeast of the Pan Gold  property, is hosted in the lower Chainman Shale / upper Joana Limestone contact.

Mineralization

The Pan Gold property is divided into three different areas, based on geography and mineral occurrence:

North, Middle, and South Pan. The North Pan area includes the Red Hill, Pilot Ridge, and Syncline areas, while Middle Pan includes the large West Middle Pan area that lies well to the west of the Pan Nevada fault. Although each area has its own unique structural and lithologic characteristics, the North, Middle, and South Pan areas were mineralized by the same hydrothermal event.

North Pan

The North Pan deposit has a strike length of nearly 4,000 feet, with gold mineralization contained in numerous, semi-continuous and discontinuous zones proximal to the projection of the Pan Nevada fault zone from the south. Gold mineralization occurs in jasperoid and silicified and argillized Pilot Shale where mineralized (+0.01 ounce gold per ton) thicknesses of several hundred feet are not uncommon on Pilot Ridge. Individual mineralized zones range in dimension from tens of feet to one zone that is nearly 2,000 feet long in the north-south direction and 200 feet wide in the east-west direction.

As demonstrated by the 2004 Pan-Nevada core drilling program, the mineralization at Pilot Ridge occurs within a zone of brecciation up to several hundred feet wide that lies immediately west of the Pan Nevada Fault. Within this broad zone of brecciation, gold occurs along northeast- and northwest-trending structural zones, while gold more commonly occurs along bedding planes in the lower Pilot Shale further to the west. Of note is the northwest-trending structural zone identified at Red Hill, west of Pilot Ridge, where numerous drill intercepts of +0.05 ounces gold per ton occur along a subvertical 100 foot wide zone of faulting and brecciation.

Only minor occurrences of gold have been found in the underlying Devil’s Gate Limestone at North Pan and no significant gold has been encountered east of the Pan Nevada fault zone.

Careful logging of the RC chips and core from the 2004 drilling programs has resulted in the recognition of additional details concerning the North Pan mineralization. Heine stated that the principal hosts of the North Pan gold mineralization are: (1) de-calcified and silicified (iron poor) Pilot Shale; (2) tectonic breccia composed of angular, silicified Pilot Shale fragments cemented and partially replaced by strong hematite, iron oxides, and silica; and (3) late-stage crosscutting stockworks containing massive iron oxides with drusy quartz coatings along vein walls.

The Pan-Nevada core drilling demonstrated that breccias, both fragment and matrix supported, are extremely common throughout Pilot Ridge and Red Hill. It was noted that crackle breccias and breccias composed of milled, rounded fragments were observed occasionally in the core, which suggested the possibility of hydrothermal brecciation.

Argillic alteration was noted in Pan-Nevada core holes 04-C1, C2, and C4. The argillic alteration occurs in the Pilot Shale and underlies the various silicic zones described above. Based on the limited core information, it is believed that the contact between the argillic and overlying silicic alteration zones is quite sharp, with the argillic alteration becoming increasingly closer to the surface in a northerly direction at Pilot Ridge.

Middle Pan Property

Middle Pan property is a sparsely drilled area that incorporates roughly 3,000 feet of north-south strike length of the Pan-Nevada fault between the North and South Pan area. Only minor, sporadic intervals of mineralization have been intersected in the Pilot Shale west of the Pan-Nevada fault in the main Middle Pan area. Several areas of gold mineralization have been identified in the West Middle Pan area, although none of them have been drilled sufficiently to determine their full extents. No gold resources have been defined to date at Middle Pan area.

South Pan-Nevada Property

Gold mineralization at South Pan-Nevada occurs within and adjacent to the Pan Nevada fault zone, between the fault zone and the axial plane of a northwest trending anticline, and along the Pilot Shale/Devil’s Gate Limestone contact. At South Pan, the Pan-Nevada fault is characterized by brecciated and silica flooded Devil’s Gate Limestone with distinct gray to black calcite veins; the fault/breccia/silicified zone ranges from a few tens of feet to locally, nearly 400 feet wide. Gold mineralization above 0.01 ounces gold per ton occurs continuously for up to 1,500 feet along strike, and up to 80 feet thick and 500 feet down the dip of the fault zone.

Gold mineralization also occurs along the steeply west-dipping limb of an anticline, between the hanging wall of the Pan-Nevada fault and the axial plane of the anticline. Both the Pilot Shale and Devil’s Gate Limestone are hosts to the mineralization, but the strongest gold mineralization occurs in a sliver of Pilot Shale caught up between the two structures. Mineralized zones above 0.01 ounce gold per ton up to 200 feet thick (true thickness) and 300 feet long in the up-dip direction are not uncommon. Mineralization abruptly ends where the axis of the anticline intersects the Pan Nevada fault zone, though another pod of gold mineralization occurs along the fault zone several hundred feet north of the intersection.

The contact between the Devil’s Gate Limestone and Pilot Shale on the east-dipping limb of the anticline is also a host to gold mineralization. Here, discreet lenses of +0.01 ounce gold per ton  mineralization occur within 100 feet above or below the contact. The thickness of individual mineralized zones range from a few feet to 40 feet (true thickness) and can extend up to 300 feet down-dip. The overall strike length of mineralization along the contact, composed of numerous individual mineralized zones, is about 1,500 feet.

Mineral Resources & Reserves

The following technical disclosure is based upon a technical report entitled “Pan Gold Project – Updated Technical Report – White Pine County, Nevada USA” which we refer to as the “Pan Technical Report” for the Pan Gold project dated January 15, 2005 which was prepared by Michael M. Gustin, R.P. Geo., of Mine Development Associates, a “qualified person” for the purposes of NI 43-101.

Mineral Resource Classification

Mineral resources for the Pan Gold project were classified based on the distance of the model blocks to the composite data.  All classified blocks required a minimum of two composites to receive an estimated gold grade and lie within the gold domain boundaries.  Measured resource blocks received an interpolated grade in the first estimation pass and lie within 40 feet of the nearest Pan-Nevada composite.  Indicated resource blocks consist of all other blocks assigned a grade by the first estimation.  Inferred resource blocks are those model blocks inside of the interpreted gold domain boundaries that were estimated by the second estimation pass.

Measured, Indicated and Inferred mineral resources for the Pan Gold project are shown in the tables below.  Measured resources are restricted to a short radius around Pan-Nevada composites due to the lack of documentation regarding the sampling, sample preparation, analytical procedures, and laboratory QA/QC practices of all previous operators.

The North and South Pan estimations were checked by comparing: (1) estimated block grades and drill hole assays on cross sections; (2) the inverse distance cubed and kriging estimates of North and South Pan, respectively, to nearest neighbor calculations; and (3) the grade distributions of the coded assays, composites, estimated block grades, and nearest neighbor grades.

Mineralization for Pan Gold Deposit

Measured and Indicated Resources

Au Cutoff (oz/ton)	North Pan			South Pan			Total Measured & Indicated
	Tons	Au Grade (oz/ton)	Au Ounces	Tons	Au Grade (oz/ton)	Au Ounces	Tons	Au Grade (oz/ton)	Au Ounces
0.010	12,212,000	0.018	222,200	6,749,000	0.021	139,200	18,961,000	0.019	361,400
0.015	6,437,000	0.024	154,000	4,529,000	0.025	112,500	10,966,000	0.024	266,500
0.020	3,528,000	0.030	105,700	2,842,000	0.030	84,100	6,370,000	0.030	189,800
0.030	1,165,000	0.043	49,800	1,040,000	0.040	41,800	2,204,000	0.042	91,600
0.040	549,000	0.053	29,000	415,000	0.050	20,700	964,000	0.052	49,700
0.050	295,000	0.060	17,700	153,000	0.061	9,300	448,000	0.060	27,100

Inferred Resources

Au Cutoff (oz/ton)	North Pan			South Pan			Total Inferred
	Tons	Au Grade (oz/ton)	Au Ounces	Tons	Au Grade (oz/ton)	Au Ounces	Tons	Au Grade (oz/ton)	Au Ounces
0.010	2,817,000	0.017	49,200	5,485,000	0.017	91,400	8,302,000	0.017	140,600
0.015	1,446,000	0.023	32,900	3,172,000	0.020	62,900	4,619,000	0.021	95,900
0.020	789,000	0.028	22,000	1,124,000	0.026	28,800	1,912,000	0.027	50,800
0.030	262,000	0.036	9,600	257,000	0.036	9,200	519,000	0.036	18,700
0.040	79,000	0.045	3,600	44,000	0.045	2,000	123,000	0.045	5,500
0.050	14,000	0.051	700	8,000	0.053	400	22,000	0.052	1,200

Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-101, commonly referred to as NI 43-101. The definitions given in NI 43-101 are adopted from those given by the Canadian Institute of Mining Metallurgy and Petroleum.

Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Mineral Resources:  The tables set forth above use the terms “Measured” mineral resources and “Indicated” mineral resources.  We advise U.S. investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them.  “Inferred” mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies.  U.S. investors are cautioned not to assume that any part or all of the inferred mineral resource exists or is economically or legally mineable.

Update on the Pan Gold Project

On September 26, 2006, Pan-Nevada announced the results of 61 reverse circulation holes drilled in the Black Stallion Zones of the Pan Gold project.  A total of 32 of these holes encountered potentially economic intercepts of gold mineralization.

On April 19, 2007 Midway began a Phase I exploration program to include about 120 holes (40,000 feet) of reverse circulation drilling designed to expand mineral resource.  By June 5, 2007 Midway had received and announced results of the first four holes drilled in the Pilot Ridge area.  The fourth hole (07-04) intersected 75 feet grading 0.060 ounce per standard ton gold and 60 feet grading 0.021 ounce per standard ton gold.  A nearby hole, 07-03, intersected 115 feet grading 0.023 ounce per standard ton gold to the west of 07-04, in the same stratigraphic horizon.  This new discovery in the Boulders target, north of Pilot Ridge opens up new growth potential to the north and northwest of the current Pilot Ridge mineral resource. The Boulders target is a large volcanic covered area north of the Pan resource and has no historic exploration drilling.  Midway has staked an additional 158 claims around the project, increasing the land holdings to over 13 square miles.  Multiple new targets are being tested by Midway.

EMPLOYEES AND CONSULTANTS

Midway’s employees and consultants are employed or retained on standard industry terms.

Midway, Doris Meyer and her wholly owned private British Columbia company, Golden Oak Corporate Services Ltd. entered into a contract on December 1, 2006 whereby Doris Meyer agreed to be Midway’s Chief Financial Officer and Corporate Secretary and Golden Oak provides bookkeeping, accounting, financial reporting, corporate and regulatory compliance services to Midway.  The contract is renewable and may be cancelled on 90 days written notice by either party.

Alan Branham’s employment contract is discussed in “Executive Compensation and Corporate Governance” beginning on page 66 of this prospectus.

COMPETITION

The mining industry is intensely competitive. Significant competition exists for the acquisition of properties producing or capable of producing gold or other metals. Midway may be at a competitive disadvantage in acquiring additional mining properties because it must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than Midway. Midway may also encounter increasing competition from other mining companies in its efforts to hire experienced mining professionals. Competition for exploration resources at all levels is currently very intense. Increased competition could adversely affect Midway’s ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

DESCRIPTION OF PROPERTY

Midway is an exploration stage company engaged in the acquisition, exploration, and development of gold and silver mineral properties in North America. It is our objective to identify mineral prospects of merit, conduct preliminary exploration work, and if results are positive, conduct advanced exploration and development work. Our mineral properties are all located in Nevada. The Midway and Spring Valley gold properties are advanced stage projects and have developing gold resources and the Thunder Mountain project is an earlier stage gold and silver exploration project.  On April 13, 2007, we completed the acquisition of Pan-Nevada Gold Corporation thereby acquiring their advanced stage Pan gold project and the Monte, Afghan and Jessup earlier stage gold exploration projects.

For more information regarding Midway’s properties see “Description of the Business – Properties” on page 26 of this prospectus.

LEGAL PROCEEDINGS

Neither we nor any of our property is currently subject to any material legal proceedings or other regulatory proceedings.

In May 2006 Midway purchased additional property from Seymork Investments Ltd. for US$200,000 to expand the Spring Valley project in Nevada (the “Disputed Area”). The Disputed Area represents about 4% of the surface area of the Spring Valley project.  In 1997, as a part of a loan arrangement, Emma Wagner transferred title of the Disputed Area to Seymork.  Seymork alleges it was a sale, Wagner alleges it was collateral for a loan.  In 1998, the parties entered into another loan arrangement whereby this time Wagner lent Seymork funds, using title to the Disputed Area as security for the loan.  Subsequently, Wagner assigned the rights to the loan to a group represented by Wallace D. Stephens (collectively “Stephens”).   The loan was not repaid and, in March 2006, Stephens sought to foreclose its interest against Seymork. In June 2006, Wagner brought a cross claim in the lawsuit against Seymork alleging that Wagner was the rightful owner of the Disputed Area.  Midway joined the lawsuit in order to protect our interests in the Disputed Area.  If the court determines that Wagner was the rightful owner of the property then Midway will lose title to the Disputed Area it purchased from Seymork and will write off the purchase price.

We believe that we have a credible basis for maintaining our title to the Disputed Area, and we have requested access to the documents supporting Wagner's position.  The outcome of this matter is not determinable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is quoted on the TSX.V under the symbol “MDW”. The following table sets out the market price range of Midway’s common stock on the TSX.V for the periods indicated.

Period	High $	Low $
2007

Second Quarter	3.480	2.570
First Quarter	3.450	2.650

2006
First Quarter	2.600	1.580
Second Quarter	3.170	1.770
Third Quarter	3.740	2.210
Fourth Quarter	3.590	2.400

2005
First Quarter	1.490	0.800
Second Quarter	1.550	0.740
Third Quarter	1.930	1.080
Fourth Quarter	1.800	1.190

The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

As of July 24, 2007, the closing bid quotation for our common stock was $2.89 per share as quoted by the TSX.V.

As of July 24, 2007, we had 46,221,381 shares of common stock issued and outstanding, held by 297 registered shareholders.

DIVIDEND POLICY

The declaration of dividends on our common shares is within the discretion of our board of directors and will depend upon the assessment of, among other factors, results of operations, capital requirements and the operating and financial condition of Midway. The Board has never declared a dividend on the common shares. At the present time, we anticipate that all available funds will be invested to finance the growth of our business.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information related to our equity compensation plans as of July 24, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights Cdn$ (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation
Plans approved by
Security Holders	2,911,000	$1.84	1,711,138

Equity Compensation
Plans not approved by
Security Holders	Nil	$Nil	Nil

Total	2,911,000	$1.84	1,711,138

SELECTED FINANCIAL DATA

The selected financial data of Midway for the years ended December 31, 2006, 2005 and 2004, the three months ended March 31, 2007 and 2006 and Pan-Nevada for the fiscal years ended April 30, 2006 and 2005, and the nine-month period ended January 31, 2007, reflected in the following table, have been derived from the audited consolidated financial statements of Midway and Pan-Nevada and the interim unaudited financial statements for Midway and Pan-Nevada, which are included elsewhere in this prospectus.  The consolidated financial statements of Midway have been prepared in accordance with United States Generally Accepted Accounting Principles (GAAP), the application of which, in the case of Midway, conforms in all material respects for the periods presented with Canadian GAAP.

The selected financial data should be read in conjunction with the consolidated financial statements and other financial information included elsewhere in this prospectus.

Midway has not declared any dividends on its common shares since incorporation and does not anticipate that it will do so in the foreseeable future.  The present policy of Midway is to retain future earnings for use in its operations and the expansion of its business.

Selected Financial Data

(Canadian $ in 000s, except per share data)

	Midway Gold Corp.					Pan-Nevada Gold Corporation
	Three Months Ended March 31		Year Ended December 31			Year Ended April 30		Nine Months Ended January 31
	2007	2006	2006	2005	2004	2006	2005	2007	2006
Statement Of Operations And Deficit
Operating Revenues	nil	nil	nil	nil	nil	nil	nil	nil	nil

Interest Income	77	18	197	42	9	6	3	19	1

Net Loss for the Period
Canadian GAAP	1,385	1,424	7,241	4,403	2,995	464	1,024	505	352
U.S. GAAP	1,385	1,424	7,241	4,403	2,995	1,385	1,268	2,145	1,017

Basic & Diluted Loss per common share
Canadian GAAP	0.04	0.05	0.23	0.18	0.16	0.02	0.07	0.02	0.02
U.S. GAAP	0.04	0.05	0.23	0.18	0.16	0.07	0.08	0.09	0.05

Dividends Declared	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Balance Sheet
Total Assets, U.S.GAAP	15,654	9,308	16,695	8,143	5,950	3,192	1,573	5,265	3,242

Working Capital (deficit), U.S. GAAP	6,951	2,090	8,127	1,094	357	551	(110)	766	987

Mineral Properties
Canadian GAAP	7,679	6,689	7,679	6,601	6,031	2,502	1,523	4,370	2,187
U.S. GAAP	7,679	6,689	7,679	6,601	6,031	170	111	397	111
Net Assets
Canadian GAAP	15,226	8,517	16,088	7,164	5,593	3,105	1,458	5,188	3,217
U.S. GAAP	15,226	8,517	16,088	7,164	5,593	773	47	1,215	1,140

Shareholders’ Equity
Canadian GAAP	15,226	8,517	16,088	7,164	5,593	3,105	1,458	5,188	3,217
U.S. GAAP	15,226	8,517	16,088	7,164	5,593	773	47	1,215	1,140

Weighted Average Number of Shares Outstanding 000’s	36,999	28,051	32,000	24,064	19,037	19,320	15,579	24,678	18,805

In this prospectus, unless otherwise specified, all dollar amounts are expressed in Canadian Dollars.  The Government of Canada permits a floating exchange rate to determine the value of the Canadian Dollar against the U.S. Dollar (US$).

MIDWAY SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma consolidated financial information for Midway is based on the assumptions described in the respective notes to the Midway unaudited pro forma consolidated financial statements as at December 31, 2006, attached to this prospectus.  These pro forma consolidated financial statements have been prepared based on the assumption, among other things, that the acquisition of Pan-Nevada had occurred on December 31, 2006.  The unaudited pro forma consolidated financial statements are not necessarily indicative of Midway’s consolidated financial position and results from operations if the events reflected therein had been in effect on December 31, 2006, nor do they purport to project Midway’s consolidated financial position or results from operations for any future periods.

The pro forma consolidated financial statements are based on certain assumptions and adjustments, including the non-recurring expenditures related to the Arrangement.  The selected unaudited pro forma consolidated financial information given below should be read in conjunction with the description of the Arrangement contained in this prospectus, the unaudited pro forma consolidated financial statements contained in this prospectus and the audited and unaudited financial statements of Pan-Nevada and Midway incorporated by reference into this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors and Uncertainties” and elsewhere in this prospectus.

This discussion and analysis should be read in conjunction with the accompanying Consolidated Financial Statements and related notes. The discussion and analysis of the financial condition and results of operations are based upon the consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Midway to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis Midway reviews its estimates and assumptions. The estimates were based on historical experience and other assumptions that Midway believes to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but Midway does not believe such differences will materially affect our financial position or results of operations. Critical accounting policies, the policies Midway believes are most important to the presentation of its financial statements and require the most difficult, subjective and complex judgments, are outlined below in “Critical Accounting Policies,” and have not changed significantly.

In addition, statements contained in this prospectus that are not historical facts are forward-looking statements (within the meaning of the Canadian securities legislation and the U.S. Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties.  Forward-looking statements include, but are not limited to, statements with respect to the future price of metals; the estimation of mineral reserves and resources, the realization of mineral reserve estimates; the timing and amount of estimated future production, costs of production, and capital expenditures; costs and timing of the development of new deposits; success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims, limitations on insurance coverage and the timing and possible outcome of pending litigation.  In certain cases, forward-looking statements can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”.  Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Pan-Nevada or Midway, post-Arrangement, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such risks and other factors include, among others, risks related to the integration of acquisitions; risks related to operations; risks related to joint venture operations; actual results of current exploration activities; actual results of current reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities, as well as those factors discussed in the sections entitled “Risk Factors and Uncertainties” in this prospectus.  Although Midway has attempted to identify important factors that could affect Midway and may cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements.  The forward-looking statements in this prospectus speak only as of the date hereof.  Midway does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

OVERVIEW

Midway is focused on the creation of value for shareholders by exploring and developing high-grade, quality precious metal resources in stable mining areas.  In the year ended December 31, 2006 and the first quarter ended March 31, 2007 our exploration programs were conducted on our 100% owned Midway and Spring Valley gold and silver mineral properties located in Nevada, USA. On December 12, 2006 we signed a letter of intent agreement to acquire all of the shares of Pan-Nevada Gold Corporation (Pan-Nevada) for shares of Midway.  On April 13, 2007 we completed the acquisition of Pan-Nevada and acquired their gold and silver mineral properties located in Nevada. Our projects now are actively exploring and developing gold resources on three of the major gold trends in Nevada. The acquisition of Pan-Nevada doubled our gold mineralization inventory with the addition of the gold resources on the Pan project.

Midway accomplished the following in 2006:

•

We drilled 88 of 90 holes (66,616 feet) outside the current defined resource at Spring Valley and increased the size of the deposit area from 0.6 miles by 0.3 miles to a depth of 984 feet to 0.6 miles by 0.6 miles to a depth of 1,400 feet.

•

We discovered placer gold in over 100 of the Spring Valley drill holes.  The overburden gravels in several Spring Valley bedrock gold deposits contain significant placer gold.  The early processing of these gravels to recover the coarse gold should decrease the mining costs.

•

A new gold zone was discovered by drilling a soil gold anomaly in the Limerick Basin area, 1.9 miles west of the main Spring Valley resource. Narrow but high-grade gold was noted 20 to 45 feet beneath the surface in a rhyolite sill.

•

We drilled 56 holes (26,450 feet) at the Midway project expanding the mineralized zone 900 feet to the east-southeast and delineated the new Dauntless discovery.

•

We negotiated the acquisition of Pan-Nevada completed  in April 2007 doubling our  current mineral resource inventory with exploration projects in Nevada’s Cortez, Round Mountain, and Humboldt gold trends

•

Barrick Gold Corp. (“Barrick”) purchased 1 million units of a private placement bringing Barrick’s equity ownership to 3,000,000 shares.

Highlights for the first quarter of 2007 and to May 31, 2007:

•

90,000 foot drill program underway at Spring Valley using four drill rigs.  We  have completed 9,800 feet at the West Diatreme and Valley Breccia zones

•

40,000 foot drill program underway at the Pan deposit designed to expand the 2005 near surface oxide resource and test for new higher grade targets on the project.

•

At the Midway project an underground exploration decline into the Discovery and Dauntless zones is being designed and permitted.  Hydrologic, metallurgical and waste rock testing is being conducted.

•

$4,657,500 proceeds from the exercise of 1,725,000 common share purchase warrants received in May, 2007.  Barrick Gold Corporation exercised all of its 1 million warrants thereby investing a further $2.7 million in Midway to bring its total purchases of common shares in Midway to 4 million.

Spring Valley Property, Pershing County, Nevada

In 2006 we completed 66,616 feet of drilling in 90 holes with 88 of the holes drilled outside the defined resource expanding it to the north (North Hill and Porphyry deposits) and the West (West Diatreme and Valley Breccia deposits). The 2006 exploration program was designed to step out from the current resource around the edge of the diatreme to expand the known resource as well as testing for a much larger porphyry gold target at deeper levels.   At the time of the AMEC resource estimation the deposit covered a mineralized zone of 0.6 miles long by 0.3 miles wide that was continuous to a depth of 984 feet. Exploration in 2006 has expanded the gold zones to an area of almost 1 mile long by 0.6 miles wide that is continuous mineralized to a depth of 1,400 feet.  The mineral resources have not yet been re-estimated to include the results of the 2006 drilling.  Additional project work included a 3000 soil sample grid survey, detailed stream sediment sampling, gravity and SP geophysical surveys, mapping and rock chip sampling of 17 square miles of claim holdings all directed towards expanding the potential size of this growing resource.

Exploration to date has identified distinct gold zones at Spring Valley:  the North Hill, West Diatreme, Porphyry, Pond, Sill, Valley Breccia and Limerick Hagen zones.  Surface exploration programs in 2006 have identified more than 12 new targets for follow up work in 2007.

In 2006 all except two deep core test holes were drilled outside the reported resource.  Most of the drilling focused around Spring Valley diatreme.  Of the 88 holes drilled outside the current resource, 57 encountered new gold.  The two new gold discovery zones are in the West Diatreme and North Hill area. In the West Diatreme area, 8 of 9 exploration holes in a 400 foot by 400 foot grid, encountered gold approximately 1,500 to 2,500 feet west of the current resource.  In the North Hill area, 14 of 18 exploration holes drilled on a 200 by 400 foot grid encountered gold north and northeast of the known resource.

We drilled 20 holes in the Limerick Basin, located 1.8 miles west of Spring Valley.  Narrow but high-grade gold was intercepted in several of the Limerick Basin with the highest intercept of 5 feet averaging 1.98 ounces per ton gold. Results from the Limerick Basin tests are especially encouraging since this represents a geologically similar zone to the high-grade Sill zone in which gold is present as quartz-tourmaline stock work veins hosted in rhyolite porphyry sill. The Limerick Hagen zone starts at the surface, varies from 40 to 150 feet thickness, and dips to the southwest. The zone was identified by soil and rock chip anomalies. The zone is open in all directions. A permit for an additional 30 holes has been submitted to the Bureau of Land Management for additional exploration in the second and third quarters of 2007.

The West Diatreme zone continues to expand. Gold occurs along the edges of porphyry dikes and sills, within high-angle faults, and along volcanic contacts along the west edge of the Spring Valley diatreme. The intrusive rocks occur along a splay of the Black Ridge Fault that controls a portion of the Rochester silver-gold deposit, three kilometers to the south. Native gold is associated with stock works and quartz veins. The current West Diatreme zone is 700 feet wide by 1,000 feet long. Of the 17 holes drilled in the area 14 of them encountered gold, defining the zone, which is open to the northwest, southwest and at depth.

Drilling on the North Hill and Porphyry area continues to identify new high-grade gold intercepts that are open to the north and northwest. Additional drilling will be necessary to delineate the orientation and extent of these zones. Gold is hosted in rhyolite porphyries.

As at May 28, 2007 there are four drills working at the Spring Valley Project, three reverse circulation and one diamond drill core rig.  Midway is currently drilling Spring Valley’s Pond, Valley Breccia, American Canyon, and North Hill areas. The drill rigs are attempting to expand the known gold resource at depth and along strike around the 3,500 foot wide Spring Valley diatreme and test the continuity of the recent discoveries on the project. The American Canyon drilling will test a new target approximately two miles south of the Spring Valley diatreme. This new target lies at the upper drainage to the American Canyon placer deposits where mapping and sampling had identified a gravel covered area which could potentially be the source of the gold bearing placer gravels. Midway controls the American Canyon target by claims, staked by the Company.  Over 90,000 feet of drilling is planned at Spring Valley, 60% which will be targeted towards conversion of recent discoveries to resource and 40% towards stepping out into new areas and testing new gold targets identified in the fall of 2006.

On June 6, 2007 we announced that the Bureau of Land Management issued final approval for the Spring Valley Project Plan of Operations (the “Plan”).  The Plan allows us to drill up to 600 holes in a 2.5 square mile area.  The Plan allows for substantial key expansion of our exploration into significant untested portions of the Spring Valley diatreme and adjacent targets. We’re currently planning for over 100 drill holes, in 2007, to attempt to expand the current gold resource and to test up to a dozen new gold targets on the existing 17 square mile property.  The Company has added a fifth drill which will test the Limerick Basin target area.

Midway Property, Nye County, Nevada

In 2006 the Company drilled 26,450 feet in 56 reverse circulation and core holes. The program tested six gold zones and gold was intersected in all six zones.  In this phase, the Dauntless zone was extended 650 feet along strike.  The zone appears to vary from 23 to 66 feet in true width and is composed of two to three distinct southwest dipping sub-parallel zones. The veins vary in grade from .029 to 1.16 ounces per ton gold starting within 165 feet of the surface and are open along strike to the north and south.  The Enterprise and Cross zones have each been tested by at least five drill holes that have encountered veins with grades up to 0.61 to 0.87 ounces per ton gold. Limited gold was also encountered in the Hornet and Nautilus and the 121 South zones.

Following drilling we developed three-dimensional vein models of the Midway high-grade gold zones.  Twelve veins were identified in the Discovery and Dauntless zones.  Drill testing of these zones has been adequate to design an underground exploration bulk sample test. An additional 58 high-grade (>0.01 ounces of gold per ton) veins have been identified in the project, by drilling but are not fully explored.

During the third quarter of 2006 we hired a mining engineer from the Colorado School of Mines to develop plans for an underground exploration decline that could then be used to bulk sample the Discovery and Dauntless gold zones that will allow metallurgical testing and allow better access to the exploration of the very high-grade gold zones encountered at Midway.

In December 2006 we were drilling and installing a series of 14 monitor wells to study the dewatering costs for the underground decline when four of the holes encountered gold. The best intercept was an extension of the Dauntless zone with 10 feet of 0.31 ounces of gold per ton.  The vein is estimated to be four feet true width and is approximately 130 feet south of the Dauntless zone.  These tests indicate that gold persists in vein zones peripheral to the Discovery zone.  The hydrology holes will determine water characterization for planning and permitting of an underground exploration decline into the Discovery and Dauntless deposits.

In 2007, we plan to complete the design and permitting of the underground exploration decline and take and process a bulk sample from three of the veins in Discovery and Dauntless vein area.  This exploration bulk sample will be taken from oxidized high-grade veins that vary in grade from 0.3 to 1.2 ounces of gold per ton.  This decline can then be used as a mining and exploration resource conversion platform for future expansions at Midway.

The first step of the permitting process will be to drill four hundred foot water wells in the Discovery area and conduct an extensive pump test to define the water flow demands for the underground working design and for permitting purposes. A 20 hole drill program will be conducted for stope design, mine access, and ventilation engineering purposes as well as waste rock permit sites.  This drilling is planned to begin in the second quarter of 2007.

In 2007 we have completed a 425 foot dewatering well at the Midway project.  A 24 and 72 hour pump test is in progress to determine dewatering needs for an underground exploration decline. The dewatering test is important for permitting the exploration decline.

Thunder Mountain Project, Nye County, Nevada

The Thunder Mountain project is an epithermal silver-gold property, six miles south of the Midway project.  Anomalous silver (up to 20 ounces of silver per ton) and low level gold is noted in rock chips collected from rhyolite plugs and flow domes.  The property is approximately 5.5 square miles and has had some limited drilling with narrow intercepts of up to 15 feet of 0.8 ounces of gold per ton (true width) of gold in quartz adularia veins in altered rhyolite. The Thunder Mountain project is held 100% by claims with no royalty burdens. High-grade gold and silver targets are adjacent to rhyolite flow domes and faults. The fault orientations are similar to zones noted at the Midway project.

A soil gas survey was conducted over a gravel covered area where a previous operator had intersected 35 feet of 0.735 ounces of gold per ton (15 feet true thickness) at a depth of 115 feet.  This survey identified a low-level soil gas anomaly above the gold intercept and extended the anomaly to the northwest.  Compilation, targeting, and permitting of additional exploration drill sites are in progress.

We plan an initial five hole evaluation drill program in 2007.

Pan-Nevada Gold Corporation (Pan-Nevada) acquisition

The Plan of Arrangement, between Midway and Pan-Nevada took effect on April 13, 2007 so that Pan-Nevada became our wholly owned subsidiary.

On April 13, 2007 we issued 7,764,109 common shares of Midway to Pan-Nevada shareholders on the basis of one Midway share for every 3.5714 Pan-Nevada shares held. Midway issued 870,323 common share purchase warrants and 308,000 stock options under the Arrangement to Pan-Nevada stock option and share purchase warrant holders adjusted to reflect the same 3.5714 exchange ratio as the common shares.

We doubled our current mineral resource holdings with this acquisition.  Pan-Nevada’s Pan Gold project reported an independently prepared Canadian NI43-101 compliant mineral measured and indicated resource of 15,875,000 tons grading 0.019 ounces of gold per ton containing over 300,000 ounces and an inferred resource of 8,302,000 tons grading 0.017 ounces of gold per ton containing over 140,000 ounces of gold.  (See PROPERTIES –

Pan Gold project).  A new resource update is currently underway, which will report on over 200 holes drilled since February, 2005 and which is expected to enlarge this resource further.  This is a shallow oxide gold resource, in a Carlin-type gold deposit setting, that is open for further expansion.

Almost immediately after acquiring the Pan Gold project, we began drilling. By May 15, 2007, five holes were completed north of the northern most Pilot Ridge resource area. This sediment hosted gold system is over two miles long and is open to the north and northwest, beneath Tertiary post mineral volcanic tuff. The Company has an initial Phase 1 test of 5,000 feet that it hopes to complete by the end of the second quarter. The Phase I program began by testing step-out along strike from the existing resources. A Phase II program of 120 holes (35,000 feet) is currently being planned which will focus on resource expansion and conceptual step-outs (>1000 feet) that target new discoveries.  The Phase II drilling will likely begin in late-June 2007 with two reverse circulation drill rigs. Mineralization at the Pan project starts at the surface and is currently open along strike and has been drilled to 500 foot depths.  The Pan deposits are all oxidized (simple metallurgy) and form disseminated Carlin style gold deposits in silty limestone and shale. The Pan project is located on the south end of the prolific Battle Mountain-Eureka gold trend in north central Nevada.

The Company has not confirmed its exploration plans for all the Pan-Nevada projects, but is certain that in 2007 the new resource estimation for the Pan project will be complete.

Imperial units of measure have been used in this MD&A.  To convert Imperial measurements to Metric equivalents divide by:

Short tons to tonnes	1.10231
Ounces (troy) to kilograms	32.150
Ounces (troy) to grams	0.03215
Ounces (troy) / short ton to grams/tonne	0.02917
Acres to hectares	2.47105
Miles to kilometres	0.62137
Feet to meters	3.28084

Our goals for 2007:

Spring Valley project

•

in-fill drilling to define high-grade zones and identify geologic controls on gold mineralization

•

step-out drilling to increase drill hole density to 100 to 200 foot centers within and on the edges of known mineralization

•

drilling for discoveries in new targets identified at Spring Valley

•

update mineral resource by end of year

Midway project

•

complete studies to plan underground decline for bulk test and to continue exploration from an underground base

•

contingent on the studies confirming the feasibility of constructing an underground decline to complete the cost estimates and obtain permits by end of year

Thunder Mountain project

•

drill test identified targets to determine if a next phase of exploration is warranted

Pan project

•

complete updated NI43-101 compliant mineral resource estimate

•

drill test two key areas with five drill holes to determine next

•

an initial 40,000 foot program is planned

OPERATIONS DURING THE YEAR ENDED DECEMBER 31, 2006

The net loss for the year ended December 31, 2006 was $7,241,228 (2005 - $4,402,715).

Other significant differences in costs between the years are as follows:

Exploration expenses in the year ended December 31, 2006 were $6,432,052 (2005 - $3,791,850).  The details of the expenses may be found in schedule 1 to the consolidated financial statements for each year.  In the current year a total of $1,991,058 was spent at the Midway project, $4,362,326 at the Spring Valley project and $78,668 on investigation of properties not retained.  This compares the 2005 expenditures of $724,700 at the Midway project, $2,538,437 at the Spring Valley project and $528,713 on investigation of properties not retained.  Exploration levels are determined by the success of previous exploration programs on each project and available cash to fund additional programs.  Results of the current year exploration program are discussed above under each property.  Engineering and consulting fees for 2006 include the non-cash estimated fair value of stock based compensation for stock options granted to consultants in the year of $364,088 (2005 - $102,917).

Investor relations increased in fiscal year 2006 due to our increased attendance at various investor shows in 2006 and a focus on increasing the market’s awareness of Midway.  During the fiscal 2006 year, we engaged various companies to provide research analysis and investor related services.

Our President’s salary increased from US$10,000 per month to US$12,500 per month effective February 1, 2006.  In 2006, we also engaged the services of three part-time personnel to assist the President in the Montana office. Cash salaries totaled $234,407 and the estimated fair value of stock based compensation for stock options granted to employees, directors and officers in the year were $628,312 (2005 - $nil).

Increases in interest income in the current year are a result of the increased interest rates and higher levels of cash on deposit.

OPERATIONS DURING THE THREE MONTHS ENDED MARCH 31, 2007

The net loss for the three months ended March 31, 2007 was $1,385,026 (2006 –$1,423,881).

Other significant differences in costs between the three month periods are as follows:

Exploration expenses in the three months ended March 31, 2007 were $987,010 (2006 - $1,562,551).  The details of the expenses in each period may be found in the schedule to the unaudited consolidated interim financial statements.  In the current period a total of $276,102 was spent at the Midway project, $661,119 at the Spring Valley project and $49,789 on investigation of properties.  This compares to the 2006 expenditures of $924,482 at the Midway project, $579,749 at the Spring Valley project and $58,320 on investigation of properties.  Exploration levels are determined by the success of previous exploration programs on each project and available cash to fund additional programs.  Results of the current period exploration programs are discussed above under each property.  Salaries and labour include the non-cash estimated fair value of stock based compensation for stock options granted to employees in the period of $nil (2006 - $203,880). In the 2007 first quarter we hired 8 of the technical personnel who had been acting as consultants as full time employees.

Investor relations increased in the first quarter 2007 due to our attendance at various investor shows in the first three months of 2007 and a focus on increasing the market’s awareness of Midway.  During the fiscal 2006 year, we engaged various companies to provide research analysis and investor related services.

Salary payments are to the President and administrative staff based in Helena, Montana.  Cash salaries totaled $79,199 and the estimated fair value of stock based compensation for stock options granted to employees, directors and officers in the period were $177,260.

Increases in interest income in the current period are a result of the increased interest rates and higher levels of cash on deposit.

LIQUIDITY AND CAPITAL RESOURCES FOR THE YEAR ENDED DECEMBER 31, 2006

We began the 2006 year with cash on hand of $1,280,982.  During the 2006 fiscal year we expended $6,678,661 on operations, invested a total of $1,118,670 in mineral property and equipment and raised $15,085,188 from the issue of shares for cash to end the year with cash on hand of $8,568,839.

Working capital at December 31, 2006 was $8,126,648 compared to $1,093,824 at December 31, 2005.

Midway closed a private placement in May 2006 of 3,725,000 units at $1.80 per unit for proceeds of $6,705,000.  In November 2006 we completed a second non-brokered private placement of 2,000,000 units at $2.50 per units for gross proceeds of $5,000,000.  Each unit comprised one common share and one-half non-transferable common share purchase warrant.  Each whole warrant will entitle the holder to acquire one additional common share for one year from closing.

In the fiscal 2006 year we issued a total of 306,000 common shares pursuant to the exercise of stock options for cash proceeds of $214,200 and 3,227,000 common shares pursuant to the issue of common share purchase warrants for cash proceeds of $3,414,500.

LIQUIDITY AND CAPITAL RESOURCES FOR THE THREE MONTHS ENDED MARCH 31, 2007

We began the 2007 year with cash on hand of $8,568,839.  During the first quarter 2007 we expended $1,716,006 on operations, invested a total of $324,761 in mineral property and equipment and raised $345,350 from the issue of shares for cash to end at March 31, 2007 with cash on hand of $6,873,422.

Working capital at March 31, 2007 was $6,951,204 compared to $8,126,648 at December 31, 2006.

We have no revenues from operations, and should we wish to accelerate our exploration and development programs or acquire additional mineral exploration projects and fund exploration programs on those newly acquired projects, we may raise additional equity financing to fund the increase.

In the first quarter of 2007, we issued a total of 200,000 common shares pursuant to the exercise of stock options for cash proceeds of $311,600 and 12,500 common shares pursuant to the exercise of common share purchase warrants for cash proceeds of $33,750.

From April 1, 2007 to May 16, 2007 we issued 1,805,558 common shares pursuant to the exercise of share purchase warrants priced at $2.70 for proceeds of $4,802,791.  The remaining 137,500 share purchase warrants expired unexercised.

As of May 28, 2007, there are 1,777,265 share purchase warrants outstanding at prices ranging from $1.43 to $3.00 and 2,991,500 stock options at prices ranging from $0.80 to $3.20.  If all the warrants and options were exercised the proceeds to us would be approximately $9.7 million. While it is probable that some of these warrants and options will be exercised, it is not possible to predict the timing or the amount of funds which might be received.

PLAN OF OPERATIONS

Midway has historically relied on issues of equity financing to fund its operations.  A forecast of the twelve months ending July 31, 2008 follows.  It can be seen that, Midway will need to curtail its activities in the second half of 2007 or raise additional capital to fund its planned programs and future programs to advance its projects.  Midway will need to raise at least $10 million to comfortably complete is programs and begin the next phases of exploration on each project but will likely raise more to completely fund the next phase of work identified on each project after the current phase of exploration is complete.  It is not possible at this date to predict with any accuracy what Midway’s cash needs will be.  If exploration costs are the only thing being funded Midway will likely raise all of its cash from an equity financing.  If development capital is being raised then it may be a combination of equity financing and debt financing.

Note	USD denominated expenditures translated to CDN at the rate of 1.0372

Working capital, March 31, 2007			$6,951,204
Acquisition of Pan-Nevada Gold Corporation	a		541,721
Share purchase warrant exercises	b		5,596,428
Stock option exercises	c		88,999
Adjusted available working capital			13,178,352
Item 13. Other expenses of issuance and distribution	d		-77,728
General and administrative expenses – sixteen months	e		-2,266,667
Current phase exploration program Midway project	f	-2,500,000	-2,593,000
Property acquisition payments Midway project	g	-250,000	-259,300
Current phase exploration program Spring Valley project	h	-3,600,000	-3,733,920
Property acquisition payments Spring Valley project	i	-3,211,000	-3,330,449
Current phase exploration program Pan project	j	-700,000	-726,040
Current phase exploration other projects	k	-745,000	-772,714
Forecast working capital deficit in twelve months			$ (581,466)

a)

Pan-Nevada Gold Corporation was acquired on April 16, 2007 with a cash balance of $541,721

b)

Midway issued 2,236,322 shares pursuant to the exercise of share purchase warrants from April 1, 2007 to July 24, 2007

c)

Midway issued 80,500 shares pursuant to the exercise of stock options from April 1, 2007 to July 24, 2007

d)

Item 13 – Other expenses of Issuance and Distribution

e)

General and administrative expenses are estimated for the sixteen month period from April 1, 2007 to July 31, 2008 based on the expenses incurred in fiscal year 2006, the first quarter of fiscal year 2007 and increased by 20% to allow for increased staffing and activity

f)

Current phase exploration program Midway project as described in Description of the Business, Properties Midway project

g)

Property acquisition payments Midway project as described in Note 4 to the Consolidated Interim Financial Statements for the three months ended March 31, 2007

h)

Current phase exploration program Spring Valley project as described in Description of the Business, Properties Spring Valley project

i)

Property acquisition payments Spring Valley project as described in Note 4 to the Consolidated Interim Financial Statements for the three months ended March 31, 2007

j)

Current phase exploration program Pan  project as described in Description of the Business, Properties Pan project

k)

Cumulative current phase exploration programs and options payments for the Thunder Mtn., Afgan, Monte, KDK, Jessup and Maggie Creek projects.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off balance sheet arrangements.

INFLATION

We do not believe that inflation has had a significant impact on our consolidated results of operations or financial condition.

CRITICAL ACCOUNTING POLICIES

Critical accounting estimates used in the preparation of the financial statements include our estimate of recoverable value on our property, plant and equipment, site reclamation and rehabilitation as well as the value assigned to stock-based compensation expense. These estimates involve considerable judgment and are, or could be, affected by significant factors that are out of our control.

The factors affecting stock-based compensation include estimates of when stock options might be exercised and the stock price volatility. The timing for exercise of options is out of our control and will depend, among other things, upon a variety of factors including the market value of Midway shares and financial objectives of the holders of the options. We used historical data to determine volatility in accordance with Black-Scholes modeling, however the future volatility is inherently uncertain and the model has its limitations. While these estimates can have a material impact on the stock-based compensation expense and hence results of operations, there is no impact on our financial condition.

Midway’s recoverability evaluation of its property, plant and equipment is based on market conditions for minerals, underlying mineral resources associated with the assets and future costs that may be required for ultimate realization through mining operations or by sale. Midway is in an industry that is exposed to a number of risks and uncertainties, including exploration risk, development risk, commodity price risk, operating risk, ownership and political risk, funding and currency risk, as well as environmental risk. Bearing these risks in mind, Midway has assumed recent world commodity prices will be achievable. We have considered the mineral resource reports by independent engineers on the Midway, Spring Valley and Pan projects in considering the recoverability of the carrying costs of the mineral properties.  All of these assumptions are potentially subject to change, out of our control, however such changes are not determinable. Accordingly, there is always the potential for a material adjustment to the value assigned to property, plant and equipment.

Midway has an obligation to reclaim its properties after the surface has been disturbed by exploration methods at the site. As a result Midway has recorded a liability for the fair value of the reclamation costs it expects to incur. The Company estimated applicable inflation and credit-adjusted risk-free rates as well as expected reclamation time frames. To the extent that the estimated reclamation costs change, such changes will impact future reclamation expense recorded.

RECENT UNITED STATES ACCOUNTING PRONOUNCEMENTS

September 2006 - FASB issued Statement No. 157, “Fair Value Measures”.  This Statement defines fair value, establishes a framework for measuring fair value, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. Statement No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of Statement No. 157 will change current practice. Statement No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company is currently evaluating the impact of Statement No. 157 but does not expect that it will have a material impact on the consolidated financial statements.

June 2006 - FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN 48”).  This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes.”  This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006.   The Company has determined that the implementation of FIN 48 will  not have an impact on its results of operations or financial position.

In May 2005, FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”), which is effective for fiscal years beginning after December 15, 2005.  SFAS 154 requires that changes in accounting policy be accounted for on a retroactive basis.

CONTRACTUAL OBLIGATIONS

As of December 31, 2006, we had the following contractual obligations:

Payments Due by Period

	Total		Less than 1 Year		2-3 Years		4-5 Years		More than 5 Years

Long-term Debt	$	Nil	$	Nil	$	Nil	$	Nil	$	Nil
Contractual Obligation		Nil		Nil		Nil		Nil		Nil

Total	$	Nil	$	Nil	$	Nil	$	Nil	$	Nil

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Midway has no publicly or privately traded securities or market instruments aside from our own equity.  The only publicly traded securities are the common shares of Midway, which trade on the TSX.V.  We have no debt instruments subject to interest payments, sales contracts, swaps, derivatives, or forward agreements or contracts, or inventory.

Midway has no currency or commodity contracts, and we do not trade in such instruments.

Midway has no cash flow or revenue from operations.  Our operating funds are currently provided by equity issues.  We have to date always raised funds in Canadian dollars although we incur the majority of our expenditures in Canadian and United States dollars.  The shares of Midway are listed for trading on the TSX.Vand accordingly our ability to raise equity funds and the price at which such issues are sold is directly related to the activity and price of our shares on such exchange.  In addition, as we incur expenditures in both Canadian and United States currencies we have exposure to foreign currency gains or losses.  We do not currently enter into any contracts or arrangements to hedge against currency fluctuations.

We have no debt instruments which are subject to interest payments.

We periodically access the capital markets with the issuance of new shares to fund operating expenses, and we do not maintain significant cash reserves over periods of time that could be materially affected by fluctuations in interest rates or foreign exchange rates.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information with respect to Midway’s current directors, executive officers and key employees. The term for each director expires at Midway’s next annual meeting or until his or her successor is appointed. The ages of the directors, executive officers and key employees are shown as of July 24, 2007.

Name	Position	Director/Officer Since	Age

Alan D. Branham	President, CEO and Director	June 1, 2004	47

Doris Meyer, CGA	Chief Financial Officer and Corporate Secretary	December 1, 2006	55

Brian J. McAlister	Director	June 30, 1997	50

Brian E. Bayley	Director	May 14, 1996	54

George T. Hawes	Director	June 12, 2003	60

William M. Sheriff	Director	April 13, 2007	48

William A. Lupien	Director	April 13, 2007	65

Alan D. Branham – President, Chief Executive Officer and Director.  Previously, a senior geologist with Newmont Mining Corp. since 1987, Mr. Branham brings more than 20 years of international exploration experience to Midway.  Mr. Branham earned a Masters of Science Degree in Economic Geology from Washington State University, a Bachelor Degree from Stanford University, California, and has participated in successful exploration projects in the Southwestern United States, Mexico and Central America. Mr. Branham has conducted extensive exploration in the Great Basin area of Nevada for the past eight years, resulting in several significant mineral discoveries. In addition, he was involved with the discovery of several world-class gold deposits on the Carlin Trend in Nevada.  Mr. Branham has been a director and has served as the President and Chief Executive Officer of Midway since June 1, 2004.

Doris Meyer, CGA – Chief Financial Officer and Corporate Secretary.  Ms. Meyer is a Canadian Certified General Accountant and Chief Financial Officer and Corporate Secretary of Midway. Ms. Meyer gained her experience in the mining industry as Vice President, Finance of Queenstake from 1985 to 2003 and Corporate Secretary until 2004. While at Queenstake, she was a part of or led negotiations of joint venture and acquisition agreements, and equity and debt financings. She was a key member of the team that negotiated the acquisition of the Jerritt Canyon mine in Nevada. Ms. Meyer is now an independent director of Queenstake and she acts as Chief Financial Officer and/or Corporate Secretary of several publicly traded mining companies and her company, Golden Oak Corporate Services Ltd., provides those clients with administrative, accounting and compliance services.  Ms. Meyer has served as the Chief Financial Officer and Corporate Secretary of Midway since December 1, 2006.

Brian J. McAlister – Director. Brian McAlister is the President of Cornet Capital Corporation, a corporation owned and controlled by Mr. McAlister, which is engaged in the business of assisting start-up corporations with capital raising, funding, and other consulting activities. Over the past 23 years, Mr. McAlister has assisted in excess of 25 early stage companies in varied industries including biotechnology, enterprise software, and natural resources.  In 1991 Mr. McAlister co-founded Novadigm Inc., a software corporation whose securities trade on the NASDAQ.  Mr. McAlister holds a Bachelor of Science Degree (1979) with a major in Finance from the University of Denver.  Mr. McAlister served as President and Chief Executive Officer until June 1, 2004 and has served as a director of Midway since June 30, 1997.

Brian E. Bayley – Director.  Since June 30, 2003, Mr. Bayley has been the President and Chief Executive Officer of Quest Capital Corp. (“Quest”), a public company involved in providing asset backed collaterized loans and real estate mortgages.  Quest’s shares trade on the TSX, AIM and AMEX stock exchanges.  In addition to being the President and director of Quest Management Corp., a private management company which is wholly-owned by Quest, Mr. Bayley is also a director and/or officer of numerous other public companies.  Mr. Bayley holds an MBA from Queen’s University, Kingston, Ontario.  Mr. Bayley has served as a director of Midway since May 14, 1996.

George T. Hawes – Director.  Mr. Hawes is President of G.T. Hawes & Co., a private New York real estate and investment company. He is a director of Proginet Corporation., a publicly traded enterprise security software company, the shares of which trade on the OTCBB Securities Market in the United States, since  2004 and he is presently chairman of the our Audit Committee.  Mr. Hawes has served as a director of Midway since June 12, 2003.

William M. Sheriff – Director.  Mr. Sheriff holds a Bachelor of Science degree in Geology. Mr. Sheriff began his minerals career in 1980 and in 1985 founded Platoro West Incorporated, a minerals exploration firm specializing in project identification and acquisition throughout the western USA.  Mr. Sheriff is President of Pacific Intermountain Gold Corporation, a private corporation 75% owned by Seabridge Gold Corporation, which holds over 30 advanced gold exploration projects throughout Nevada and is Pan-Nevada's joint venture partner in two gold projects.   Mr. Sheriff is a director, Chairman and Vice President, Corporate Development of Energy Metals

Corporation and he is also a director of Eurasian Minerals Inc.  Mr. Sheriff has served as a director of Midway since April 13, 2007.

William A. Lupien – Director.  Mr. Lupien brings over 40 years of public market financial expertise and US equity market exposure to Midway's board. Mr. Lupien was a specialist on the Pacific Stock Exchange from 1968 until 1983.  Mr. Lupien has served on numerous private and public company boards including Mitchum, Jones & Templeton, Instinet, National Health Enterprises, and others. He also held a position as Trustee of the Securities Industry Institute and the Securities and Exchange Commission National Market Advisory Board as well as being a Governor of the Pacific Stock Exchange for 6 years. Mr. Lupien is the co-author along with David Nassar of Market Evaluation and Analysis for Swing Trading which was published in 2004 by McGraw Hill. Mr. Lupien is currently a private investor and a financial equity market consultant. Mr. Lupien is also a director of Energy Metals Corporation.  Mr. Lupien has served as a director of Midway since April 13, 2007.

None of our executive officers or key employees is related by blood, marriage or adoption to any other director or executive officer.

To our knowledge, there is no arrangement or understanding between any of our officers and any other person pursuant to which the officer was selected to serve as an officer.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid in Canadian dollar equivalents to each of the individuals who served as our Chief Executive Officer and our other most highly compensated executive officers (the “named executive officers”) for the fiscal years ended December 31, 2006, 2005 and 2004.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Comp.	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Alan D. Branham -President, Chief Executive Officer and Director (1)	2006	$167,279	Nil	Nil	50,000	Nil	Nil	Nil	$167,279
	2005	$145,368	Nil	Nil	50,000	Nil	Nil	Nil	$145,368
	2004	$104,104	Nil	Nil	800,000	Nil	Nil	Nil	$104,104

Doris Meyer - Chief Financial Officer and Corporate Secretary (2)	2006	$7,500	Nil	Nil	100,000	Nil	Nil	Nil	$7,500

K. Peter Miller -Chief Financial Officer (3)	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil 20,000 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

Brian J. McAlister(4), President and Chief Executive Officer until June 1, 2004	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	75,000 75,000 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil $50,000	Nil Nil $50,000

(1)

Alan D. Branham was appointed President and Chief Executive Officer of Midway on June 1, 2004.  His remuneration commenced on May 1, 2004 at US$120,000 per annum (which was subsequently increased on February 1, 2006 to US$150,000 per annum) and was paid by MGC Resources Inc., a subsidiary of Midway.

(2)

Doris Meyer was appointed Chief Financial Officer of Midway on November 30, 2006.  Consulting fees are paid to Golden Oak Corporate Services Ltd., a company owned by Ms. Meyer beginning December 1, 2006.

(3)

Peter Miller resigned as Chief Financial Officer of Midway on November 30, 2006.  Mr. Miller is an employee of Quest Management Corp.

(4)

Brian J. McAlister resigned as President and Chief Executive Officer of Midway on June 1, 2004.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Alan D. Branham - President, Chief Executive Officer and Director	400,000 258,500 50,000 50,000	Nil Nil Nil Nil	Nil Nil Nil Nil	$2.04 $0.80 $1.30 $2.53	04/13/2004 9/14/2004 06/24/2005 06/15/2006	Nil Nil Nil Nil	Nil Nil Nil Nil	Nil Nil Nil Nil	Nil Nil Nil Nil

Doris Meyer - Chief Financial Officer and Corporate Secretary	100,000	Nil	Nil	$2.70	11/30/2006	Nil	Nil	Nil	Nil

Option Awards						Stock Awards

RETIREMENT, RESIGNATION OR TERMINATION PLANS

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company except for Mr. Branham.

Alan Branham, the President and Chief Executive Officer of Midway, entered into an employment agreement with Midway on May 1, 2004 (amended on January 31, 2007) pursuant to which Mr. Branham agreed to perform the duties and fulfill the responsibilities consistent with the position held for not less than 75% of his time in consideration of an annual salary of US$120,000, increased to US$150,000 effective February 1, 2006, to be reviewed annually by Mr. Branham and Midway.  Mr. Branham’s employment is for an indefinite term, continuing until terminated pursuant to the terms of the agreement.  Midway may terminate Mr. Branham’s employment for cause, as more particularly set out in the employment agreement, or at any time without cause by payment to Mr. Branham, if he is terminated before May 1, 2010 an amount equal to his annual salary, based on his annual salary and health benefit insurance premiums at the time of termination, and all wages owing to Mr. Branham up to and including his last day of employment.  Mr. Branham may terminate his employment on 30 days’ written notice to Midway if a change in control of Midway occurs, in which case Midway will pay Mr. Branham an amount equal to his annual salary, based on his annual salary and health benefit insurance premiums at the time of termination, and all wages owing to Mr. Branham up to and including his last day of employment. Mr. Branham may terminate his employment at any time on 30 days’ written notice to Midway.

 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Alan D. Branham	$Nil	Nil	50,000	Nil	Nil	Nil	$Nil

Brian J. McAlister	$Nil	Nil	75,000	Nil	Nil	Nil	$Nil

Brian E. Bayley	$Nil	Nil	75,000	Nil	Nil	Nil	$Nil

George T. Hawes	$Nil	Nil	75,000	Nil	Nil	Nil	$Nil

Kelly Hyslop(1)	$Nil	Nil	50,000	Nil	Nil	Nil	$Nil

(1)

Dr. Kelly Hyslop resigned as a director of Midway on April 13, 2007, however he will continue to be involved with Midway on a consulting basis from time to time and his options will continue on that basis.

William Sheriff and William Lupien joined the board of directors on April 13, 2007 with the completion of the Arrangement, and on April 26, 2007 each of them were granted 100,000 stock options at an exercise price of $3.20 for a five year term.

Director Compensation Agreements and Summary of Director Compensation Policies

Midway does not pay its directors a fee for acting as such.  They are, however, entitled to be reimbursed for reasonable expenditures incurred in performing their duties as directors.  Midway does, from time to time, grant options to purchase common shares to the directors.  The above table sets out details of incentive stock options granted by Midway to all the directors, including Alan Branham and Brian McAlister, who were reported as Named Executive Officers during the fiscal year ended December 31, 2006.

LONG TERM INCENTIVE PLAN AWARDS

No long-term incentive plan awards have been made by Midway to date.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

We do not provide retirement benefits for the directors or officers.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

As reported above in the retirement, resignation and termination plan section in this prospectus.

REPORT ON REPRICING OF OPTIONS/SARS

No stock options were re-priced in the fiscal year ended December 31, 2006 or to the date of this Prospectus.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

During the year ended December 31, 2006, our Board of Directors was responsible for establishing compensation policy and administering the compensation programs of our executive officers.

The amount of compensation paid by us to each of our directors and officers and the terms of those persons’ employment is determined solely by the Board of Directors. We believe that the compensation paid to its directors and officers is fair to Midway.

Our Board of Directors believes that the use of direct stock awards is at times appropriate for employees, and in the future may use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

CORPORATE CEASE TRADE ORDERS OR BANKRUPTCIES

Corporate Cease Trade Orders or Bankruptcies

No director, officer, promoter or other member of management of Midway is, or within the ten years prior to the date hereof has been, a director, officer, promoter or other member of management of any other issuer that, while that person was acting in the capacity of a director, officer, promoter or other member of management of that issuer, was the subject of a cease trade order or similar order or an order that denied Midway access to any statutory exemptions for a period of more than 30 consecutive days, was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or appointed to hold the assets of that director, officer or promoter, other than as disclosed herein.

Brian E. Bayley

PetroFalcon Corporation/TSX listed (director November 28, 2001 - current) and Quest Ventures Ltd. On February 27, 2002 the British Columbia Securities Commission (“BCSC”) issued an order regarding a private placement of PetroFalcon Corporation to Quest Ventures Ltd., a private company in which Brian E. Bayley is a director. The BCSC considered it to be in the public interest to remove the applicability of certain exemptions from the prospectus and registration requirements of the Securities Act (British Columbia) for PetroFalcon Corporation until a shareholders meeting of PetroFalcon Corporation was held. In addition, the BCSC removed the applicability of the same exemptions for Quest Ventures Ltd. in respect of the common shares received pursuant to the private placement. Approval of shareholders was received on May 23, 2002 and the BCSC reinstated the applicability of the exemptions from the prospectus and registration requirements for both companies shortly thereafter.

Esperanza Silver Corp./TSX.V listed (director December 14, 1999 - current). In early 2003 the directors and officers of Esperanza Silver Corp. became aware that it was subject to outstanding cease trading orders in each of Alberta (issued on September 17, 1998) and Québec (issued on August 12, 1997) arising from its previous failure to comply with the financial statements filing requirements of the above securities commissions. The historical financial statements and filing fees were subsequently filed and the Québec order was rescinded on May 16, 2003 and the Alberta order on August 1, 2003.

Westate Energy Inc. (director and officer December 1996 - October 1997). In January 1994 the BCSC issued a cease trade order for failure to comply with the financial statement filing requirements of the securities commission.

American Natural Energy Corp./TSXV listed (director June 15, 2001 - present). In June 2003 each of the Quebec Securities Commission, the BCSC and the Manitoba Securities Commission issued a cease trade order or failure to comply with the financial statement filing requirements of the above securities commissions. The historical financial statements and filing fees were subsequently filed and all the orders were rescinded in August, 2003.

PENALTIES OR SANCTIONS

No director, officer, promoter or other member of management of Midway has, during the ten years prior to the date hereof, been subject to any penalties or sanctions imposed by a court or securities regulatory authority relating to trading in securities, promotion, formation or management of a publicly traded company, or involving fraud or theft.

PERSONAL BANKRUPTCIES

No director, officer, promoter or other member of management of Midway has, during the ten years prior to the date hereof, been declared bankrupt or made a voluntary assignment into bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or instituted any proceedings, arrangement, or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold his or her assets.

CONFLICTS OF INTEREST

The directors of Midway are required by law to act honestly and in good faith with a view to the best interest of Midway and to disclose any interests which they may have in any project or opportunity of Midway.  If a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter.  In determining whether or not Midway will participate in any project or opportunity, that director will primarily consider the degree of risk to which Midway may be exposed and its financial position at that time.

To the best of Midway's knowledge, there are no known existing or potential conflicts of interest among Midway, its promoters, directors, officers or other members of management of Midway as a result of their outside business interests except that certain of the directors, officers, promoters and other members of management serve as directors, officers, promoters and members of management of other public companies, and therefore it is possible that a conflict may arise between their duties as a director, officer, promoter or member of management of such other companies.

The directors and officers of Midway are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and requiring disclosures by directors of conflicts of interest and Midway will rely upon such laws in respect of any directors' and officers' conflicts of interest or in respect of any breaches of duty by any of its directors or officers.  Such directors or officers, in accordance with the BCBCA, will disclose all such conflicts and they will govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed upon them by law.

BOARD COMMITTEES

Audit Committee and Audit Committee Financial Expert

Midway’s Board of Directors have adopted the following charter for the Audit Committee which sets out the Committee’s mandate, organizational, powers and responsibilities.

CHARTER

FOR

THE AUDIT COMMITTEE

OF

THE BOARD OF DIRECTORS

OF

MIDWAY GOLD CORP.

I.

MANDATE

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of MIDWAY GOLD CORP. (the "Company") shall assist the Board in fulfilling its financial oversight responsibilities. The Committee's primary duties and responsibilities under this mandate are to serve as an independent and objective party to monitor:

1.

The quality and integrity of Midway's financial statements and other financial information;

2.

The compliance of such statements and information with legal and regulatory requirements;

3.

The qualifications and independence of Midway's independent external auditor (the "Auditor"); and

4.

The performance of Midway's internal accounting procedures and Auditor.

II.

STRUCTURE AND OPERATIONS

A.

 Composition

The Committee shall be comprised of three or more members.

B.

Qualifications

Each member of the Committee must be a member of the Board.

A majority of the members of the Committee shall not be officers or employees of Midway or of an affiliate of Midway.

Each member of the Committee must be able to read and understand fundamental financial statements, including Midway's balance sheet, income statement, and cash flow statement.

C.

Appointment and Removal

In accordance with the By-Laws of Midway, the members of the Committee shall be appointed by the Board and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board.

D.

Chair

Unless the Board shall select a Chair, the members of the Committee shall designate a Chair by the majority vote of all of the members of the Committee. The Chair shall call, set the agendas for and chair all meetings of the Committee.

E.

Sub-Committees

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that a decision of such subcommittee to grant a pre-approval shall be presented to the full Committee at its next scheduled meeting.

F.

 Meetings

The Committee shall meet at least once in each fiscal year, or more frequently as circumstances dictate. The Auditor shall be given reasonable notice of, and be entitled to attend and speak at, each meeting of the Committee concerning Midway's annual financial statements and, if the Committee feels it is necessary or appropriate, at every other meeting. On request by the Auditor, the Chair shall call a meeting of the Committee to consider any matter that the Auditor believes should be brought to the attention of the Committee, the Board or the shareholders of Midway.

At each meeting, a quorum shall consist of a majority of members that are not officers or employees of Midway or of an affiliate of Midway.

As part of its goal to foster open communication, the Committee may periodically meet separately with each of management and the Auditor to discuss any matters that the Committee or any of these groups believes would be appropriate to discuss privately. In addition, the Committee should meet with the Auditor and management annually to review Midway's financial statements in a manner consistent with Section III of this Charter.

The Committee may invite to its meetings any director, any manager of Midway, and any other person whom it deems appropriate to consult in order to carry out its responsibilities. The Committee may also exclude from its meetings any person it deems appropriate to exclude in order to carry out its responsibilities.

III.

DUTIES

A.

Introduction

The following functions shall be the common recurring duties of the Committee in carrying out its purposes outlined in Section I of this Charter. These duties should serve as a guide with the understanding that the Committee may fulfill additional duties and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern which the Committee in its sole discretion deems appropriate for study or investigation by the Committee.

The Committee shall be given full access to Midway's internal accounting staff, managers, other staff and Auditor as necessary to carry out these duties. While acting within the scope of its stated purpose, the Committee shall have all the authority of, but shall remain subject to, the Board.

B.

Powers and Responsibilities

The Committee will have the following responsibilities and, in order to perform and discharge these responsibilities, will be vested with the powers and authorities set forth below, namely, the Committee shall:

Independence of Auditor

1)

Review and discuss with the Auditor any disclosed relationships or services that may impact the objectivity and independence of the Auditor and, if necessary, obtain a formal written statement from the Auditor setting forth all relationships between the Auditor and Midway, consistent with independence standards established by the Canadian Institute of Chartered Accountants.

2)

Take, or recommend that the Board take, appropriate action to oversee the independence of the Auditor.

3)

Require the Auditor to report directly to the Committee.

4)

review and approve Midway's hiring policies regarding partners, employees and former partners and employees of the Auditor and former independent external auditor of Midway.

Performance & Completion by Auditor of its Work

5)

Be directly responsible for the oversight of the work by the Auditor (including resolution of disagreements between management and the Auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

6)

Review annually the performance of the Auditor and recommend the appointment by the Board of a new, or re-election by Midway's shareholders of the existing, Auditor.

7)

Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Midway by the Auditor unless such non-audit services:

(a)

which are not pre-approved, are reasonably expected not to constitute, in the aggregate, more than 5% of the total amount of revenues paid by Midway to the Auditor during the fiscal year in which the non-audit services are provided;

(b)

were not recognized by Midway at the time of the engagement to be non-audit services; and

(c)

are promptly brought to the attention of the Committee by Midway and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee.

Internal Financial Controls & Operations of Midway

8)

Establish procedures for:

(a)

the receipt, retention and treatment of complaints received by Midway regarding accounting, internal accounting controls, or auditing matters; and

(b)

the confidential, anonymous submission by employees of Midway of concerns regarding questionable accounting or auditing matters.

Preparation of Financial Statements

9)

Discuss with management and the Auditor significant financial reporting issues and judgments made in connection with the preparation of Midway's financial statements, including any significant changes in Midway's selection or application of accounting principles, any major issues as to the adequacy of Midway's internal controls and any special steps adopted in light of material control deficiencies.

10)

Discuss with management and the Auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding Midway's financial statements or accounting policies.

11)

Discuss with management and the Auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on Midway's financial statements.

12)

Discuss with management Midway's major financial risk exposures and the steps management has taken to monitor and control such exposures, including Midway's risk assessment and risk management policies.

13)

Discuss with the Auditor the matters required to be discussed relating to the conduct of any audit, in particular:

(a)

The adoption of, or changes to, Midway's significant auditing and accounting principles and practices as suggested by the Auditor, internal auditor or management.

(b)

The management inquiry letter provided by the Auditor and Midway's response to that letter.

(c)

Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Public Disclosure by Midway

14)

Review Midway's annual and quarterly financial statements, management discussion and analysis (MD&A) and earnings press releases before the Board approves and Midway publicly discloses this information.

15)

Review Midway's financial reporting procedures and internal controls to be satisfied that adequate procedures are in place for the review of Midway's public disclosure of financial information extracted or derived from its financial statements, other than disclosure described in the previous paragraph, and periodically assessing the adequacy of those procedures.

16)

Review disclosures made to the Committee by Midway's Chief Executive Officer and Chief Financial Officer during their certification process of Midway's financial statements about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in Midway's internal controls.

Manner of Carrying Out its Mandate

17)

Consult, to the extent it deems necessary or appropriate, with the Auditor but without the presence of management, about the quality of Midway's accounting principles, internal controls and the completeness and accuracy of Midway's financial statements.

18)

Request any officer or employee of Midway or Midway's outside counsel or Auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

19)

Meet, to the extent it deems necessary or appropriate, with management, any internal auditor and the Auditor in separate executive sessions at least quarterly.

20)

Have the authority, to the extent it deems necessary or appropriate, to retain special independent legal, accounting or other consultants to advise the Committee.

21)

Make regular reports to the Board.

22)

Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

23)

Annually review the Committee's own performance.

24)

Provide an open avenue of communication among the Auditor, Midway's financial and senior management and the Board.

25)

Not delegate, other than to one or more independent members of the Committee, the authority to pre-approve, which the Committee must ratify at its next meeting, non-audit services to be provided by the Auditor.

C.

Limitation of Audit Committee's Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that Midway's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the Auditor.

Composition of the Audit Committee

Name of member	Independent (1)	Financially literate (2)
Brian J. McAlister (3)	Yes	Yes
Brian E. Bayley (4)	Yes	Yes
George T. Hawes (5)	Yes	Yes

(1) To be considered to be independent, a member of the Committee must not have any direct or indirect 'material relationship' with Midway. A material relationship is a relationship which could, in the view of the Board of Directors of Midway, reasonably interfere with the exercise of a member's independent judgment.

(2) To be considered financially literate, a member of the Committee must have the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by Midway's financial statements.

(3) Mr. McAlister graduated from the University of Denver in 1979 with a Bachelor of Science degree in Business with a major in Finance; he passed the Canadian Securities Course in 1980 and has been a director of numerous public companies.

(4) Mr. Bayley graduated from the University of Victoria with a B.A. (Hon) in 1977; he received his MBA from Queen’s University in 1979 and is currently an officer and/or a director of numerous public companies.

(5) Mr. Hawes graduated in 1968 from the University of Notre Dame with a degree in Accountancy; from 1968 to 1972 he worked for the public accounting firm of Hurdman and Cranstoun (now part of KPMG); he received his CPA designation in 1971; he previously was the Chairman of the Audit Committee of Gentry Resources, Ltd.; and he currently sits on the Audit Committee of Proginet Corporation and is Chairman of Midway’s Audit Committee.

Nominating Committee

Midway’s Board of Directors have adopted the following charter for the Corporate Governance and Nominating Committee which sets out the Committee’s mandate, organizational, powers and responsibilities.

CHARTER

FOR THE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF

THE BOARD OF DIRECTORS

OF

MIDWAY GOLD CORP.

MEMBERSHIP

(a)

The Nominating and Corporate Governance Committee (the “Committee”) of Midway Gold Corp. (the “Company”) will be comprised of no fewer than three members as appointed by the Board of Directors (the “Board”).  The Committee will select its own Chairman.

(b)

A majority of the Committee will meet the independence requirements of the stock exchanges and markets on which the Company’s securities are listed or traded and applicable securities laws.

(c)

The first Committee will be appointed by the Board.  Subsequently, the Committee will recommend to the Board, the Committee members and the Committee Chair from among its members.

(d)

Each Committee member will serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member.

MEETINGS

(a)

The Committee will meet in person or by telephone conference as frequently as necessary to carry out its responsibilities under this Charter, but in no event less than once per year.

(b)

The Committee Chair will be responsible for calling the meetings of the Committee, establishing meeting agenda with input from management and supervising the conduct of the meetings.

(c)

A majority of the number of the appointed Committee members will constitute a quorum for conducting business at a meeting of the Committee.

(d)

The Committee may request any officer or other employee of the Company, or any representative of the Company’s legal counsel or other advisors, to attend meetings or to meet with any members or representatives of the Committee.

MANDATE

The Committee’s purpose will be to:

(a)

identify individuals qualified to become Board members;

(b)

recommend candidates to fill Board vacancies and newly created Director positions;

(c)

recommend whether incumbent Directors should be nominated for re-election to the Board upon expiration of their terms; and

(d)

make recommendations to the Board with respect to developments in the areas of corporate governance and the practices of the Board.  It will also assume responsibility for developing the Company’s approach to governance issues.

IDENTIFICATION OF NEW DIRECTOR CANDIDATES

(a)

In consultation with the Chair of the Board, the Committee will identify individuals believed to be qualified to become Board members and recommend candidates to the Board to fill new or vacant positions.

(b)

In recommending candidates, the Committee shall consider such factors as it deems appropriate, including potential conflicts of interest, professional experience, personal character, diversity, outside commitments (for example, service on other boards) and particular areas of expertise - all in the context of the needs of the Board.

(c)

The Committee will also review the qualifications of, and make recommendations to the Board regarding Director nominees submitted to the Company in accordance with the Company’s by-laws or otherwise.

EVALUATE INCUMBENT DIRECTORS

The Committee (in consultation with the Chair of the Board) will evaluate and recommend whether an incumbent Director should be nominated for re-election to the Board upon expiration of such Director’s term.

SIZE AND COMPOSITION

The Committee (in consultation with the Chair of the Board) will make recommendations to the Board regarding the composition and the appropriate size of the Board.

COMMITTEE CHARTERS

The Committee will annually review the Company’s Committee Charters and recommend revisions to the Board as necessary.

ORIENTATION AND CONTINUING EDUCATION PROGRAMS

The Committee will provide, with the assistance of management, suitable programs and materials for the orientation of new Directors and the continuing education of incumbent Directors.

ASSIGNMENT OF COMMITTEE MEMBERS

The Committee will recommend assignment of Board members to the various Committees of the Board and recommend Committee Chairs.

INFORMATION PROVIDED TO BOARD MEETING

The Committee will assess the adequacy and quality of information provided to the Board prior to and during its meetings.

REVIEW OF TAKEOVER DEFENSES

The Committee will periodically review the Company’s need for a shareholders’ rights plan and/or other anti-takeover provisions, and will report to the Board whether such measures continue to be, or would be, as the case may be, in the best interest of shareholders.  The Committee will recommend revisions or termination as necessary to the Board.

SECURITIES COMPLIANCE PROCEDURES

The Committee will supervise and evaluate the Company’s securities compliance procedures and report to the Board on any necessary changes to such procedures and on the recommended adoption of any additional procedures.

PUBLIC, ENVIRONMENTAL AND SOCIAL ISSUES

The Committee will, from time to time, review the Company’s policies and programs in such areas as:

(a)

Equal Employment Opportunity;

(b)

Charitable Contributions;

(c)

Political Action/Legislative Affairs; and

(d)

Employee Health and Safety.

OTHER DELEGATED DUTIES OR RESPONSIBILITIES

The Committee will perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

RESOURCES OF THE COMMITTEE

(a)

The Committee has the authority to engage independent legal, accounting or other advisors.

(b)

The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any consultants and to any other advisors employed by the Committee, provided however that such funding will not exceed $25,000 annually without the prior approval of the Board.

(c)

The Committee will have the sole authority to engage search firms to assist in the identification of Director candidates and the sole authority to set the fees and other retention terms of such firms.

REPORTS TO THE BOARD

(a)

The Committee will regularly apprise the Board of any significant developments in the course of performing its Charter responsibilities.

(b)

The Chairman of the Committee will periodically report to the Board, the Company’s findings and recommendations.

(c)

The Committee will prepare and recommend any mandated annual disclosure regarding corporate governance practices to be included in the Company’s annual report.

CHARTER REVIEWS

The Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

PERFORMANCE ASSESSMENT

(a)

The Committee will annually review its own performance and effectiveness.

(b)

The Committee will also oversee the annual assessment of the full Board’s performance.

Compensation Committee

Midway’s Board of Directors have adopted the following charter for the Compensation Committee which sets out the Committee’s mandate, organizational, powers and responsibilities.

CHARTER

FOR

THE COMPENSATION COMMITTEE

OF

THE BOARD OF DIRECTORS

OF

MIDWAY GOLD CORP.

I.

MANDATE

The Compensation Committee is a committee of the Board of Directors with the primary function to assist the Board of Directors in fulfilling its oversight responsibilities by:

•

Reviewing and approving and then recommending to the Board of Directors salary, bonus, and other benefits, direct or indirect, and any change control packages of the Chairperson of the Board of Directors (if any), the President, the Chief Executive Officer and other members of the senior management team;

•

Recommendation of salary guidelines to the Board of Directors;

•

Administration of the Company’s compensation plans, including stock option plans, outside directors compensation plans, and such other compensation plans or structures as are adopted by the Company from time-to-time;

II.

COMPOSITION AND MEETINGS

The Compensation Committee shall be comprised at all times of three or more directors as determined by the Board of Directors, each of whom shall be independent directors in accordance with Multilateral Instrument 58-201.  A director is considered to be “independent” if he or she has no direct or indirect material relationship which could in the view of the Board of Directors reasonably interfere with the exercise of a director’s independent judgment.  Notwithstanding the foregoing, a director shall be considered to have a material relationship with the Company (and therefore shall be considered a “dependent” director) if he or she falls in one of the categories listed in Schedule “A” attached hereto.  Each member will have, to the satisfaction of the Board of Directors, sufficient skills and/or experience which are relevant and will be of contribution to the carrying out of the mandate of the Compensation Committee.

The members of the Compensation Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until their successors are duly elected and qualified.  The Board of Directors may remove a member of the Compensation Committee at any time in its sole discretion by resolution of the Board of Directors.  Unless a Chairperson is elected by the full Board of Directors, the members of the

Compensation Committee may designate a Chairperson by majority vote of the full membership of the Compensation Committee.

The Compensation Committee shall meet at least once annually or more frequently as circumstances require.  The Compensation Committee may ask members of management or others to attend meetings or to provide information as necessary.  The Compensation Committee may retain the services of outside compensation specialists to the extent required.

Quorum for the transaction of business at any meeting of the Compensation Committee shall be a majority of the number of members of the Compensation Committee or such greater number as the Compensation Committee shall by resolution determine.

Meetings of the Compensation Committee shall be held from time to time as the Compensation Committee or the Chairperson of the Compensation Committee shall determine upon 48 hours notice to each of its members.  The notice period may be waived by a quorum of the Compensation Committee.

III.

RESPONSIBILITIES AND DUTIES

Responsibilities, duties and powers of the Compensation Committee include:

1.

Annually reviewing and revising this Charter as necessary with the approval of the Board of Directors.

2.

Providing annual reports to the Board of Directors on compensation matters.

3.

Annually reviewing and making recommendations to the Board of Directors upon the recommendation of members of senior management with respect to the Company’s overall compensation and benefits philosophies and programs for employees, including base salaries, bonus and any incentive plans, deferred compensation and retirement plans and share purchase or issuance plans including stock options.  As part of its review process, the Compensation Committee will review peer group and other industry compensation data reported through surveys and other sources.

4.

Annually reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s and other members of the senior management team’s compensation and evaluating their performance in light of those corporate goals and objectives.  Based on such evaluation, annually reviewing and making recommendations to the Board of Directors with respect to compensation and benefit programs for the Chief Executive Officer and doing same for other members of the senior management team including base salaries, bonuses or other performance incentives and stock options.  In setting the salary of the Chief Executive Officer and other members of the senior management team, the Compensation Committee will take into consideration salaries paid to others in similar positions in the Company’s industry.

5.

Reviewing and making recommendations to the Board of Directors with respect to the implementation or variation of stock option plans, share purchase plans, restricted share plans, compensation and incentive plans and retirement plans.  The number of options, restricted shares or other compensation granted will give consideration to the potential contribution an individual may make to the Company’s success.

6.

The Compensation Committee shall prepare a report on executive compensation on an annual basis in connection with the preparation of the Company’s annual information circular or as otherwise required pursuant to applicable securities laws.  The Compensation Committee is also responsible to review all other executive compensation disclosure before it is filed with regulators and/or made public.

7.

The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the compensation of the Board of Directors including, annual retainer, meeting fees, option grants and other benefits conferred upon the Board of Directors.

8.

The Compensation Committee is responsible for viewing and submitting to the Board of Directors as a whole, recommendations concerning executive compensation and compensation plan matters.  Unless such matters are delegated specifically to the Compensation Committee, the Compensation Committee shall only make recommendations to the Board of Directors for their consideration and approval, if appropriate.  The Board of Directors will have the responsibility to instruct management to implement the directives.

9.

The Compensation Committee may engage and compensate any outside advisor that it determines to be necessary from time to time to carry out its responsibilities.

CODE OF ETHICS

The board has adopted a Code of Ethics.

The code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

1.

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.

Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

3.

Compliance with applicable governmental laws, rules and regulations;

4.

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

5.

Accountability for adherence to the code.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

There were no compensation committee or board interlocks among the members of our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of July 24, 2007 by:

•

each person who is known by us to beneficially own more than 5% of our issued and outstanding shares of common stock;

•

our named executive officers;

•

our directors; and

•

all of our executive officers and directors as a group.

Name of Shareholder	Address	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Directors and Named Executive Officers

Alan D. Branham		844,500	1.8%

Doris Meyer		100,000	0.2%

Brian J. McAlister		246,000	0.5%

Brian E. Bayley	268,250		0.6%

George T. Hawes	3,672,300		7.9%

William M. Sheriff (2)	2,818,318		6.1%

William A. Lupien	1,148,356	(3)	2.5%

Total	9,097,724		19.7%

5% Shareholders

George T. Hawes	3,672,300		7.9%

Barrick Gold Corporation	4,000,000		8.7%

(1)

The information as to securities beneficially owned or over which a director or officer will exercise control or direction, not being within the knowledge of Midway, has been furnished by the respective directors and officers individually based on shareholdings in Midway as of the date of this prospectus.

(2)

All of Mr. Sheriff’s shares are held in two private companies controlled by Mr. Sheriff.

(3)

848,238 of these Midway shares are held by Kudu Partners, LP, a private company owned as to 4.531% by Mr. Lupien and the balance by other shareholders.  Mr. Lupien may be considered to jointly exercise control and direction over these Kudu Partners, LP shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except for the transactions described in the section entitled “Retirement, Resignation or Termination Plans” on page 68 of this prospectus, none of our directors, named executive officers or more-than-five-percent shareholders, nor any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction, from our inception to the date of this prospectus, or in any proposed transactions which has materially affected or will materially affect us.

FINANCIAL STATEMENTS

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

Years ended December 31, 2006 and 2005

KPMG LLP

Chartered Accountants

PO Box 10426  777 Dunsmuir Street

Vancouver BC V7Y 1K3

Canada

REPORT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

To the Board of Directors of Midway Gold Corp.

We have audited the accompanying consolidated balance sheets of Midway Gold Corp. ("the Company") and subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and subsidiaries as of December 31, 2006 and 2005 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

Chartered Accountants

“KPMG LLP”

Vancouver, Canada

March 30, 2007

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED BALANCE SHEETS

(Prepared under US GAAP (note 2 (a))

(Expressed in Canadian dollars)

	December 31, 2006	December 31, 2005

Assets

Current assets:
Cash and cash equivalents	$8,568,839	$1,280,982
Amounts receivable	84,444	52,735
Prepaid expenses	79,896	34,472
	8,733,179	1,368,189
Reclamation deposit	192,715	165,825
Equipment (note 4)	66,622	7,141
Deferred acquisition costs (note 5 (c))	23,316	-
Mineral properties (note 5)	7,679,050	6,601,349
	$16,694,882	$8,142,504

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$523,211	$268,906
Promissory note (note 5)	83,320	5,459
	606,531	274,365

Promissory note (note 5)	-	83,148
Future income tax liability	-	621,000

Stockholders' equity (note 6)
Common stock authorized - unlimited, no par value
Issued - 35,927,950 (2005 - 26,629,950)	37,871,763	22,763,399
Additional paid-in capital	4,620,560	3,563,336
Deficit accumulated during the exploration stage	(26,403,972)	(19,162,744)
	16,088,351	7,163,991
	$16,694,882	$8,142,504

Nature of operations (note 1)
Commitments (note 5)
Contingency (note 7)
Subsequent events (notes 5 and 13)

Approved on behalf of the Board:

"George Hawes" Director	"Alan Branham" Director

The accompanying notes are an integral part of these consolidated financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

 (Prepared under US GAAP (note 2 (a))

(Expressed in Canadian dollars)

	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004	Cumulative period from inception (May 14, 1996) to December 31, 2006

Expenses
Consulting (note 8)	$37,625	$8,546	36,759	$178,782
Depreciation	19,282	5,112	5,447	41,337
Interest and bank charges	12,242	1,499	1,346	812,196
Investor relations	282,034	91,039	55,847	658,568
Legal, audit and accounting	148,945	141,995	121,146	865,513
Management fees	-	-	50,000	265,000
Mineral exploration expenditures (Schedule)	6,432,052	3,791,850	1,665,301	23,990,858
Office and administration (note 8)	147,396	89,584	57,162	745,400
Salaries and benefits	862,719	554,984	1,066,706	3,262,791
Transfer agent and filing fees	26,121	21,290	16,529	191,743
Travel	67,024	31,903	42,639	408,019

Loss before undernoted	8,035,440	4,737,802	3,118,882	31,420,207

Other income (expenses):
Foreign exchange gain (loss)	(22,983)	(39,897)	51,336	198,038
Interest income	196,195	41,763	8,844	378,853
Recovery mineral property interests	-	-	-	2,806,312
Write off of mineral property interests	-	-	-	(25,189)
Other income	-	87,221	-	87,221
	173,212	89,087	60,180	3,445,235
Net loss before income tax	7,862,228	4,648,715	3,058,702	27,974,972
Income tax recovery	621,000	246,000	64,000	1,571,000
Net loss	$7,241,228	$4,402,715	2,994,702	$26,403,972

Basic and diluted loss per share	$0.23	$0.18	$0.16
Weighted average number of shares outstanding	32,000,213	24,064,403	19,037,085

The accompanying notes are an integral part of these consolidated financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Prepared under US GAAP (note 2 (a))

(Expressed in Canadian dollars)

	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004	Cumulative period from inception (May 14, 1996) to December 31, 2006
Cash provided by (used in):
Operating activities:
Net loss	$(7,241,228)	$(4,402,715)	$(2,994,702)	$(26,403,972)
Items not involving cash:
Depreciation	19,282	5,112	5,447	296,319
Stock-based compensation	992,400	488,075	941,478	2,979,953
Unrealized foreign exchange gain	(5,287)	(20,000)	(69,000)	(294,287)
Non-cash interest expense	-	-	-	234,765
Income tax recovery	(621,000)	(246,000)	(64,000)	(1,571,000)
Recoveries mineral property interests	-	-	-	(2,806,312)
Write off of mineral property interests	-	-	-	25,189
Change in non-cash working capital items:
Amounts receivable	(31,709)	(23,481)	(6,014)	(85,793)
Prepaid expenses	(45,424)	(11,952)	82,149	(100,529)
Accounts payable and accrued liabilities	254,305	(75,810)	239,696	725,655
	(6,678,661)	(4,286,771)	(1,864,946)	(27,000,012)

Investments activities:
Proceeds on sale of subsidiary	-	-	-	254,366
Mineral property acquisitions	(989,701)	(482,001)	(324,768)	(12,402,244)
Deferred acquisition costs	(23,316)	-	-	(23,316)
Purchase of equipment	(78,763)	-	(15,862)	(1,346,444)
Reclamation deposit	(26,890)	(85,949)	(50,058)	(660,561)
	(1,118,670)	(567,950)	(390,688)	(14,178,199)

Financing activities:
Advance from Red Emerald Ltd.	-	-	-	12,010,075
Common stock issued, net of issue costs	15,085,188	5,486,170	2,498,789	31,412,370
Convertible debenture	-	-	-	6,324,605
	15,085,188	5,486,170	2,498,789	49,747,050
Increase in cash	7,287,857	631,449	243,155	8,568,839
Cash and cash equivalents, beginning of year	1,280,982	649,533	406,378	-
Cash and cash equivalents, end of year	$8,568,839	$1,280,982	$649,533	$8,568,839

Interest received	$196,195	$41,763	$8,844

Supplemental disclosure with respect to cash flows (note 10)

The accompanying notes are an integral part of these consolidated financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

 (Prepared under US GAAP (note 2 (a))

(Expressed in Canadian dollars)

	Number of shares	Common stock	Additional paid-in capital	Accumulated deficit during the exploration stage	Total stockholders' equity
Balance, May 14, 1996 (date of inception)	-	$-	$-	$-	$-
Shares issued:
Private placements	700,000	168,722	-	-	168,722
Net loss	-	-	-	(114,800)	(114,800)
Balance, December 31, 1996	700,000	168,722	-	(114,800)	53,922
Shares issued:
Initial public offering	2,025,000	590,570	-	-	590,570
Principal shares	750,000	7,500	-	-	7,500
Private placement	1,000,000	1,932,554	321,239	-	2,253,793
Exercise of share purchase warrants	1,000,000	2,803,205	-	-	2,803,205
Acquisition of mineral property interest	1,000,000	2,065,500	-	-	2,065,500
Finders fee	150,000	309,825	-	-	309,825
Net loss	-	-	-	(2,027,672)	(2,027,672)
Balance, December 31, 1997	6,625,000	7,877,876	321,239	(2,142,472)	6,056,643
Shares issued:
Exercise of share purchase warrants	100,000	332,124	(32,124)	-	300,000
Acquisition of mineral property interest	200,000	246,000	-	-	246,000
Finders fee	150,000	224,250	-	-	224,250
Net loss	-	-	-	(1,943,674)	(1,943,674)
Balance, December 31, 1998	7,075,000	8,680,250	289,115	(4,086,146)	4,883,219
Consolidation of shares on a two for one new basis	(3,537,500)	-	-	-	-
Net loss	-	-	-	(2,378,063)	(2,378,063)
Balance, December 31, 1999	3,537,500	8,680,250	289,115	(6,464,209)	2,505,156
Net loss	-	-	-	(4,718,044)	(4,718,044)
Balance, December 31, 2000	3,537,500	8,680,250	289,115	(11,182,253)	(2,212,888)
Net earnings	-	-	-	2,427,256	2,427,256
Balance, December 31, 2001	3,537,500	8,680,250	289,115	(8,754,997)	214,368
Shares issued:
Private placement	4,824,500	2,133,786	246,839	-	2,380,625
Exercise of share purchase warrants	4,028,000	1,007,000	-	-	1,007,000
Exercise of stock options	32,000	12,800	-	-	12,800
Financing shares issued	31,250	35,000	-	-	35,000
Acquisition of mineral property interest	4,500,000	3,600,000	-	-	3,600,000
Share issue costs	-	(544,260)	-	-	(544,260)
Stock based compensation	-	-	27,000	-	27,000
Net loss	-	-	-	(1,657,651)	(1,657,651)
Balance, December 31, 2002	16,953,250	14,924,576	562,954	(10,412,648)	5,074,882
Shares issued:
Private placement	700,000	638,838	201,162	-	840,000
Exercise of share purchase warrants	294,500	73,625	-	-	73,625
Share issue costs	-	(19,932)	-	-	(19,932)
Stock based compensation	-	-	531,000		531,000
Net loss	-	-	-	(1,352,679)	(1,352,679)
Balance, December 31, 2003	17,947,750	15,617,107	1,295,116	(11,765,327)	5,146,896
Shares issued:
Private placement	2,234,400	2,122,269	175,407	-	2,297,676
Exercise of share purchase warrants	213,500	300,892	(46,267)	-	254,625
Exercise of stock options	250,000	157,000	(27,000)	-	130,000
Share issue costs	-	(183,512)	-	-	(183,512)
Stock based compensation	-	-	941,478	-	941,478
Net loss	-	-	-	(2,994,702)	(2,994,702)
Balance, December 31, 2004, carried forward	20,645,650	18,013,756	2,338,734	(14,760,029)	5,592,461

The accompanying notes are an integral part of these consolidated financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (continued)

 (Prepared under US GAAP (note 2 (a))

(Expressed in Canadian dollars)

	Number of shares	Common stock	Additional paid-in capital	Accumulated deficit during the exploration stage	Total stockholders' equity
Balance, December 31, 2004 brought forward	20,645,650	18,013,756	2,338,734	(14,760,029)	5,592,461
Private placement	4,075,800	3,266,095	773,335	-	4,039,430
Exercise of stock options	165,500	124,364	(31,964)	-	92,400
Exercise of share purchase warrants	1,743,000	1,543,844	(4,844)	-	1,539,000
Share issue costs	-	-	-	-	-
Stock based compensation	-	(184,660)	488,075	-	303,415
Net loss	-	-	-	(4,402,715)	(4,402,715)
Balance, December 31, 2005	26,629,950	22,763,399	3,563,336	(19,162,744)	7,163,991
Shares issued:
Private placements	5,725,000	10,760,355	944,645	-	11,705,000
Exercise of stock options	306,000	325,530	(111,330)	-	214,200
Exercise of share purchase warrants	3,227,000	4,182,991	(768,491)	-	3,414,500
Acquisition of mineral property interest	40,000	88,000	-	-	88,000
Share issue costs	-	(248,512)	-	-	(248,512)
Stock based compensation	-	-	992,400	-	992,400
Net loss	-	-	-	(7,241,228)	(7,241,228)
Balance, December 31, 2006	35,927,950	$37,871,763	$4,620,560	$(26,403,972)	$16,088,351

The accompanying notes are an integral part of these consolidated financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

SCHEDULE OF MINERAL EXPLORATION COSTS

 (Prepared under US GAAP (note 2 (a))

(Expressed in Canadian dollars)

	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004	Cumulative period from inception (May 14, 1996) to December 31, 2006
Exploration costs incurred are summarized as follows:
Midway project
Assays and analysis	$159,184	$45,498	$2,659	$207,341
Communication	2,995	2,980	678	9,513
Drilling	933,246	294,412	4,357	1,232,015
Engineering and consulting	639,829	173,437	58,383	2,619,553
Environmental	36,973	57,186	-	94,159
Field office and supplies	45,381	30,544	11,794	87,719
Legal and accounting	-	-	-	10,419
Property maintenance and taxes	57,357	79,429	92,345	303,506
Reclamation costs	16,231	7,790	-	24,021
Reproduction and drafting	7,091	1,742	99	20,803
Travel, transportation and accomodation	92,771	31,682	17,248	202,579
	1,991,058	724,700	187,563	4,811,628

Spring Valley project
Assays and analysis	777,730	428,107	59,397	1,327,567
Communication	3,816	2,289	3,231	10,307
Drilling	1,935,887	1,386,351	479,399	4,130,337
Engineering and consulting	1,041,001	358,798	253,412	1,750,214
Environmental	108,923	37,773	-	146,696
Equipment rental	-	-	35,558	64,651
Field office and supplies	109,102	104,934	39,908	263,347
Operator fee	-	-	56,002	108,339
Property maintenance and taxes	120,240	71,625	54,978	262,557
Reclamation costs	21,338	7,477	-	28,815
Reproduction and drafting	22,738	2,146	3,309	28,933
Travel, transportation and accomodation	221,551	138,937	30,077	393,958
	4,362,326	2,538,437	1,015,271	8,515,721

Pioche/Mineral Mountain project
Acquisition costs and option payments	-	-	40,340	40,340
Assays and analysis	-	-	13,037	13,037
Drilling	-	-	232,205	232,205
Engineering and consulting	-	-	38,212	38,212
Field office and supplies	-	-	16,236	16,236
Property maintenance and taxes	-	-	49,750	49,750
Reclamation costs	-	-	32,683	32,683
Travel, transportation and accomodation	-	-	21,124	21,124
	-	-	443,587	443,587
Sub-total balance carried forward	6,353,384	3,263,137	1,646,421	13,770,936

The accompanying notes are an integral part of these consolidated financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

SCHEDULE OF MINERAL EXPLORATION COSTS (continued)

 (Prepared under US GAAP (note 2 (a))

(Expressed in Canadian dollars)

	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004	Cumulative period from inception (May 14, 1996) to December 31, 2006
Sub-total balance brought forward	6,353,384	3,263,137	1,646,421	13,770,936
Ruby Violet project
Assays and analysis	-	-	-	20,499
Communication	-	-	-	108,762
Depreciation	-	-	-	254,982
Drilling	-	-	-	467,372
Engineering and consulting	-	-	-	3,120,317
Equipment rental	-	-	-	337,577
Field office and supplies	-	-	-	277,119
Foreign exchange gain	-	-	-	(38,134)
Freight	-	-	-	234,956
Interest on convertible loans	-	-	-	1,288,897
Legal and accounting	-	-	-	453,269
Marketing	-	-	-	91,917
Mining costs	-	-	-	693,985
Processing and laboratory supplies	-	-	-	941,335
Property maintenance and taxes	-	-	-	298,752
Security	-	-	-	350,584
Travel, transportation and accomodation	-	-	-	392,031
Utilities and water	-	-	-	59,425
	-	-	-	9,353,645

Black Prince project
Communication	-	-	-	938
Drilling	-	-	-	77,167
Engineering and consulting	-	-	-	78,698
Equipment rental	-	-	-	10,800
Field office and supplies	-	-	-	3,397
Geological and geophysical	-	-	-	63,481
Legal and accounting	-	-	-	1,163
Property maintenance and taxes	-	-	-	13,249
Reproduction and drafting	-	-	-	1,179
Travel, transportation and accomodation	-	-	-	7,255
Recoveries	-	-	-	(40,000)
	-	-	-	217,327

Property investigations
Assays and analysis	22,057	106,986	-	129,043
Drilling	-	169,129	-	169,129
Engineering and consulting	21,359	113,034	18,880	175,962
Equipment rental	2,145	6,998	-	9,143
Field office and supplies	-	13,179	-	13,179
Operator fee	30,923	72,531	-	103,454
Property maintenance and taxes	(5,828)	6,906	-	1,078
Reclamation costs	2,085	1,685	-	3,770
Reproduction and drafting	5,927	38,265	-	44,192
	78,668	528,713	18,880	648,950

	$6,432,052	$3,791,850	$1,665,301	$23,990,858

The accompanying notes are an integral part of these consolidated financial statements.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

1. Nature of operations:

Midway Gold Corp. (the “Company”) was incorporated on May 14, 1996 under the laws of the Province of British Columbia and its principal business activities are the acquisition, exploration and development of mineral properties.

The Company is in the process of exploring and developing its mineral properties and has not yet determined whether its mineral properties contain ore reserves that are economically recoverable. The recoverability of amounts shown for mineral properties is dependent upon the discovery of economically recoverable ore reserves in its mineral properties, the ability of the Company to obtain the necessary financing to complete development, confirmation of the Company’s interest in the underlying mineral claims and upon future profitable production from or proceeds from the disposition of its mineral properties.

These financial statements have been prepared in accordance with accounting principles applicable to a going concern, which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business.  As at December 31, 2006, the Company had an accumulated deficit of $26,403,972, working capital of $8,126,648 which may not be sufficient to achieve the Company’s business objectives.  Management anticipates that the Company will continue to raise adequate funding through equity financings.  The Company’s continuing operations and the ability of the Company to discharge its liabilities and fulfill its commitments as they come due is dependent upon the ability of the Company to continue to obtain additional financial resources.  Failure to continue as a going concern would require the restatement of assets and liabilities on a liquidation basis, which could differ materially from the going concern basis.

2. Significant accounting policies:

(a)

Basis of presentation:

These consolidated financial statements have been prepared under accounting principles generally accepted in the United States of America (“US GAAP”).  Previously, the Company prepared its financial statements under Canadian GAAP. The major differences between Canadian and US GAAP, which affect the Company, is the accounting treatment of mineral property costs described in Notes 3.  These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

(b)

Cash and cash equivalents:

Cash and cash equivalents are comprised of cash and highly liquid investments having original terms to maturity of 90 days or less when acquired.

(c)

Equipment:

Equipment is recorded at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over three to five years, which represents the estimated useful lives of the assets.

(d)

Mineral properties:

Emerging Issues Task Force (“EITF”) No. 04-02 – “Whether Mineral Rights are Tangible or Intangible Assets”, concluded that mineral rights are tangible assets.  Accordingly, the Company continues to capitalize mineral property acquisition costs pursuant to US GAAP.  Exploration expenditures are expensed until an independent feasibility study has determined that the property is capable of commercial production and mine development begins.  At the Company’s current stage of exploration no economically recoverable reserves have been identified on any of its properties.  However, there are sufficient mineralized areas in the Midway and Spring Valley mineral properties that the Company has continued to defer and capitalize mineral property acquisition costs related to these

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

properties.  Exploration costs will continue to be expensed as they are incurred until an independent feasibility study has been completed and mine development begins.

Property acquisition costs include cash consideration and the fair value of common shares issued for mineral property interests. For property acquired under an option agreement or by joint venture, where payments are made at the sole discretion of the Company, payments are recorded in the accounts at the time of payment.

The amounts shown for mineral properties represent costs incurred to date, less recoveries and write-downs, and are not intended to reflect present or future values.

(e)

Asset retirement obligations:

The Company records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets in accordance with Statements of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations”.  The initial recognition of any liability will be capitalized as part of the asset cost and depreciated over its estimated useful life.  In subsequent periods, the liability will be adjusted for any changes in the amount.  To date, the Company has not incurred any asset retirement obligations.

(f)

Impairment of long-lived assets

Long-lived assets are continually reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

(g)

Stock-based compensation:

The Company has a stock option plan that is described in note 6(c).

On January 1, 2006 the Company has adopted SFAS No. 123R (revised), “Share-Based Payment” under the modified prospective transition option.  Under this transition option, any new option granted in 2006, modified in 2006 or unvested at the date of adoption are accounted for under SFAS 123R in 2006.  Under SFAS No. 123R the Company is required to measure and record to the financial statements the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide services in exchange for such award.  SFAS 123R requires estimates of forfeitures of unvested instruments at the grant date in determining the total compensation to be recognized.  Prior to the adoption of SFAS No. 123R, the Company followed the fair value method allowable under SFAS No. 123 and recognized the fair value of an employee’s services award over the vesting period and accounted for forfeitures only as they occurred.  Stock based payments to non-employees are measured at the fair value of consideration received or equity instruments issued, whichever is more reliable and are periodically re-measured until counter party performance is complete.

The offset to the recorded compensation cost is to additional paid-in capital. Consideration received on the exercise of stock options is recorded as share capital and the related additional paid-in capital is transferred to share capital.

(h)

Income taxes:

The Company uses the asset and liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. Under this method future income

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

tax assets and liabilities are determined based on differences between the financial statement carrying values of existing assets and liabilities and their respective income tax bases (temporary differences), and losses carried forward. Future income tax assets and liabilities are measured using the enacted tax rates which will be in effect when the temporary differences are likely to reverse. The effect on future income tax assets and liabilities of a change in tax rates is included in operations in the period in which the change is enacted. The amount of future income tax assets recognized is limited to the amount of the benefit that is more likely than not to be realized.

(i)

Net loss per share:

Basic net loss per share is computed by dividing the net loss for the period attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock.  Diluted net loss per share is not presented separately from basic net loss per share as the conversion of outstanding stock options and warrants into common shares would be anti-dilutive.  At December 31, 2006, the total number of potentially dilutive shares of common stock excluded from basic net loss per share was 5,421,000 (December 31, 2005 – 5,326,500; December 31, 2004 – 3,233,000).

(j)

Foreign currency translation:

Transactions and account balances originally stated in currencies other than the Canadian dollar have been translated into Canadian dollars as follows:

▪

Revenue and expense items at the rate of exchange in effect on the dates they occur.

▪

Non-monetary assets and liabilities at the rate of exchange in effect on the dates the assets were acquired or the liabilities were incurred.

▪

Monetary assets and liabilities at the exchange rate at the balance sheet date.

Exchange gains and losses are recorded in operations in the period in which they occur, except for exchange gains and losses related to translation of monetary assets and liabilities associated with mineral properties, which are deferred and included in mineral properties.

(k)

Share capital:

The Company records proceeds from share issuances, net of issue costs. Shares issued for consideration other than cash are valued at the quoted market price on the date the agreement to issue the shares was reached and announced for business combinations and at the date of issuance for other non-monetary transactions.

(l)

Warrants:

The Company accounts for warrants using the fair value method.  Under this method, the value of warrants is measured at fair value at the grant date using the Black-Scholes valuation model and recorded as share capital when the warrants are exercised.

(m)

Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant areas requiring the use of management estimates include the determination of impairment of

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

mineral properties and equipment, useful lives for amortization, valuation allowances for future income tax assets, the assumptions used in determining fair value of non-cash stock-based compensation and amounts of reclamation and environmental obligations. Financial results as determined by actual events may differ from these estimates.

(n)

Recent United States Accounting Pronouncements:

September 2006 - FASB issued Statement No. 157, “Fair Value Measures”.  This Statement defines fair value, establishes a framework for measuring fair value, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. Statement No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of Statement No. 157 will change current practice. Statement No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company is currently evaluating the impact of Statement No. 157 but does not expect that it will have a material impact on the consolidated financial statements.

June 2006 - FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN 48”).  This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes.”  This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006.   The Company has determined that the implementation of FIN 48 will likely not have an impact on its results of operations or financial position.

In May 2005, FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”), which is effective for fiscal years beginning after December 15, 2005.  SFAS 154 requires that changes in accounting policy be accounted for on a retroactive basis.  The Company adopted SFAS 154 on January 1, 2006.

(o)

Comparative figures:

Certain of the comparative figures have been reclassified to conform to the presentation in the current year.

3. Reconciliation to Canadian GAAP

The major difference between Canadian and US GAAP, which affected the Company, are the accounting treatment of mineral property exploration costs.   Under Canadian GAAP, companies have the option to capitalize mineral property acquisition costs and exploration expenditures until such time as it is determined that further work is not warranted, at which point deferred property costs would be written off.   Prior to the 2006 fiscal year, under Canadian GAAP all costs related to mineral properties were capitalized on a property-by-property basis. Such costs include acquisition costs, exploration, development, depreciation of equipment used for exploration and development activities and direct administrative expenditures, net of any recoveries. When there is little prospect of further work on a property being carried out by the Company, the remaining deferred costs of that property are written down to their estimated recoverable amount during the period such determination is made.

On December 31, 2006, the Company changed its accounting policy for accounting for mineral properties under Canadian GAAP to be consistent with US GAAP.  This accounting policy change was applied on a retroactive basis with restatement of prior year Canadian GAAP statements.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

After taking into account the change in accounting for exploration costs, there are no material differences between US GAAP and Canadian GAAP in these consolidated financial statements.

4. Equipment:

	December 31, 2006
	Cost	Accumulated depreciation	Net book value

Computer equipment	$38,568	$19,166	$19,402
Office equipment	16,249	14,191	2,058
Field equipment	17,862	2,484	15,378
Trucks	37,117	7,333	29,784
	$109,796	$43,174	$66,622

	December 31, 2005
	Cost	Accumulated depreciation	Net book value

Computer equipment	$29,196	$22,055	$7,141

5. Mineral properties:

The continuity of expenditures on mineral properties is as follows:

	Midway (a)	Spring Valley (b)	Total
December 31, 2003	$5,589,043	$116,930	$5,705,973

Acquistion costs and option payments	-	324,768	324,768

December 31, 2004	5,589,043	441,698	6,030,741

Acquisition costs and option payments	242,243	328,365	570,608

December 31, 2005	5,831,286	770,063	6,601,349

Acquisition costs and option payments	279,578	798,123	1,077,701

December 31, 2006	$6,110,864	$1,568,186	$7,679,050

(a)

Midway property, Nevada:

During 2001, the Company entered into an option agreement with Rex Exploration Corp. (“Rex”) to earn a 65% interest in the Midway property, a mineral property consisting of 135 unpatented mining claims located in central Nye County, Nevada. Rex had an underlying option agreement with the owners of the mineral property whereby Rex could earn a 100% interest in the mineral property, subject to a sliding scale royalty of between 2% and 7% of net smelter returns (“NSR”), by making option payments totaling US$275,000 over the period to August 2003 and making an option exercise payment of US$3,000,000 on August 15, 2004 (the "Underlying

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

Agreement"). This option exercise payment date was subsequently extended to August 15, 2005. In order for the Company to earn its 65% interest in the property, the Company agreed to make the US$275,000 option payments to the owners required pursuant to the Underlying Agreement, incur an additional US$925,000 on exploration and development expenditures on the property by August 15, 2004, and pay the Company's 65% share of the US$3,000,000 option exercise payment due August 15, 2004. However, effective October 30, 2002, the Company acquired all of the issued and outstanding shares of Rex in exchange for 4,500,000 common shares of the Company valued at $3.6 million.

During the period October 15, 2002 to June 8, 2004 Newmont Mining Corporation had an option to acquire a 51% interest in the Midway property before terminating its option.

On November 2, 2004, the Underlying Agreement was amended whereby the Company has the option to acquire a 100% interest in the Midway property by further payments totaling US$200,000 on or before August 15, 2005 (paid), subject only to a sliding scale royalty on NSR from any commercial production of between 2% to 7%, based on changes in gold prices.

In addition, the original option exercise payment of US$3,000,000 due August 15, 2005 was replaced with a series of annual payments as advances upon the royalty payable from commercial production as follows:

Option payment US$	Dates

250,000	On or before August 15, 2006 (paid)
250,000	On or before August 15, 2007
300,000	On or before August 15, 2008 and annually thereafter

 (b)

Spring Valley property, Nevada:

On August 15, 2003, the Company entered into an option agreement (the “Spring Valley Option Agreement”) with an unrelated individual (the “Owner”) whereby the Company has an option to earn a 100% interest in 44 unpatented mining claims (the “Spring Valley Claims”). Under the terms of the Spring Valley Option Agreement, the Company paid an initial option payment of US$75,000 to the Owner of the Spring Valley Claims. In order for the Company to earn its 100% interest in the Spring Valley Claims, the Company is required to maintain the mineral claims in good standing and to make the option payments and incur minimum expenditures as follows:

Option payment US$	Expenditures US$	Dates

100,000	150,000	On or before August 15, 2004 (paid and incurred)
100,000	150,000	On or before August 15, 2005 (paid and incurred)
200,000	150,000	On or before August 15, 2006 (paid and incurred)
3,000,000	150,000	On or before August 15, 2007

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

The Company has the option to make the final payment of US$3,000,000 at any time. Upon making the final payment, the Company will acquire a 100% interest in the Spring Valley Claims, subject only to the Owner’s royalty on NSR from commercial production over 500,000 ounces. The royalty is on a sliding scale increasing from 2% to 7% based on changes in gold prices. In addition, the Owner is entitled to a 1% overriding royalty on NSR from commercial production on all lands owned by the Company or an affiliate and located outside, but within a one half (1/2) mile perimeter of the Spring Valley Claims.

On September 1, 2003, the Company entered into an option agreement (the “SV Option Agreement”) with an unrelated company (the “Optionor”) to acquire all right, title and interest in 28 unpatented mining claims (the “SV Claims”), subject to a 2% net smelter royalty on commercial production payable to the Optionor. The SV Claims are contiguous to the Spring Valley Claims. Under the terms of the SV Option Agreement, the Company is required to maintain the mineral claims in good standing and to make the following option payments:

Option payment US$	Dates

10,000	September 10, 2003 (paid)
20,000	On or before March 1, 2004 (paid)
50,000	On or before September 1, 2004 (paid)
50,000	On or before September 1, 2005 (paid)
70,000	On or before September 1, 2006 (paid)
100,000	On or before September 1, 2007
100,000	On or before September 1, 2008
100,000	On or before September 1, 2009

500,000

The Company has the option to make the final option payment of US$500,000, less the total amount of all previous option payments made, at any time. Upon making the final payment, the Company will acquire an undivided 100% interest in the SV Claims, subject only to the Optionor’s 2% net smelter royalty.

In 2003 and 2004, the Company staked 50 claims adjacent to the Spring Valley property and in 2004, the Company purchased one claim for US$75,000. In 2005, the Company staked an additional 38 claims, also adjacent to the Spring Valley property. These claims have no royalty or payment burden, except for annual maintenance costs of approximately US$170 per claim. On September 7, 2005, the Company entered into a Purchase and Sale Agreement (“Agreement”) to buy 544 acres of surface land adjacent to the Spring Valley property for US$108,840. Upon execution of the Agreement, the Company paid a total of US$34,142, together with a promissory note in the principal amount of US$76,188, amortized over ten years, bearing interest at ten percent per annum on the unpaid principal balance with minimum quarterly principal and interest payments of US$3,035.  The promissory note was paid out in February 2007 so that the entire balance of $83,319 is recorded as a current liability at December 31, 2006 (2005 - $5,459). The promissory note was secured by a first priority deed of trust and assignment of rents on the property.

On January 25, 2006, the Company entered into a Purchase and Sale Agreement to acquire 101 federal mining claims (“Claims”) from Coeur Rochester, Inc (“Coeur”), adjoining the Spring Valley property, for the price of 40,000 common shares of Midway at a value of $2.20 per share. Coeur retains a 3% NSR royalty on any production and sale of metals from the Claims.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

On April 25, 2006, the Company entered into a Mineral Lease Agreement and Option to Purchase 12 unpatented lode mining claims for a series of annual payments as advances upon the 3% NSR royalties payable:

Option payment US$	Dates

12,000	Upon execution of agreement (paid)
24,000	On or before April 25, 2007
36,000	On or before April 25, 2008 and annually thereafter

The Company has the option to purchase these claims for a total purchase of US$600,000. Any advance royalties paid will be credited against the purchase price.

On May 5, 2006, the Company completed a purchase of land and mineral rights of 920 gross acres, 320 acres net surface, 770 acres net mineral, for US$200,000, and is subject to a 3% NSR royalty on any production and sale of metals from the claims.  This land and mineral rights also form part of the Spring Valley property.

On July 18, 2006, the Company entered into a mineral lease agreement and option to purchase 97 unpatented lode mining claims for a series of annual payments as advances upon a 3% NSR royalties payable:

Option payment US$	Dates

10,000	Upon execution of agreement (paid)
15,000	On or before July 18, 2007
20,000	On or before July 18, 2008 and annually thereafter

The Company has the option to purchase these claims for a total purchase of US$600,000. Any advance royalties paid will be credited against the purchase price.

On September 1, 2006, the Company purchased a 40 acre parcel, located near the Spring Valley diatreme, for $30,000.

On October 25, 2006 Company entered into a mineral lease agreement and option to purchase 6 unpatented lode mining claims for a series of annual payments as advances upon a 3% NSR royalties payable.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

Option payment US$	Dates

6,000	Upon execution of agreemen, October 25, 2006 (paid)
12,000	On or before October 26, 2007
20,000	On or before October 26, 2008
25,000	On or before October 25, 2009 and annually thereafter

The Company has the option to purchase each claim for a price of US$100,000. Any advance royalties paid will be credited against the purchase price.

On October 30, 2006, the Company entered into a mineral lease agreement and option to purchase 2 unpatented lode mining claims for a series of annual payments as advances upon a 3% NSR royalties payable.

Option payment US$	Dates

2,000	Upon execution of agreement, October 30, 2006 (paid)
4,000	On or before October 30, 2007
5,000	On or before October 30, 2008
6,000	On or before October 30, 2009 and annually thereafter

The Company has the option to purchase each claim for a price of US$100,000. Any advance royalties paid will be credited against the purchase price.

(c)

Acquisition of Pan-Nevada Gold Corporation (“Pan-Nevada”).

On December 12, 2006, the Company entered into a Letter of Intent that provides for a proposed acquisition of Pan-Nevada by way of a Plan of Arrangement (the “Arrangement”).  As at December 31, 2006, the Company had deferred transaction costs in the amount of $23,316 in connection with the Arrangement.

On April 13, 2007 the Arrangement closed.  As a result the Company acquired all the issued and outstanding Pan-Nevada common shares on the basis of one common share of the Company being issued for every 3.5714 Pan-Nevada common shares held and on April 16, 2007 issued 7,764,109 common shares.   Pan-Nevada option and warrant holders are entitled to receive 308,000 stock options and 870,323 share purchase warrants of the Company.  For accounting purposes the Company is considered to be the acquirer of Pan-Nevada assets.  Substantially all the consideration paid will be allocated to mineral properties.

Pan-Nevada’s projects are all in Nevada and include the Pan, Jessup, Afgan, Monte, KDK, Maggie Creek exploration prospects.

6. Common Stock

(a)

On June 17, 2005, in conjunction with the transition of the Company from the Company Act (BC) to the Business Corporations Act (BC), the Company’s authorized common share structure was changed from 100,000,000 common shares to an unlimited number of common shares.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

(b)

Share issuances:

(i)

During 1996, the Company issued 420,000 common shares at $0.25 per share by way of a non-brokered private placement for proceeds of $98,722 net of issue costs.  In addition the Company issued 280,000 flow-through common shares at $0.25 per share by way of a non-brokered private placement for proceeds of $70,000.

(ii)

During 1997, the Company completed an initial public offering of 2,000,000 common shares at $0.35 per share for proceeds of $590,570, net of issue costs.  In connection with this offering, the Company’s agent received a selling commission of 10% or $0.035 per share and was issued 25,000 shares as a corporate finance fee.

(iii)

During 1997, the Company issued 1,000,000 units at $2.50 per unit by way of a private placement for proceeds of $2,253,793 net of issue costs.  Each unit consisted of one common share and one non-transferable share purchase to purchase one additional common share at $3.00 per share until February 14, 1998.  The proceeds of the financing of $2,500,000 were allocated $2,178,761 as to the common shares and $321,239 as to the warrants.   During 1998 100,000 of the warrants were exercised and 900,000 expired.  In connection with this private placement, the Company’s agent received a selling commission of 7.5% of the proceeds of the units sold or $0.1875 per unit and a corporate finance fee of $15,000.

(iv)

During 1997, the Company issued 750,000 common shares as performance shares for proceeds of $7,500 that were held in escrow in accordance with the rules of the regulatory authorities of British Columbia.  The shares were released 25% in each of 1998, 1999, 2000 and 2001.

(v)

During 1997, pursuant to an equity participation agreement to acquire an interest in Gemstone Mining Inc. (“Gemstone”), a Utah Corporation that by agreement the creditors of Gemstone were issued 1,000,000 units of the Company on conversion of a debt of $2,065,500 (US$1,500,000). Each unit consisted of one common share and one non-transferable share purchase to purchase one additional common share at US$2.00 per share that was immediately exercised for proceeds of $2,803,205 (US$2,000,000).  The first one-third tranche of a conditional finders’ fee was satisfied by the issue of 150,000 common shares in connection with the acquisition of Gemstone.

(vi)

During 1998, the Company issued 100,000 common shares pursuant to the exercise of share purchase warrants for proceeds of $300,000.

(vii)

During 1998, the Company issued 200,000 common shares in connection with the acquisition of Gemstone as well as the second tranche of finder’s fee in connection with that acquisition.  The Company’s option to acquire Gemstone expired on January 31, 1998 and the remaining one-third tranche were not issued.

(viii)

During 1999, the Company consolidated its issued share capital on a two old for one new basis and changed its name from Neary Resources Corporation to Red Emerald Resource Corp.

(ix)

During 2002, the Company issued 3,500,000 units at $0.25 per unit for proceeds of $875,000 by way of a short form offering document under the policies of the TSX Venture Exchange.  Each unit consists of one common share and one common share purchase warrant that entitled the holder to purchase one additional common share at $0.25 per share until October 19, 2002.  The Company also issued 150,000 common shares as a finance fee in connection with this offering, and issued the agent 875,000 share purchase warrants exercisable at $0.25 per share until April 19, 2004.  During 2002 the Company issued 1,134,500 special warrants at $1.25 per special warrant for proceeds of $1,418,125.  Each Special Warrant automatically converted to a unit comprising one common share and one share purchase warrant that entitled the holder to purchase one additional common share at $1.55 per share until November 6, 2003.  The proceeds of the financing of $1,418,125 were allocated on a relative fair value basis as $1,171,286 to common shares and $246,839 as to the warrants.  During 2003 all of the warrants expired unexercised.  In connection with the offering the Company paid the agent a 10% commission totaling $113,450, issued the agent 40,000 common shares as a finance fee in connection with this offering, and issued the agent 170,175 share purchase warrant exercisable at $1.55 per share until July 5, 2003.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

(x)

During 2002, the Company issued 4,028,000 common shares pursuant to the exercise of share purchase warrants for proceeds of $1,007,000.

(xi)

During 2002, the Company issued 32,000 common shares pursuant to the exercise of stock options for proceeds of $12,800.

(xii)

During 2002, the Company issued 31,250 common shares as additional consideration to a director who loaned the Company $780,000 bearing interest at 12% per annum.  The loan and interest was repaid prior to December 31, 2002.

(xiii)

During 2002, the Company acquired Rex Exploration Corp. (“Rex”) in exchange for 4,500,000 common shares of the Company.

(xiv)

During 2003, the Company issued 700,000 units at $1.20 per unit for proceeds of $840,000 by way of a non-brokered private placement.  Each unit consists of one common share and one share purchase warrant that entitled the holder to purchase one additional common share at $1.50  until May 25, 2004.  The proceeds of the financing of $840,000 were allocated $638,838 as to common shares and $201,162 as to the warrants.  During 2004 161,000 of the warrants were exercised and 539,000 expired.  Share issue expenses were $19,932.

(xv)

During 2003, the Company issued 294,500 common shares pursuant to the exercise of share purchase warrants for proceeds of $73,625.

(xvi)

In January 2004, the Company issued 400,000 units at $2.00 per unit for proceeds of $800,000 by way of a private placement.  Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $2.35 per share for a six month period.  The proceeds of the financing of $800,000 were allocated on a relative fair value basis as $624,593 to common shares and $175,407 as to the warrants.  All of the warrants expired unexercised in 2004.  The Company issued 40,000 common shares as a finder’s fee for this private placement.

(xvii)

In August 2004, the Company issued 1,020,000 units at $0.75 per unit for proceeds of $765,000 by way of a private placement.  Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $0.80 per share until August 25, 2005.  All of the warrants were subsequently exercised.  The Company issued 55,650 common shares as a finder’s fee for this private placement.

(xviii)

In December 2004, the Company issued 700,000 units at $0.85 per unit for proceeds of $595,000 by way of a private placement.  Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $1.00 per share until December 20, 2005.  All of the warrants were subsequently exercised.  The Company issued 18,750 common shares as a finder’s fee for this private placement.

(xix)

In February 2005, the Company issued 2,500,000 units at $0.85 per unit for proceeds of $2,125,000 by way of a private placement. Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $1.00 per share until February 16, 2006. The proceeds of the financing of $2,125,000 were allocated on a relative fair value basis as $1,598,457 to common shares and $526,543 as to warrants.  There were 23,000 warrants exercised in fiscal year 2005 and the balance exercised in fiscal year 2006. The Company issued 75,800 common shares for $64,430 and paid $69,700 in cash as a finder’s fee and incurred $26,709 in additional issue costs for this private placement.

(xx)

In July 2005, the Company issued 1,000,000 units at $1.15 per unit for proceeds of $1,150,000 by way of a private placement. Each unit consisted of one common share and one-half non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $1.15 per share until July 27, 2006.  The proceeds of the financing of $1,150,000 were allocated on a relative fair value basis as $995,193 to common shares and $154,807 as to warrants.   All of the warrants were exercised in fiscal year 2006. The Company incurred $15,560 in issue costs.

(xxi)

In August 2005, the Company issued 500,000 units at $1.40 per unit for proceeds of $700,000 by way of a private placement. Each unit consisted of one common share and one-half nontransferable share purchase warrant that entitled the holder to purchase one additional common share at $1.45 per share until August

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

22, 2006. The proceeds of the financing of $700,000 were allocated on a relative fair value basis as $608,015 to common shares and $91,985 as to warrants.   All of the warrants were exercised in fiscal year 2006. The Company incurred $8,261 in issue costs.

(xxii)

In January 2006, the Company issued 40,000 common shares at a value of $88,000 pursuant to a purchase and sale agreement to purchase mining claims for the Spring Valley project.

(xxiii)

In May 2006, the Company issued 3,725,000 units at $1.80 per unit for proceeds of $6,705,000 by way of a private placement.  Each unit consisted of one common share and one-half nontransferable share purchase warrant.  Each whole warrant entitles the holder to purchase one additional common share at $2.70 per share until May 16, 2007 subject to the Company’s right to call the warrants, on 30 days’ notice in the event the 15 consecutive day trading average of the common shares of the Company exceeds $3.25.  The proceeds of the financing of $6,705,000 were allocated on a relative fair value basis as $5,998,846 to common shares and $706,154 as to warrants.   All of the warrants were outstanding at December 31, 2006. The Company incurred $65,216 in issue costs.

(xxiv)

In November 2006, the Company issued 2,000,000 units at $2.50 per unit for proceeds of $5,000,000 by way of a private placement. Each unit consisted of one common share and one-half nontransferable share purchase warrant.  Each whole warrant entitles the holder to purchase one additional common share at $3.00 per share until November 10, 2007.  The proceeds of the financing of $2,000,000 were allocated on a relative fair value basis as $1,761,509 to common shares and $238,491 as to warrants.   All of the warrants were outstanding at December 31, 2006. The Company paid $88,750 in finders’ fees and incurred $94,546 in issue costs for this private placement.

(c)

Stock options:

The Company has an incentive share option plan (the “Plan”) that allows it to grant incentive stock options to its officers, directors, employees and consultants. The Plan permits the Company’s directors to grant incentive stock options for the purchase of shares of the Company to persons in consideration for services. Stock options must be non-transferable and the aggregate number of shares that may be reserved for issuance pursuant to stock options may not exceed 10% of the issued shares of the Company at the time of granting and may not exceed 5% to any individual (maximum of 2% to any consultant). The exercise price of stock options is determined by the board of directors of the Company at the time of grant and may not be less than the closing price of the Company’s shares on the trading day immediately preceding the date on which the option is granted and publicly announced, less an applicable discount, and may not otherwise be less than $0.10 per share. Options have a maximum term of ten years and terminate 90 days following the termination of the optionee’s employment, except in the case of death or disability, in which case they terminate one year after the event.  Options vest immediately upon being granted and are exercisable at any time.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

The continuity of stock options is as follows:

Expiry date	Exercise price per share	Balance December 31, 2005	Granted	Exercised	Cancelled	Balance December 31, 2006	Intrinsic value December 31, 2006

August 14, 2006	$0.40	113,000	-	(113,000)	-	-	$-
March 7, 2007	$1.40	150,000	-	-	-	150,000	247,500
February 27, 2008	$1.36	50,000	-	-	(50,000)	-	-
September 5, 2008	$1.24	200,000	-	-	-	200,000	362,000
April 13, 2014	$2.04	400,000	-	-	-	400,000	404,000
September 14, 2009	$0.80	384,500	-	(76,000)	-	308,500	694,125
November 26, 2006	$0.80	50,000	-	(50,000)	-	-	-
February 4, 2010	$0.85	122,000	-	(42,000)	-	80,000	176,000
June 24, 2010	$1.30	600,000	-	(25,000)	-	575,000	1,006,250
October 4, 2010	$1.70	30,000	-	-		30,000	40,500
March 9, 2011	$2.00	-	100,000	-	-	100,000	105,000
March 22, 2011	$2.00	-	100,000	-	-	100,000	105,000
May 4, 2011	$2.00	-	30,000	-	-	30,000	31,500
June 11, 2011	$2.53	-	405,000	-	-	405,000	210,600
August 30, 2011	$2.63	-	40,000	-	-	40,000	16,800
November 30, 2011	$2.70	-	140,000	-	-	140,000	49,000
		2,099,500	815,000	(306,000)	(50,000)	2,558,500	$3,448,275

Weighted average exercise price		$1.27	$2.41	$0.70	$1.36	$1.62

At December 31, 2006, all 2,558,500 stock options were exercisable.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

Expiry date	Exercise price per share	Balance December 31, 2004	Granted	Exercised	Cancelled	Balance December 31, 2005	Intrinsic value December 31, 2005

August 14, 2006	$0.40	213,000	-	(100,000)	-	113,000	$135,600
March 7, 2007	$1.40	150,000	-	-	-	150,000	30,000
February 27, 2008	$1.36	50,000	-	-	-	50,000	12,000
September 5, 2008	$1.24	200,000	-	-	-	200,000	72,000
April 13, 2014	$2.04	400,000	-	-	-	400,000	-
September 14, 2009	$0.80	450,000	-	(65,500)	-	384,500	307,600
November 26, 2006	$0.80	50,000	-	-	-	50,000	40,000
February 4, 2010	$0.85	-	122,000	-	-	122,000	91,500
June 24, 2010	$1.30	-	600,000	-	-	600,000	180,000
October 4, 2010	$1.70	-	30,000	-	-	30,000	-
		1,513,000	752,000	(165,500)	-	2,099,500	$868,700

Weighted average exercise price		$1.21	$1.24	$0.56	-	$1.27

At December 31, 2005, all 2,099,500 stock options were exercisable.

Expiry date	Exercise price per share	Balance December 31, 2003	Granted	Exercised	Cancelled	Balance December 31, 2004	Intrinsic value December 31, 2004

August 14, 2006	$0.40	313,000	-	(100,000)	-	213,000	138,450
May 31, 2004	$0.60	150,000		(150,000)		-	-
March 7, 2007	$1.40	150,000	-	-	-	150,000	-
February 27, 2008	$1.36	50,000	-	-	-	50,000	-
September 5, 2008	$1.24	200,000	-	-	-	200,000	-
April 13, 2014	$2.04	-	400,000	-	-	400,000	-
September 14, 2009	$0.80	-	450,000	-	-	450,000	112,500
November 26, 2006	$0.80	-	50,000	-	-	50,000	-
		863,000	900,000	(250,000)	-	1,513,000	$250,950

Weighted average exercise price		$0.86	$1.35	$0.52	-	$1.21

At December 31, 2004, 1,463,000 stock options were exercisable.

During 2006, the Company granted 815,000 options and based on their estimated fair value at their grant dates, recorded stock-based compensation expense of $992,400 in the statement of operations of which $628,312 is included in salaries and benefits and $364,088 has been included in engineering and consulting exploration costs.  The fair value of each option grant was calculated using the Black-Scholes option pricing model with the

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

following assumptions: expected life of 2.5 years; volatility ranging from 81% to 82%; no dividend yield; and a risk free interest rate ranging from 3.88% to 4.27%.

During 2005, the Company granted 752,000 options and based on their estimated fair value at their grant dates, recorded stock-based compensation expense of $488,075 in the statement of operations. The fair value of each option grant was calculated using the Black-Scholes option pricing model with the following assumptions: expected life ranging from 2 to 2.5 years; volatility ranging from 79% to 84%; no dividend yield; and a risk free interest rate ranging from 2.83% to 3.69%.

During 2004, the Company granted 900,000 options and based on their estimated fair value at their grant dates, recorded stock-based compensation expense of $941,478 in the statement of operations.  The fair value of each option grant was calculated using the Black-Scholes option pricing model with the following assumptions: expected life of 2 to 5 years; volatility ranging from 77% to 118%; no dividend yield; and a risk free interest rate ranging from 2% to 3.3%.

The weighted average grant date fair value of options for the year ended December 31, 2006 was $1.22 (2005 - $0.61; 2004 - $1.16).

The intrinsic value of stock options outstanding at December 31, 2006, 2005 and 2004 relates to vested options.  Intrinsic value for stock options is calculated on the difference between the exercise prices of the underlying options and the quoted price of our common stock as of the reporting date.

(d)

Share purchase warrants:

The continuity of share purchase warrants is as follows:

Expiry date	Exercise price per share	Balance December 31, 2005	Issued	Exercised	Expired	Balance December 31, 2006

February 16, 2006	$1.00	2,477,000	-	(2,477,000)	-	-
July 27, 2006	$1.15	500,000	-	(500,000)	-	-
August 22, 2006	$1.45	250,000	-	(250,000)	-	-
May 16, 2007	$2.70	-	1,862,500	-	-	1,862,500
November 10, 2007	$3.00	-	1,000,000	-	-	1,000,000
		3,227,000	2,862,500	(3,227,000)	-	2,862,500

Expiry date	Exercise price per share	Balance December 31, 2004	Issued	Exercised	Expired	Balance December 31, 2005

August 25, 2005	$0.80	1,020,000	-	(1,020,000)	-	-
December 20, 2005	$1.00	700,000	-	(700,000)	-	-
February 16, 2006	$1.00	-	2,500,000	(23,000)	-	2,477,000
July 27, 2006	$1.15	-	500,000	-	-	500,000
August 22, 2006	$1.45	-	250,000	-	-	250,000
		1,720,000	3,250,000	(1,743,000)		3,227,000

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

Expiry date	Exercise price per share	Balance December 31, 2003	Issued	Exercised	Expired	Balance December 31, 2004

April 19, 2004	$0.25	52,500	-	(52,500)		-
May 25, 2004	$1.50	700,000	-	(161,000)	(539,000)	-
July 23, 2004	$2.35	-	400,000		(400,000)	-
August 25, 2005	$0.80	-	1,020,000	-	-	1,020,000
December 20, 2005	$1.00	-	700,000	-	-	700,000
		752,500	2,120,000	(213,500)	(939,000)	1,720,000

7. Contingency:

In May 2006 the Company’s wholly-owned Nevada subsidiary MGC Resources Inc. (“MGC") purchased additional property (the “Disputed Area”) from Seymork Investments Ltd. (“Seymork”) for US$200,000 to expand the Spring Valley project in Nevada. The Disputed Area represents about 4% of the surface area of the Spring Valley project.  In 1997, as a part of a loan arrangement, Emma Wagner (“Wagner”) transferred title of the Disputed Area to Seymork.  Seymork alleges it was a sale, Wagner alleges it was collateral for a loan.  In 1998, the parties entered into another loan arrangement whereby this time Wagner lent Seymork funds, using title to the Disputed Area as security for the loan.  Subsequently, Wagner assigned the rights to the loan to a group represented by Wallace D. Stephens (collectively “Stephens”).   The loan was not repaid and, in March 2006, Stephens sought to foreclose its interest against Seymork. In June 2006, Wagner brought a cross claim in the lawsuit against Seymork alleging that Wagner was the rightful owner of the Disputed Area.  The Company plans to join the lawsuit in order to protect its interests in the Disputed Area.  If the court determines that Wagner was the rightful owner of the property then the Company will lose title to the Disputed Area it purchased from Seymork and will write off the purchase price.

The Company believes it has a credible basis for maintaining its title to the Disputed Area, and it will be requesting access to the documents supporting Wagner's position.  The outcome of this matter is not determinable.

8. Related party transactions:

During fiscal 2006, the Company was charged a total of $122,500 (2005 - $60,000; 2004 - $92,000) for office and administration fees and consulting fees by directors, officers and companies with common directors. These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. A total of $587 owing to these companies is included in accounts payable and accrued liabilities at December 31, 2006 (2005 - $5,830).

9. Financial instruments:

In all material respects, the carrying amounts for the Company’s cash, amounts receivable and accounts payable and accrued liabilities approximate their fair values due to the short term nature of these instruments. Based on the Company’s credit adjusted risk free rate and subsequent payment, the carrying value of its promissory note approximates its fair value.  There are no financial instruments noted that require recording in comprehensive income under US GAAP.

10. Supplemental disclosure with respect to cash flows:

The significant non-cash transaction for the year ended December 31, 2006 consisted of the issue of 40,000 common shares for an option payment for a mineral property in the amount of $88,000 (note 5b) and the transfer of $111,330 for the fair value of stock options exercised from paid in additional capital to share capital.

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

The significant non-cash transaction for the year ended December 31, 2005 consisted of the issue of 75,800 common shares for a finders fee in the amount of $64,430 (note 6b) and the transfer of $31,964 for the fair value of stock options exercised from paid in additional capital to share capital and a promissory note for $88,607 (US$76,188) issued for payment of a mineral property acquisition (note 5b).

The significant non-cash transaction for the year ended December 31, 2004 consisted of the issue of 114,400 common shares for finders fees in the amount of $137,676 (note 6b) and the transfer of $27,000 for the fair value of stock options exercised from paid in additional capital to share capital.

11. Income taxes:

Substantially all of the difference between the actual tax expense (recovery) of nil and the expected B.C. statutory corporate income tax recovery relates to tax benefits not recognized and stock-based compensation not deductible for tax purposes.

The significant components of the Company’s future income tax assets and liabilities at December 31, 2006 and 2005 are as follows:

	2006	2005
Future income tax assets:
Canada:
Equipment, mineral properties and other	$174,000	$186,000
Losses carried forward	1,038,000	1,136,000
Capital losses carried forward	978,000	1,079,000
United States:
Mineral properties	2,087,000	99,000
Losses carried forward	494,000	311,000
Total future income tax assets	4,771,000	2,811,000

Valuation allowance	(3,200,000)	(1,861,000)
Net future income tax assets	1,571,000	950,000

Future income tax liabilities:
United States:
Mineral properties	1,571,000	1,571,000

Net future income tax assets (liabilities)	$-	$(621,000)

At December 31, 2006, the Company has available losses for tax purposes in Canada and the United States of approximately $3,349,000 (2005 - $3,300,000) and $1,452,000 (2005 - $900,000), respectively, which can be applied to reduce taxable income until 2026. The Company also has Canadian capital losses of approximately $6,300,000, which are without expiry.

12. Segment disclosures:

The Company considers itself to operate in a single segment, being mineral exploration and development. Geographic information is as follows:

MIDWAY GOLD CORP.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars, unless otherwise noted)

Years ended December 31, 2006, 2005 and 2004

	Canada	United States	Total
December 31, 2006:
Loss for the year	1,232,763	6,008,465	7,241,228
Assets	8,690,669	8,004,213	16,694,882

December 31, 2005
Loss for the year	1,290,013	3,112,702	4,402,715
Assets	578,156	7,564,348	8,142,504

December 31, 2004
Loss for the year	1,289,999	1,704,703	2,994,702
Assets	578,156	6,246,021	6,824,177

13. Subsequent events:

Subsequent to December 31, 2006, the Board of Directors granted 25,000 stock options at an exercise price of $3.00 that expire on January 23, 2012 and 100,000 stock options at an exercise price of $2.93 that expire on March 7, 2012.  In addition the Company issued 200,000 common shares pursuant to the exercise of stock options for gross proceeds of $311,675 and 12,500 common shares pursuant to the exercise of share purchase warrants for gross proceeds of $33,750.

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in Canadian dollars)

(unaudited)

Three months ended March 31, 2007 and 2006

MIDWAY GOLD CORP.

CONSOLIDATED INTERIM BALANCE SHEETS

(Expressed in Canadian dollars)

	March 31, 2007	December 31, 2006

	(unaudited)
Assets

Current assets:
Cash	$6,873,422	$8,568,839
Amounts receivable	174,901	84,444
Prepaid expenses	330,989	79,896
	7,379,312	8,733,179
Reclamation deposit	190,929	192,715
Equipment (note 3)	120,521	66,622
Deferred acquisition costs (note 4 (c))	284,231	23,316
Mineral properties (note 4)	7,679,050	7,679,050
	$15,654,043	$16,694,882

Liabilities and Shareholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$428,108	$523,211
Promissory note (note 4 (b))	-	83,320
	428,108	606,531

Stockholders' equity (note 5)
Common stock authorized - unlimited, no par value
Issued - 37,140,450 (2006 - 35,927,950)	38,438,005	37,871,763
Additional paid in capital	4,576,928	4,620,560
Deficit accumulated during the exploration stage	(27,788,998)	(26,403,972)
	15,225,935	16,088,351
	$15,654,043	$16,694,882

Nature of operations (note 1)
Commitments (note 4)
Contingency (note 6)
Subsequent events (notes 4 (c) and 9)

Approved on behalf of the Board:

“George Hawes” Director

“Alan Branham” Director

The accompanying notes are an integral part of these consolidated interim financial statements.

MIDWAY GOLD CORP.

CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT

 (Expressed in Canadian dollars) (unaudited)

	Three months ended March 31, 2007	Three months ended March 31, 2006	Cumulative period from inception (May 14, 1996) to March 31, 2007
		(restated note 3)
Expenses
Consulting	$3,968	$-	$182,750
Depreciation	9,947	1,882	51,284
Interest and bank charges	1,865	2,577	814,061
Investor relations	83,664	32,273	742,232
Legal, audit and accounting	33,584	34,053	899,097
Management fees	-	-	265,000
Mineral exploration expenditures (Schedule)	987,010	1,562,551	24,977,868
Office and administration (note 7)	37,548	25,115	782,948
Salaries and benefits	256,459	50,380	3,519,250
Transfer agent and filing fees	6,592	10,893	198,335
Travel	19,083	15,126	427,102

Loss before undernoted	1,439,720	1,734,850	32,859,927

Other (income) expenses:
Foreign exchange (gain) loss	22,663	(5,420)	(175,375)
Interest income	(77,357)	(17,549)	(456,210)
Recovery of mineral property interests			(2,806,312)
Write-off of mineral property interests			25,189
Other income			(87,221)
	(54,694)	(22,969)	(3,499,929)
Net loss before income tax	1,385,026	1,711,881	29,359,998
Income tax recovery	-	(288,000)	(1,571,000)
Net loss and comprehensive loss	$1,385,026	$1,423,881	$27,788,998

Basic and diluted loss per share	$0.04	$0.05
Weighted average number of shares outstanding	36,999,400	28,051,361

The accompanying notes are an integral part of these consolidated interim financial statements.

MIDWAY GOLD CORP.

CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

(Expressed in Canadian dollars) (unaudited)

	Three months ended March 31, 2007	Three months ended March 31, 2006	Cumulative period from inception (May 14, 1996) to March 31, 2007
Cash provided by (used in):		(restated note 3)
Operating activities:
Net loss	$(1,385,026)	$(1,423,881)	$(27,788,998)
Items not involving cash:			-
Depreciation	9,947	1,882	306,266
Stock-based compensation	177,260	203,880	3,157,213
Unrealized foreign exchange loss (gain)	1,786	-	(292,501)
Non-cash interest expense	-	-	234,765
Income tax recovery	-	(288,000)	(1,571,000)
Recoveries mineral property interests	-	-	(2,806,312)
Write-off of mineral property interests	-	-	25,189
Change in non-cash working capital items:			-
Amounts receivable	(90,457)	7,946	(176,250)
Prepaid expenses	(251,093)	(51,277)	(351,622)
Accounts payable, accrued liabilities and promissory note	(178,423)	100,765	547,232
	(1,716,006)	(1,448,685)	(28,716,018)

Investments activities:
Proceeds on sale of subsidiary	-	-	254,366
Mineral property acquisitions	-	-	(12,402,244)
Deferred acquisition costs	(260,915)	-	(284,231)
Purchase of equipment	(63,846)	(8,781)	(1,410,290)
Reclamation deposit	-	27,116	(660,561)
	(324,761)	18,335	(14,502,960)

Financing activities:
Advance from Red Emerald Ltd.	-	-	12,010,075
Convertible debenture	-	-	31,412,370
Common stock issued, net of issue costs	345,350	2,485,000	6,669,955
	345,350	2,485,000	50,092,400

Increase in cash	(1,695,417)	1,054,650	6,873,422
Cash, beginning of period	8,568,839	1,280,982	-
Cash,end of period	$6,873,422	$2,335,632	$6,873,422

Supplemental disclosure with respect to cash flows (note 8)

Interest received	$76,296	$17,549

The accompanying notes are an integral part of these consolidated interim financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

 (Expressed in Canadian dollars)

	Number of shares	Common stock	Additional paid-in capital	Accumulated deficit during the exploration stage	Total stockholders' equity
Balance, May 14, 1996 (date of inception)	-	$-	$-	$-	$-
Shares issued:
Private placements	700,000	168,722	-	-	168,722
Net loss	-	-	-	(114,800)	(114,800)
Balance, December 31, 1996	700,000	168,722	-	(114,800)	53,922
Shares issued:
Initial public offering	2,025,000	590,570	-	-	590,570
Principal shares	750,000	7,500	-	-	7,500
Private placement	1,000,000	2,253,793	-	-	2,253,793
Exercise of share purchase warrants	1,000,000	2,803,205	-	-	2,803,205
Acquistion of mineral property interest	1,000,000	2,065,500	-	-	2,065,500
Finders fee	150,000	309,825	-	-	309,825
Net loss	-	-	-	(2,027,672)	(2,027,672)
Balance, December 31, 1997	6,625,000	8,199,115	-	(2,142,472)	6,056,643
Shares issued:
Exercise of share purchase warrants	100,000	300,000	-	-	300,000
Acquistion of mineral property interest	200,000	246,000	-	-	246,000
Finders fee	150,000	224,250	-	-	224,250
Net loss	-	-	-	(1,943,674)	(1,943,674)
Balance, December 31, 1998	7,075,000	8,969,365	-	(4,086,146)	4,883,219
Consolidation of shares on a two for one new basis	(3,537,500)	-	-	-	-
Net loss	-	-	-	(2,378,063)	(2,378,063)
Balance, December 31, 1999	3,537,500	8,969,365	-	(6,464,209)	2,505,156
Net loss	-	-	-	(4,718,044)	(4,718,044)
Balance, December 31, 2000	3,537,500	8,969,365	-	(11,182,253)	(2,212,888)
Net earnings	-	-	-	2,427,256	2,427,256
Balance, December 31, 2001	3,537,500	8,969,365	-	(8,754,997)	214,368
Shares issued:
Private placement	4,824,500	2,380,625	-	-	2,380,625
Exercise of share purchase warrants	4,028,000	1,007,000	-	-	1,007,000
Exercise of stock options	32,000	12,800	-	-	12,800
Financing shares issued	31,250	35,000	-	-	35,000
Acquistion of mineral property interest	4,500,000	3,600,000	-	-	3,600,000
Share issue costs	-	(544,260)	-	-	(544,260)
Stock based compensation	-	-	27,000	-	27,000
Net loss	-	-	-	(1,657,651)	(1,657,651)
Balance, December 31, 2002	16,953,250	15,460,530	27,000	(10,412,648)	5,074,882
Shares issued:
Private placement	700,000	840,000	-	-	840,000
Exercise of share purchase warrants	294,500	73,625	-	-	73,625
Share issue costs	-	(19,932)	-	-	(19,932)
Stock based compensation	-	-	531,000		531,000
Net loss	-	-	-	(1,352,679)	(1,352,679)
Balance, December 31, 2003	17,947,750	16,354,223	558,000	(11,765,327)	5,146,896
Shares issued:
Private placement	2,234,400	2,297,676	-	-	2,297,676
Exercise of share purchase warrants	213,500	254,625	-	-	254,625
Exercise of stock options	250,000	157,000	(27,000)	-	130,000
Share issue costs	-	(183,512)	-	-	(183,512)
Stock based compensation	-	-	941,478	-	941,478
Net loss	-	-	-	(2,994,702)	(2,994,702)
Balance, December 31, 2004, carried forward	20,645,650	18,880,012	1,472,478	(14,760,029)	5,592,461

The accompanying notes are an integral part of these consolidated interim financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY - CONTINUED

 (Expressed in Canadian dollars)

	Number of shares	Common stock	Additional paid-in capital	Accumulated deficit during the exploration stage	Total stockholders' equity
Balance, December 31, 2004 brought forward	20,645,650	18,880,012	1,472,478	(14,760,029)	5,592,461
Private placement	4,075,800	4,039,430	-	-	4,039,430
Exercise of stock options	165,500	124,364	(31,964)	-	92,400
Exercise of share purchase warrants	1,743,000	1,539,000	-	-	1,539,000
Share issue costs	-	-	-	-	-
Stock based compensation	-	(184,660)	488,075	-	303,415
Net loss	-	-	-	(4,402,715)	(4,402,715)
Balance, December 31, 2005	26,629,950	24,398,146	1,928,589	(19,162,744)	7,163,991
Shares issued:
Private placements	5,725,000	11,705,000	-	-	11,705,000
Exercise of stock options	306,000	325,530	(111,330)	-	214,200
Exercise of share purchase warrants	3,227,000	3,414,500	-	-	3,414,500
Acquistion of mineral property interest	40,000	88,000	-	-	88,000
Share issue costs	-	(248,512)	-	-	(248,512)
Stock based compensation	-	-	992,400	-	992,400
Net loss	-	-	-	(7,241,228)	(7,241,228)
Balance, December 31, 2006	35,927,950	37,871,763	4,620,560	(26,403,972)	16,088,351
Shares issued:
Exercise of stock options	200,000	527,753	(216,153)	-	311,600
Exercise of share purchase warrants	12,500	38,489	(4,739)	-	33,750
Stock based compensation	-	-	177,260	-	177,260
Net loss				(1,385,026)	(1,385,026)
Balance, March 31, 2007	36,140,450	$38,438,005	$4,576,928	$(27,788,998)	$15,225,935

The accompanying notes are an integral part of these consolidated interim financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

SCHEDULE OF MINERAL EXPLORATION EXPENDITURES

(Expressed in Canadian dollars) (unaudited)

	Three months ended March 31, 2007	Three months ended March 31, 2006	Cumulative period from inception (May 14, 1996) to March 31, 2007
Exploration expenditures incurred are summarized as follows:
Midway project
Assays and analysis	$11,354	$115,421	$218,695
Communication	-	809	9,513
Drilling	9,247	563,805	1,241,262
Engineering and consulting	142,525	88,701	2,762,078
Environmental	13,785	17,633	107,944
Field office and supplies	15,900	15,911	103,619
Legal and accounting	-	-	10,419
Property maintenance and taxes	2,232	1,277	305,738
Reclamation costs	-	-	24,021
Reproduction and drafting	-	35	20,803
Salaries and labour	41,115	89,402	41,115
Travel, transportation and accomodation	39,944	31,488	242,523
	276,102	924,482	5,087,730
Spring Valley project
Assays and analysis	144,952	119,264	1,472,519
Communication	-	729	10,307
Drilling	217,598	69,795	4,347,935
Engineering and consulting	100,701	127,136	1,850,915
Environmental	36,458	36,268	183,154
Equipment rent	-	-	64,651
Field office and supplies	26,655	29,550	290,002
Legal	37,654	-	37,654
Operator fee	-	-	108,339
Property maintenance and taxes	158	7,885	262,715
Reclamation costs	-	540	28,815
Reproduction and drafting	791	5,989	29,724
Salaries and labour	42,596	149,180	42,596
Travel, transportation and accomodation	53,556	33,413	447,514
	661,119	579,749	9,176,840
Property investigations
Assays and analysis	5,653	4,502	134,696
Drilling	-	-	169,129
Engineering and consulting	31,985	37,117	207,947
Equipment rent	-	-	9,143
Field office and supplies	852	257	14,031
Operator fee	-	-	103,454
Property maintenance and taxes	5,096	-	6,174
Reclamation costs	-	-	3,770
Reproduction and drafting	1,172	-	45,364
Salaries and labour	2,534	-	2,534
Travel, transportation and accomodation	2,497	16,444	2,497
	49,789	58,320	698,739
Sub-total balance carried forward	987,010	1,562,551	14,963,309

MIDWAY GOLD CORP.

(an exploration stage company)

SCHEDULE OF MINERAL EXPLORATION EXPENDITURES - CONTINUED

(Expressed in Canadian dollars) (unaudited)

	Three months ended March 31, 2007	Three months ended March 31, 2006	Cumulative period from inception (May 14, 1996) to March 31, 2007
Sub-total balance brought forward	987,010	1,562,551	14,963,309
Pioche/Mineral Mountain project
Acquisition costs and option payments	-	-	40,340
Assays and analysis	-	-	13,037
Drilling	-	-	232,205
Engineering and consulting	-	-	38,212
Field office and supplies	-	-	16,236
Property maintenance and taxes	-	-	49,750
Reclamation costs	-	-	32,683
Travel, transportation and accomodation	-	-	21,124
	-	-	443,587
Ruby Violet project
Assays and analysis	-	-	20,499
Communication	-	-	108,762
Depreciation	-	-	254,982
Drilling	-	-	467,372
Engineering and consulting	-	-	3,120,317
Equipment rental	-	-	337,577
Field office and supplies	-	-	277,119
Foreign exchange gain	-	-	(38,134)
Freight	-	-	234,956
Interest on convertible loans	-	-	1,288,897
Legal and accounting	-	-	453,269
Marketing	-	-	91,917
Mining costs	-	-	693,985
Processing and laboratory supplies	-	-	941,335
Property maintenance and taxes	-	-	298,752
Security	-	-	350,584
Travel, transportation and accomodation	-	-	392,031
Utilities and water	-	-	59,425
	-	-	9,353,645

Black Prince project
Communication	-	-	938
Drilling	-	-	77,167
Engineering and consulting	-	-	78,698
Equipment rental	-	-	10,800
Field office and supplies	-	-	3,397
Geological and geophysical	-	-	63,481
Legal and accounting	-	-	1,163
Property maintenance and taxes	-	-	13,249
Reproduction and drafting	-	-	1,179
Travel, transportation and accomodation	-	-	7,255
Recoveries	-	-	(40,000)
	-	-	217,327
	$987,010	$1,562,551	$24,977,868

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the three month periods ended March 31, 2007 and 2006

(Unaudited)

1.

Nature of operations:

Midway Gold Corp. (the “Company”) was incorporated on May 14, 1996 under the laws of the Province of British Columbia and its principal business activities are the acquisition, exploration and development of mineral properties.

The Company is in the process of exploring and developing its mineral properties and has not yet determined whether its mineral properties contain ore reserves that are economically recoverable. The recoverability of amounts shown for mineral properties is dependent upon the discovery of economically recoverable ore reserves in its mineral properties, the ability of the Company to obtain the necessary financing to complete development, confirmation of the Company’s interest in the underlying mineral claims and upon future profitable production from or proceeds from the disposition of its mineral properties.

2.

Significant accounting policies and change in accounting policy:

These consolidated interim financial statements for the Company have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”).  They do not include all of the information and disclosures required by US GAAP for annual financial statements.  In the opinion of management, all adjustments considered necessary for fair presentation have been included in these financial statements.   The interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements including the notes thereto for the year ended December 31, 2006 which may be found on www.sedar.com.

The accounting policies followed by the Company are set out in note 2 to the audited consolidated financial statements for the year ended December 31, 2006 and have been consistently followed in the preparation of these consolidated interim financial statements.

Recently Issued Financial Accounting Standards:

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. The Company expects to adopt SFAS No. 159 on January 1, 2008 and the Company does not expect a significant impact on the consolidated financial statements.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements. This standard provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. The standard clarifies that for items that are not actively traded, fair value should reflect the price in a transaction with a markets participant, including an adjustment for risk. Under SFAS No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market which the reporting entity transacts. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company expects to adopt SFAS No. 157 on January 1, 2008 and the Company does not expect a significant impact on the consolidated financial statements.

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the three month periods ended March 31, 2007 and 2006

(Unaudited)

3.

Equipment:

	March 31, 2007			December 31, 2006
	Cost	Accumulated depreciation	Net book value	Cost	Accumulated depreciation	Net book value

Computer equipment	$74,217	$23,900	$50,317	$38,568	$19,166	$19,402
Office equipment	16,249	14,375	1,874	16,249	14,191	2,058
Field equipment	23,393	3,475	19,918	17,862	2,484	15,378
Trucks	59,782	11,370	48,412	37,117	7,333	29,784
	$173,641	$53,120	$120,521	$109,796	$43,174	$66,622

4.

Mineral properties:

The continuity of expenditures on mineral properties is as follows:

	Midway (a)	Spring Valley (b)	Total

December 31, 2006 and March 31, 2007	$6,110,864	$1,568,186	$7,679,050

(a)

Midway property, Nevada:

During 2001, the Company entered into an option agreement with Rex Exploration Corp. (“Rex”) to earn a 65% interest in the Midway property, a mineral property consisting of 135 unpatented mining claims located in central Nye County, Nevada. Rex had an underlying option agreement with the owners of the mineral property whereby Rex could earn a 100% interest in the mineral property, subject to a sliding scale royalty of between 2% and 7% of net smelter returns (“NSR”), by making option payments totaling US$275,000 over the period to August 2003 and making an option exercise payment of US$3,000,000 on August 15, 2004 (the "Underlying Agreement"). This option exercise payment date was subsequently extended to August 15, 2005. In order for the Company to earn its 65% interest in the property, the Company agreed to make the US$275,000 option payments to the owners required pursuant to the Underlying Agreement, incur an additional US$925,000 on exploration and development expenditures on the property by August 15, 2004, and pay the Company's 65% share of the US$3,000,000 option exercise payment due August 15, 2004. Effective October 30, 2002, the Company acquired all of the issued and outstanding shares of Rex in exchange for 4,500,000 common shares of the Company.

During the period October 15, 2002 to June 8, 2004 Newmont Mining Corporation had an option to acquire a 51% interest in the Midway property before terminating its option.

On November 2, 2004, the Underlying Agreement was amended whereby the Company has the option to acquire a 100% interest in the Midway property by further payments totaling US$200,000 on or before August 15, 2005 (paid), subject only to a sliding scale royalty on NSR from any commercial production of between 2% to 7%, based on changes in gold prices.

In addition, the original option exercise payment of US$3,000,000 due August 15, 2005 was replaced with a series of annual payments as advances upon the royalty payable from commercial production as follows:

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the three month periods ended March 31, 2007 and 2006

(Unaudited)

4.

Mineral properties – Midway (continued)

Option payment US$	Dates

250,000	On or before August 15, 2006 (paid)
250,000	On or before August 15, 2007
300,000	On or before August 15, 2008 and annually thereafter

 (b)

Spring Valley property, Nevada:

On August 15, 2003, the Company entered into an option agreement (the “Spring Valley Option Agreement”) with an unrelated individual (the “Owner”) whereby the Company has an option to earn a 100% interest in 44 unpatented mining claims (the “Spring Valley Claims”). Under the terms of the Spring Valley Option Agreement, the Company paid an initial option payment of US$75,000 to the Owner of the Spring Valley Claims. In order for the Company to earn its 100% interest in the Spring Valley Claims, the Company is required to maintain the mineral claims in good standing and to make the option payments and incur minimum expenditures as follows:

Option payment US$	Expenditures US$	Dates

100,000	150,000	On or before August 15, 2004 (paid and incurred)
100,000	150,000	On or before August 15, 2005 (paid and incurred)
200,000	150,000	On or before August 15, 2006 (paid and incurred)
3,000,000	150,000	On or before August 15, 2007

The Company has the option to make the final payment of US$3,000,000 at any time. Upon making the final payment, the Company will acquire a 100% interest in the Spring Valley Claims, subject only to the Owner’s royalty on NSR from commercial production over 500,000 ounces. The royalty is on a sliding scale increasing from 2% to 7% based on changes in gold prices. In addition, the Owner is entitled to a 1% overriding royalty on NSR from commercial production on all lands owned by the Company or an affiliate and located outside, but within a one half (1/2) mile perimeter of the Spring Valley Claims.

On September 1, 2003, the Company entered into an option agreement (the “SV Option Agreement”) with an unrelated company (the “Optionor”) to acquire all right, title and interest in 28 unpatented mining claims (the “SV Claims”), subject to a 2% net smelter royalty on commercial production payable to the Optionor. The SV Claims are contiguous to the Spring Valley Claims. Under the terms of the SV Option Agreement, the Company is required to maintain the mineral claims in good standing and to make the following option payments:

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the three month periods ended March 31, 2007 and 2006

(Unaudited)

4.

Mineral properties – Spring Valley (continued)

Option payment US$	Dates

10,000	September 10, 2003 (paid)
20,000	On or before March 1, 2004 (paid)
50,000	On or before September 1, 2004 (paid)
50,000	On or before September 1, 2005 (paid)
70,000	On or before September 1, 2006 (paid)
100,000	On or before September 1, 2007
100,000	On or before September 1, 2008
100,000	On or before September 1, 2009

500,000

The Company has the option to make the final option payment of US$500,000, less the total amount of all previous option payments made, at any time. Upon making the final payment, the Company will acquire an undivided 100% interest in the SV Claims, subject only to the Optionor’s 2% net smelter royalty.

In 2003 and 2004, the Company staked 50 claims adjacent to the Spring Valley property and in 2004, the Company purchased one claim for US$75,000. In 2005, the Company staked an additional 38 claims, also adjacent to the Spring Valley property. These claims have no royalty or payment burden, except for annual maintenance costs of approximately US$170 per claim. On September 7, 2005, the Company entered into a Purchase and Sale Agreement (“Agreement”) to buy 544 acres of surface land adjacent to the Spring Valley property for US$108,840. Upon execution of the Agreement, the Company paid a total of US$34,142, together with a promissory note in the principal amount of US$76,188, amortized over ten years, bearing interest at ten percent per annum on the unpaid principal balance with minimum quarterly principal and interest payments of US$3,035.  The promissory note was re-paid in February 2007.

On January 25, 2006, the Company entered into a Purchase and Sale Agreement to acquire 101 federal mining claims (“Claims”) from Coeur Rochester, Inc (“Coeur”), adjoining the Spring Valley property, for the price of 40,000 common shares of Midway at a value of $2.20 per share. Coeur retains a 3% NSR royalty on any production and sale of metals from the Claims.

On April 25, 2006, the Company entered into a Mineral Lease Agreement and Option to Purchase 12 unpatented lode mining claims for a series of annual payments as advances upon the 3% NSR royalties payable:

Option payment US$	Dates

12,000	Upon execution of agreement (paid)
24,000	On or before April 25, 2007 (paid)
36,000	On or before April 25, 2008 and annually thereafter

The Company has the option to purchase these claims for a total purchase of US$600,000. Any advance royalties paid will be credited against the purchase price.

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the three month periods ended March 31, 2007 and 2006

(Unaudited)

4.

Mineral properties – Spring Valley property (continued)

On May 5, 2006, the Company completed a purchase of land and mineral rights of 920 gross acres, 320 acres net surface, 770 acres net mineral, for US$200,000, and is subject to a 3% NSR royalty on any production and sale of metals from the claims.  This land and mineral rights also form part of the Spring Valley property.

On July 18, 2006, the Company entered into a mineral lease agreement and option to purchase 97 unpatented lode mining claims for a series of annual payments as advances upon a 3% NSR royalties payable:

Option payment US$	Dates

10,000	Upon execution of agreement (paid)
15,000	On or before July 18, 2007
20,000	On or before July 18, 2008 and annually thereafter

The Company has the option to purchase these claims for a total purchase of US$600,000. Any advance royalties paid will be credited against the purchase price.

On September 1, 2006, the Company purchased a 40 acre parcel, located near the Spring Valley diatreme, for $30,000.

On October 25, 2006 Company entered into a mineral lease agreement and option to purchase 6 unpatented lode mining claims for a series of annual payments as advances upon a 3% NSR royalties payable.

Option payment US$	Dates

6,000	Upon execution of agreemen, October 25, 2006 (paid)
12,000	On or before October 26, 2007
20,000	On or before October 26, 2008
25,000	On or before October 25, 2009 and annually thereafter

The Company has the option to purchase each claim for a price of US$100,000. Any advance royalties paid will be credited against the purchase price.

On October 30, 2006, the Company entered into a mineral lease agreement and option to purchase 2 unpatented lode mining claims for a series of annual payments as advances upon a 3% NSR royalties payable.

Option payment US$	Dates

2,000	Upon execution of agreement, October 30, 2006 (paid)
4,000	On or before October 30, 2007
5,000	On or before October 30, 2008
6,000	On or before October 30, 2009 and annually thereafter

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the three month periods ended March 31, 2007 and 2006

(Unaudited)

4.

Mineral properties – Spring Valley property (continued)

The Company has the option to purchase each claim for a price of US$100,000. Any advance royalties paid will be credited against the purchase price.

(c)

Acquisition of Pan-Nevada Gold Corporation (“Pan-Nevada”).

On December 12, 2006, the Company entered into a Letter of Intent that provides for a proposed acquisition of Pan-Nevada by way of a Plan of Arrangement (the “Arrangement”).  As at March 31, 2007, the Company had recorded deferred transaction costs in the amount of $284,231 in connection with the Arrangement.

On April 13, 2007 the Arrangement closed.  As a result, the Company acquired all the issued and outstanding Pan-Nevada common shares on the basis of one common share of the Company being issued for every 3.5714 Pan-Nevada common shares held and issued 7,764,109 common shares.   Pan-Nevada option and warrant holders are entitled to receive 308,000 stock options and 870,323 share purchase warrants of the Company.  For accounting purposes the Company is considered to be the acquirer of Pan-Nevada assets.

Pan-Nevada’s projects are all in Nevada and include the Pan, Jessup, Afgan, Monte, KDK and Maggie Creek exploration prospects.

5.

Share capital

(a)

The Company’s authorized to issue an unlimited number of common shares.

(b)

Share issuances:

(i)

During 1996, the Company issued 420,000 common shares at $0.25 per share by way of a non-brokered private placement for proceeds of $98,722 net of issue costs.  In addition the Company issued 280,000 flow-through common shares at $0.25 per share by way of a non-brokered private placement for proceeds of $70,000.

(ii)

During 1997, the Company completed an initial public offering of 2,000,000 common shares at $0.35 per share for proceeds of $590,570, net of issue costs.  In connection with this offering, the Company’s agent received a selling commission of 10% or $0.035 per share and was issued 25,000 shares as a corporate finance fee.

(iii)

During 1997, the Company issued 1,000,000 units at $2.50 per unit by way of a private placement for proceeds of $2,253,793 net of issue costs.  Each unit consisted of one common share and one non-transferable share purchase to purchase one additional common share at $3.00 per share until February 14, 1998.  The proceeds of the financing of $2,500,000 were allocated $2,178,761 as to the common shares and $321,239 as to the warrants.   During 1998 100,000 of the warrants were exercised and 900,000 expired.  In connection with this private placement, the Company’s agent received a selling commission of 7.5% of the proceeds of the units sold or $0.1875 per unit and a corporate finance fee of $15,000.

(iv)

During 1997, the Company issued 750,000 common shares as performance shares for proceeds of $7,500 that were held in escrow in accordance with the rules of the regulatory authorities of British Columbia.  The shares were released 25% in each of 1998, 1999, 2000 and 2001.

(v)

During 1997, pursuant to an equity participation agreement to acquire an interest in Gemstone Mining Inc. (“Gemstone”), a Utah Corporation that by agreement the creditors of Gemstone were issued 1,000,000 units of the Company on conversion of a debt of $2,065,500 (US$1,500,000). Each unit consisted of one common share and one non-transferable share purchase to purchase one additional common share at US$2.00 per share that was immediately exercised for proceeds of $2,803,205 (US$2,000,000).  The first one-third tranche of a conditional finders’ fee was satisfied by the issue of 150,000 common shares in connection with the acquisition of Gemstone.

(vi)

During 1998, the Company issued 100,000 common shares pursuant to the exercise of share purchase warrants for proceeds of $300,000.

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the three month periods ended March 31, 2007 and 2006

(Unaudited)

5.

Share capital (continued)

(vii)

During 1998, the Company issued 200,000 common shares in connection with the acquisition of Gemstone as well as the second tranche of finder’s fee in connection with that acquisition.  The Company’s option to acquire Gemstone expired on January 31, 1998 and the remaining one-third tranche were not issued.

(viii)

During 1999, the Company consolidated its issued share capital on a two old for one new basis and changed its name from Neary Resources Corporation to Red Emerald Resource Corp.

(ix)

During 2002, the Company issued 3,500,000 units at $0.25 per unit for proceeds of $875,000 by way of a short form offering document under the policies of the TSX Venture Exchange.  Each unit consists of one common share and one common share purchase warrant that entitled the holder to purchase one additional common share at $0.25 per share until October 19, 2002.  The Company also issued 150,000 common shares as a finance fee in connection with this offering, and issued the agent 875,000 share purchase warrants exercisable at $0.25 per share until April 19, 2004.  During 2002 the Company issued 1,134,500 special warrants at $1.25 per special warrant for proceeds of $1,418,125.  Each Special Warrant automatically converted to a unit comprising one common share and one share purchase warrant that entitled the holder to purchase one additional common share at $1.55 per share until November 6, 2003.  The proceeds of the financing of $1,418,125 were allocated on a relative fair value basis as $1,171,286 to common shares and $246,839 as to the warrants.  During 2003 all of the warrants expired unexercised.  In connection with the offering the Company paid the agent a 10% commission totaling $113,450, issued the agent 40,000 common shares as a finance fee in connection with this offering, and issued the agent 170,175 share purchase warrant exercisable at $1.55 per share until July 5, 2003.

(x)

During 2002, the Company issued 4,028,000 common shares pursuant to the exercise of share purchase warrants for proceeds of $1,007,000.

(xi)

During 2002, the Company issued 32,000 common shares pursuant to the exercise of stock options for proceeds of $12,800.

(xii)

During 2002, the Company issued 31,250 common shares as additional consideration to a director who loaned the Company $780,000 bearing interest at 12% per annum.  The loan and interest was repaid prior to December 31, 2002.

(xiii)

During 2002, the Company acquired Rex Exploration Corp. (“Rex”) in exchange for 4,500,000 common shares of the Company.

(xiv)

During 2003, the Company issued 700,000 units at $1.20 per unit for proceeds of $840,000 by way of a non-brokered private placement.  Each unit consists of one common share and one share purchase warrant that entitled the holder to purchase one additional common share at $1.50  until May 25, 2004.  The proceeds of the financing of $840,000 were allocated $638,838 as to common shares and $201,162 as to the warrants.  During 2004 161,000 of the warrants were exercised and 539,000 expired.  Share issue expenses were $19,932.

(xv)

During 2003, the Company issued 294,500 common shares pursuant to the exercise of share purchase warrants for proceeds of $73,625.

(xvi)

In January 2004, the Company issued 400,000 units at $2.00 per unit for proceeds of $800,000 by way of a private placement.  Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $2.35 per share for a six month period.  The proceeds of the financing of $800,000 were allocated on a relative fair value basis as $624,593 to common shares and $175,407 as to the warrants.  All of the warrants expired unexercised in 2004.  The Company issued 40,000 common shares as a finder’s fee for this private placement.

(xvii)

In August 2004, the Company issued 1,020,000 units at $0.75 per unit for proceeds of $765,000 by way of a private placement.  Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $0.80 per share until August 25, 2005.  All of the warrants were subsequently exercised.  The Company issued 55,650 common shares as a finder’s fee for this private placement.

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the three month periods ended March 31, 2007 and 2006

(Unaudited)

5.

Share capital (continued)

(xviii)

In December 2004, the Company issued 700,000 units at $0.85 per unit for proceeds of $595,000 by way of a private placement.  Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $1.00 per share until December 20, 2005.  All of the warrants were subsequently exercised.  The Company issued 18,750 common shares as a finder’s fee for this private placement.

(xix)

In February 2005, the Company issued 2,500,000 units at $0.85 per unit for proceeds of $2,125,000 by way of a private placement. Each unit consisted of one common share and one non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $1.00 per share until February 16, 2006. The proceeds of the financing of $2,125,000 were allocated on a relative fair value basis as $1,598,457 to common shares and $526,543 as to warrants.  There were 23,000 warrants exercised in fiscal year 2005 and the balance exercised in fiscal year 2006. The Company issued 75,800 common shares for $64,430 and paid $69,700 in cash as a finder’s fee and incurred $26,709 in additional issue costs for this private placement.

(xx)

In July 2005, the Company issued 1,000,000 units at $1.15 per unit for proceeds of $1,150,000 by way of a private placement. Each unit consisted of one common share and one-half non-transferable share purchase warrant that entitled the holder to purchase one additional common share at $1.15 per share until July 27, 2006.  The proceeds of the financing of $1,150,000 were allocated on a relative fair value basis as $995,193 to common shares and $154,807 as to warrants.   All of the warrants were exercised in fiscal year 2006. The Company incurred $15,560 in issue costs.

(xxi)

In August 2005, the Company issued 500,000 units at $1.40 per unit for proceeds of $700,000 by way of a private placement. Each unit consisted of one common share and one-half nontransferable share purchase warrant that entitled the holder to purchase one additional common share at $1.45 per share until August 22, 2006. The proceeds of the financing of $700,000 were allocated on a relative fair value basis as $608,015 to common shares and $91,985 as to warrants.   All of the warrants were exercised in fiscal year 2006. The Company incurred $8,261 in issue costs.

(xxii)

In January 2006, the Company issued 40,000 common shares at a value of $88,000 pursuant to a purchase and sale agreement to purchase mining claims for the Spring Valley project.

(xxiii)

In May 2006, the Company issued 3,725,000 units at $1.80 per unit for proceeds of $6,705,000 by way of a private placement.  Each unit consisted of one common share and one-half nontransferable share purchase warrant.  Each whole warrant entitles the holder to purchase one additional common share at $2.70 per share until May 16, 2007 subject to the Company’s right to call the warrants, on 30 days’ notice in the event the 15 consecutive day trading average of the common shares of the Company exceeds $3.25.  The proceeds of the financing of $6,705,000 were allocated on a relative fair value basis as $5,998,846 to common shares and $706,154 as to warrants.   All of the warrants were outstanding at December 31, 2006. The Company incurred $65,216 in issue costs.

(xxiv)

In November 2006, the Company issued 2,000,000 units at $2.50 per unit for proceeds of $5,000,000 by way of a private placement. Each unit consisted of one common share and one-half nontransferable share purchase warrant.  Each whole warrant entitles the holder to purchase one additional common share at $3.00 per share until November 10, 2007.  The proceeds of the financing of $2,000,000 were allocated on a relative fair value basis as $1,761,509 to common shares and $238,491 as to warrants.   All of the warrants were outstanding at December 31, 2006. The Company paid $88,750 in finders’ fees and incurred $94,546 in issue costs for this private placement.

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the three month periods ended March 31, 2007 and 2006

(Unaudited)

5.

Share capital (continued)

 (c)

Stock options:

The Company has an incentive share option plan (the “Plan”) that allows it to grant incentive stock options to its officers, directors, employees and consultants. The Plan permits the Company’s directors to grant incentive stock options for the purchase of shares of the Company to persons in consideration for services. Stock options must be non-transferable and the aggregate number of shares that may be reserved for issuance pursuant to stock options may not exceed 10% of the issued shares of the Company at the time of granting and may not exceed 5% to any individual (maximum of 2% to any consultant). The exercise price of stock options is determined by the board of directors of the Company at the time of grant and may not be less than the closing price of the Company’s shares on the trading day immediately preceding the date on which the option is granted and publicly announced, less an applicable discount, and may not otherwise be less than $0.10 per share. Options have a maximum term of ten years and terminate 90 days following the termination of the optionee’s employment, except in the case of death or disability, in which case they terminate one year after the event.  Options vest immediately upon being granted and are exercisable at any time.

Expiry date	Exercise price per share	Balance December 31, 2006	Granted	Exercised	Cancelled	Balance March 31, 2007

March 7, 2007	$1.40	150,000	-	(150,000)	-	-
September 5, 2008	$1.24	200,000	-	-	-	200,000
September 14, 2009	$0.80	308,500	-	-	-	308,500
February 4, 2010	$0.85	80,000	-	-	-	80,000
June 24, 2010	$1.30	575,000	-	-	-	575,000
October 4, 2010	$1.70	30,000		(30,000)		-
March 9, 2011	$2.00	100,000	-	-	-	100,000
March 22, 2011	$2.00	100,000	-	-	-	100,000
May 4, 2011	$2.00	30,000	-	-	-	30,000
June 11, 2011	$2.53	405,000	-	(20,000)	-	385,000
August 30, 2011	$2.63	40,000	-	-	-	40,000
November 30, 2011	$2.70	140,000	-	-	-	140,000
January 23, 2012	$3.00	-	25,000	-	-	25,000
March 7, 2012	$2.93	-	100,000	-	-	100,000
April 13, 2014	$2.04	400,000	-	-	-	400,000
		2,558,500	125,000	(200,000)	-	2,483,500

(d)

Share purchase warrants:

The continuity of share purchase warrants is as follows:

Expiry date	Exercise price per share	Balance December 31, 2006	Issued	Exercised	Expired	Balance March 31, 2007

May 16, 2007	$2.70	1,862,500	-	(12,500)	-	1,850,000
November 10, 2007	$3.00	1,000,000	-	-	-	1,000,000
		2,862,500	-	(12,500)	-	2,850,000

MIDWAY GOLD CORP.

(an exploration stage company)

Notes to Consolidated Interim Financial Statements

For the three month periods ended March 31, 2007 and 2006

(Unaudited)

6.

Contingency:

In May 2006 the Company’s wholly-owned Nevada subsidiary MGC Resources Inc. (“MGC") purchased additional property (the “Disputed Area”) from Seymork Investments Ltd. (“Seymork”) for US$200,000 to expand the Spring Valley project in Nevada. The Disputed Area represents about 4% of the surface area of the Spring Valley project.  In 1997, as a part of a loan arrangement, Emma Wagner (“Wagner”) transferred title of the Disputed Area to Seymork.  Seymork alleges it was a sale, Wagner alleges it was collateral for a loan.  In 1998, the parties entered into another loan arrangement whereby this time Wagner lent Seymork funds, using title to the Disputed Area as security for the loan.  Subsequently, Wagner assigned the rights to the loan to a group represented by Wallace D. Stephens (collectively “Stephens”).   The loan was not repaid and, in March 2006, Stephens sought to foreclose its interest against Seymork. In June 2006, Wagner brought a cross claim in the lawsuit against Seymork alleging that Wagner was the rightful owner of the Disputed Area.  The Company has joined the lawsuit in order to protect its interests in the Disputed Area.  If the court determines that Wagner was the rightful owner of the property then the Company will lose title to the Disputed Area it purchased from Seymork and will write off the purchase price.

The Company believes it has a credible basis for maintaining its title to the Disputed Area, and it has requested access to the documents supporting Wagner's position.  The outcome of this matter is not determinable.

7.

Related party transactions:

(a)

During the three months ended March 31, 2007 $Nil (2006 - $17,500) was paid for office facilities and administrative services to a company with a director in common.

(b)

During the three months ended March 31, 2007 $22,500 (2006 - $Nil) was paid for office facilities and administrative services to a company with an officer in common.

(c)

Included in accounts payable and accrued liabilities at March 31, 2007 is $500 (March 31, 2006 - $16,007) payable to the companies referred to in this note.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

8.

Supplemental disclosure with respect to cash flows:

The significant non-cash transaction for the three months ended March 31, 2007 consisted of the transfer of $216,153 for the fair value of stock options exercised from paid in additional capital to share capital and the transfer of $4,739 for the fair value of stock purchase warrants exercised from paid in additional capital to share capital.

The significant non-cash transaction for the three months ended March 31, 2006 consisted of the issue of 40,000 common shares for an option payment for a mineral property in the amount of $88,000 (note 5(b)) and the transfer of $4,880 for the fair value of stock options exercised from paid in additional capital to share capital.

9. Subsequent events:

Subsequent to March 31, 2007:

(a)

the Board of Directors granted 200,000 stock options at an exercise price of $3.20 that expire on April 26, 2012

(b)

the Company issued 1,805,558 common shares pursuant to the exercise of share purchase warrants for proceeds of $4,802,791

(c)

a total of 137,500 share purchase warrants with an exercise price of $2.70 expired unexercised on May 16, 2007

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

DAVIDSON & COMPANY LLP	Chartered Accountants	A Partnership of Incorporated Professionals

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Shareholders of

Pan-Nevada Gold Corporation

(formerly Castleworth Ventures Inc.)

We have audited the consolidated balance sheets of Pan-Nevada Gold Corporation (formerly Castleworth Ventures Inc.) as at April 30, 2006 and 2005 and the consolidated statements of operations and deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2006 and 2005 and the results of its operations and cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

July 24, 2006

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA –

U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the financial statements.  Our report to the shareholders dated July 24, 2006 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

July 24, 2006

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

CONSOLIDATED BALANCE SHEETS

AS AT APRIL 30

	2006	2005

ASSETS

Current
Cash	$ 621,394	$ 1,678
Receivables	8,657	1,134
Prepaid expenses	7,133	1,257

	637,184	4,069

Reclamation bonds	52,106	46,348
Mineral properties (Note 3)	2,502,497	1,522,545

	$ 3,191,787	$ 1,572,962

LIABILITIES AND SHAREHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities	$ 78,902	$ 34,779
Due to related parties (Note 7)	7,516	29,086
Promissory note (Note 4)	-	50,671

	86,418	114,536

Shareholders' equity
Capital stock (Note 5)	9,658,134	7,624,451
Contributed surplus (Note 5)	306,568	229,460
Deficit	(6,859,333)	(6,395,485)

	3,105,369	1,458,426

	$ 3,191,787	$ 1,572,962

Nature and continuance of operations (Note 1)

Subsequent events (Note 11)

On behalf of the Board:

“John Watson”	Director	“Harold Gershuny”	Director

The accompanying notes are an integral part of these consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

YEAR ENDED APRIL 30

	2006	2005

GENERAL AND ADMINISTRATIVE EXPENSES
Consulting and management fees	$ 132,274	$ 173,764
Office	38,935	20,346
Professional fees	75,893	36,780
Rent	17,597	9,481
Shareholder communications	21,144	21,922
Stock-based compensation (Note 6)	77,108	122,580
Transfer agent and regulatory fees	22,978	13,501
Travel	32,391	19,125

Loss before other items	(418,320)	(417,499)

OTHER ITEMS
Interest income	5,670	2,821
Loss on foreign exchange	(51,198)	(8,325)
Write-off of mineral property and reclamation bond (Note 3)	-	(225,065)
Write-off of deferred exploration costs (Note 3)	-	(375,872)

	(45,528)	(606,441)

Loss for the year	(463,848)	(1,023,940)

Deficit, beginning of year	(6,395,485)	(5,371,545)

Deficit, end of year	$ (6,859,333)	$ (6,395,485)

Basic and diluted loss per common share	$ (0.02)	$ (0.07)

Weighted average number of common shares outstanding	19,320,139	15,578,564

The accompanying notes are an integral part of these consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEAR ENDED APRIL 30

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the year	$ (463,848)	$ (1,023,940)
Items not affecting cash:
Accrued interest payable on promissory note	-	671
Loss on foreign exchange	5,173	2,323
Stock-based compensation	77,108	122,580
Write-off of mineral property	-	600,937

Changes in non-cash working capital items:
(Increase) decrease in receivables	(7,523)	158
(Increase) decrease in prepaid expenses	(6,012)	10,972
Decrease in accounts payable and accrued liabilities	(7,478)	(4,473)

Cash flows used in operating activities	(402,580)	(290,772)

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayment) advances from related parties	(21,570)	29,086
(Repayment) proceeds from promissory note	(50,000)	50,000
Issuance of capital stock	2,047,340	169,000
Share issue costs	(13,657)	-

Cash flows provided by financing activities	1,962,113	248,086

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition and exploration of mineral properties	(929,022)	(620,160)
Reclamation bonds	(10,795)	(39,800)

Cash flows used in investing activities	(939,817)	(659,960)

Change in cash during the year	619,716	(702,646)

Cash, beginning of year	1,678	704,324

Cash, end of year	$ 621,394	$ 1,678

Supplemental disclosure with respect to cash flows (Note 8)

The accompanying notes are an integral part of these consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

1.

NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated on February 11, 1981 under the British Columbia Company Act and its primary business is the acquisition and exploration of mineral properties in the U.S.A.  The Company is considered to be in the exploration stage.  On January 20, 2006, the Company changed its name from “Castleworth Ventures Inc.” to “Pan-Nevada Gold Corporation”.

The Company is in the process of exploring and developing its mineral properties and has not yet determined whether these properties contain ore reserves that are economically recoverable.  The recoverability of the amounts shown for the mineral property and related deferred exploration costs is dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain necessary financing to complete their development and upon future profitable production.

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation.  The financial statements do not include adjustments to amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations.  Continued operations of the Company are dependent on the Company's ability to receive continued financial support, complete public equity financing, or generate profitable operations in the future. For the purposes of these financial statements these principles conform, in all material respects, to generally accepted accounting principles in the United States, except as described in Note 12.

2.

SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Apex Energy (U.S.) Inc., a Nevada company.  All significant inter-company transactions and balances have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year.  Actual results could differ from those estimates.

Asset retirement obligations

An asset retirement obligation is a legal obligation associated with the retirement of tangible long-lived assets that the Company is required to settle. The Company recognizes the fair value of a liability for an asset retirement obligation in the year in which it is incurred when a reasonable estimate of fair value can be made.  The carrying amount of the related long-lived asset is increased by the same amount as the liability.  This policy was adopted retroactively in fiscal 2005 and has not affected the Company’s consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

2.

SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Mineral properties

All costs related to the acquisition, exploration and development of mineral properties are capitalized by property.  If economically recoverable ore reserves are developed, capitalized costs of the related property are reclassified as mining assets and amortized using the unit of production method.  When a property is abandoned, all related costs are written off to operations.  If, after management review, it is determined that the carrying amount of a mineral property is impaired, that property is written down to its estimated net realizable value.  A mineral property is reviewed for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.

The amounts shown for mineral properties and deferred exploration costs do not necessarily represent present or future values.  Their recoverability is dependent upon the discovery of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete the development, and future profitable production or proceeds from the disposition thereof.

Foreign currency translation

The Company’s subsidiary is an integrated foreign operation and is translated into Canadian dollars using the temporal method. Monetary items are translated at the exchange rate in effect at the balance sheet date and non-monetary items are translated at historical exchange rates. Income and expense items are translated at rates approximating those in effect at the time of the transaction.  Translation gains and losses are reflected in loss for the year.

Stock-based compensation

The Company uses the fair value method whereby the Company recognizes compensation costs for the granting of all stock options and direct awards of stock.  Any consideration paid by the option holders to purchase shares is credited to capital stock.

Future income taxes

Future income taxes are recorded using the asset and liability method whereby future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Future tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled.  The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs.  To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

2.

SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Loss per share

The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments.  Under this method the dilutive effect on loss per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments.  It assumes that the proceeds would be used to purchase common shares at the average market price during the year.  For the years presented, this calculation proved to be anti-dilutive.

Basic loss per share is calculated using the weighted average number of common shares outstanding during the year.

Comparative figures

Certain comparative figures have been reclassified to conform with the current year’s presentation.

3.

MINERAL PROPERTIES

2006	Jessup Property	Lyle Campbell Trust Properties	Monte Property	Total

Acquisition costs:
Balance, April 30, 2005	$ -	$ 110,756	$ -	$ 110,756

Additions	59,055	-	-	59,055

Balance, April 30, 2006	59,055	110,756	-	169,811

Exploration costs:
Balance, April 30, 2005	-	1,411,789	-	1,411,789

Advance royalty	30,016	92,880	11,489	134,385
Assays	25,161	106,605	-	131,766
Consulting fees	8,741	2,729	-	11,470
Drilling	127,418	164,993	-	292,411
Geological	66,098	80,496	228	146,822
Mapping	17,158	16,409	-	33,567
Meals and lodging	1,278	10,935	-	12,213
Other	10,209	20,547	-	30,756
Staking and maintenance fees	7,000	82,339	-	89,339
Travel	3,468	18,369	-	21,837
Truck / equipment	8,563	7,768	-	16,331
Total additions	305,110	604,070	11,717	920,897

Balance, April 30, 2006	305,110	2,015,859	11,717	2,332,686

Total costs, April 30, 2006	$ 364,165	$ 2,126,615	$ 11,717	$ 2,502,497

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

3.

MINERAL PROPERTIES (cont’d…)

2005	Thunder Mountain Property	Lyle Campbell Trust Properties	Total

Acquisition costs:
Balance, April 30, 2004	$ 218,529	$ 110,756	$ 329,285

Written-off	(218,529)	-	(218,529)

Balance, April 30, 2005	-	110,756	110,756

Exploration costs:
Balance, April 30, 2004	372,161	795,340	1,167,501

Assays	-	51,283	51,283
Consulting fees	-	1,734	1,734
Drilling	-	184,889	184,889
Geological	-	108,121	108,121
Mapping	-	3,207	3,207
Meals and lodging	-	3,803	3,803
Metallurgical	-	51,837	51,837
Other	87	17,230	17,317
Royalty payments	2,523	73,518	76,041
Staking and maintenance fees	1,101	100,548	101,649
Travel	-	4,968	4,968
Truck / equipment	-	15,311	15,311

Total additions	3,711	616,449	620,160

Written-off	(375,872)	-	(375,872)

Balance, April 30, 2005	-	1,411,789	1,411,789

Total costs, April 30, 2005	$ -	$ 1,522,545	$ 1,522,545

Title to mineral properties

Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties.  The Company has investigated title to all of its mineral properties and, to the best of its knowledge, title to all of its properties are in good standing.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

3.

MINERAL PROPERTIES (cont’d…)

Lyle Campbell Trust Properties, Nevada, U.S.A.

During fiscal 2003, the Company entered into a lease option agreement with the Lyle Campbell Trust for a 100% interest in certain gold properties in Nevada.  The Company paid $70,707 (US$45,000) as an advance towards royalty payments and acquired additional claims by staking at a cost of $40,049.

Pursuant to the agreement, the Company must:

i)

Pay US$37,500 advance royalty upon signing of the agreement (paid);

ii)

Pay US$37,500 advance royalty in January 2004 (paid);

iii)

Pay US$60,000 advance royalty in January 2005 (paid);

iv)

Pay US$80,000 advance royalty in January 2006 (paid);

v)

Pay an advance royalty of the greater of US$130,000 or the US dollar equivalent of certain amounts of gold as of the date of the agreement.

The Company must also pay a production royalty based on gross sales on the following sliding scale:

i)

2.5% if gold is less than US$340/ounce;

ii)

3.0% if gold is between US$340/ounce and US$450/ounce;

iii)

4.0% if gold is greater than US $450/ounce.

The Company has advanced funds for reclamation bonds to regulatory bodies against reclamation obligations relating to exploration work on the mineral properties.

In addition, the Company must incur the following exploration expenditures on the Lyle Campbell Trust Properties:

i)

US$80,000 in the 2003 calendar year (incurred);

ii)

US$85,000 in the 2004 calendar year (incurred);

iii)

US$120,000 in the 2005 calendar year (incurred);

iv)

US$130,000 in the 2006 calendar year;

v)

US$165,000 in 2007 and each calendar year thereafter.

Monte Property, Nevada, U.S.A.

During fiscal 2006, the Company entered into a lease agreement with the Lyle Campbell Trust with regard to the Monte property located in White Pine County, Nevada.

Pursuant to the agreement, the Company must:

i)

Pay US$10,000 advance royalty upon signing of the agreement (paid);

ii)

Pay US$10,000 advance royalty in January 2007;

iii)

Pay US$30,000 advance royalty in January 2008;

iv)

Pay US$45,000 advance royalty in January 2009;

v)

Pay an advance royalty of the greater of US$60,000 or the US dollar equivalent of certain amounts of gold as of the date of the agreement.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

3.

MINERAL PROPERTIES (cont’d…)

Monte Property, Nevada, U.S.A. (cont’d…)

The Company must also pay a production royalty on gross sales on the following sliding scale:

i)

2.5% if gold is less than US$340/ounce;

ii)

3.0% if gold is between US$340/ounce and US$450/ounce;

iii)

4.0% if gold is greater than US$450/ounce.

In addition, the Company must incur the following exploration expenditures on the Monte property:

i)

US$35,000 in the 2006 calendar year;

ii)

US$50,000 in the 2007 calendar year;

iii)

US$75,000 in 2008 and each calendar year thereafter.

Jessup Property, Nevada, U.S.A.

In November 2005, the Company entered into an option agreement with Sunrise Land & Minerals Inc. (“Sunrise”), to acquire a 100% leasehold interest in the Jessup property located northeast of Reno, Nevada pursuant to which the Company paid $59,055.  The Company and Sunrise have two directors in common.

The Company assumed all underlying obligations of the Jessup lease during the 12 month option period.  The Company may acquire the Jessup lease by paying Sunrise a further US$400,000, of which US$200,000 is payable by November 17, 2006 and the remaining US$200,000 is payable by November 17, 2007.

Pursuant to the agreement, the Company must:

i)

Pay US$5,000/month advance royalty in 2006;

ii)

Pay US$6,000/month advance royalty in 2007;

iii)

Pay US$7,000/month advance royalty in 2008;

iv)

Pay US$8,000/month advance royalty in 2009;

v)

Pay an advance royalty of US$9,000/month in 2010 and thereafter.

The Company must also pay a Net Smelter Return (“NSR”) on the following sliding scale:

i)

2.6% NSR if gold is less than US$340/ounce;

ii)

3.1% NSR if gold is between US$340/ounce and US$450/ounce;

iii)

4.1% NSR if gold is between US$450/ounce and US$500/ounce;

iv)

5.1% NSR if gold is greater than US$500/ounce.

There is also a right to buy out all but 1.6% of the royalty for US$2,000,000 if exercised before 2008, US$2,500,000 if exercised during 2008 and US$3,000,000 if exercised after 2008.  All advance royalty payments and production royalty payments made under the lease agreements are to be credited to the buyout.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

3.

MINERAL PROPERTIES (cont’d…)

Jessup Property, Nevada, U.S.A. (cont’d…)

In February 2006, the Company entered into an option agreement with certain individuals, to acquire a 100% leasehold interest in certain claims located in Churchill County, Nevada.

Pursuant to the agreement, the Company must:

i)

Pay US$6,000 advance royalty upon signing of the agreement (paid);

ii)

Pay US$7,000 advance royalty in January 2007;

iii)

Pay US$8,000 advance royalty in January 2008;

iv)

Pay US$9,000 advance royalty in January 2009;

v)

Pay US$10,000 advance royalty in January 2010 and thereafter.

The Company must also pay a 2.0% Net Smelter Return (“NSR”)

There is also a right to buy out 50% of the royalty for US$1,000,000 at any time during the agreement.

In February, 2006, the Company entered into an option agreement with Victory Exploration (“Victory”), to acquire a 100% leasehold interest in certain claims located in Churchill County, Nevada.

Pursuant to the agreement, the Company must:

i)

Pay US$2,500 advance royalty upon signing of the agreement (paid);

ii)

Pay US$5,000 advance royalty from 2007 to 2010;

iii)

Pay US$10,000 advance royalty from 2011 to 2015;

iv)

Pay US$20,000 advance royalty from 2016 to 2020;

v)

Pay US$30,000 advance royalty from 2021 to thereafter.

The Company must also pay a 5.0% Net Smelter Return (“NSR”).

There is also a right to buy out 50% of the royalty for US$250,000 at any time during the first 5 years of the agreement.

Thunder Mountain Property, Nye County, Nevada, U.S.A.

During fiscal 2003, the Company entered into an option agreement to earn a 50% interest in certain mineral claims in Nye County, Nevada. The Company paid $39,625 and issued 350,000 common shares at a value of $109,000.  The Company also acquired additional claims by staking at a cost of $69,904.

During fiscal 2005, management decided to no longer pursue the interest in the claims and allowed the option agreement to lapse.  Accordingly, $218,529 in mineral property acquisition costs, $375,872 in deferred exploration costs and $6,536 of reclamation bonds were written off to operations.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

4.

PROMISSORY NOTE

Promissory note with a principal balance of $50,000 payable to a director of the Company, bearing interest at 8% per annum, compounded monthly. During fiscal 2006, the Company repaid the note including interest.

5.

CAPITAL STOCK AND CONTRIBUTED SURPLUS

	Number of Shares	Capital Stock	Contributed Surplus

Authorized
100,000,000 common shares without par value

Issued
Balance at April 30, 2004	15,255,331	$ 7,434,709	$ 127,622
Exercise of stock options	545,000	169,000	-
Contributed surplus adjustment for exercised options	-	20,742	(20,742)
Stock-based compensation	-	-	122,580

Balance at April 30, 2005	15,800,331	7,624,451	229,460
Private placements	5,118,350	2,047,340	-
Share issuance costs	-	(13,657)	-
Stock-based compensation	-	-	77,108

Balance as at April 30, 2006	20,918,681	$ 9,658,134	$ 306,568

Private placements

In July, 2005, the Company issued 4,118,350 units at $0.40 per unit for gross proceeds of $1,647,340.  Each unit consisted of one common share and one non-transferable share purchase warrant entitling the holder to purchase one additional common share at $0.50 until July 19, 2006 and at $0.55 until July 19, 2007.  The Company incurred share issue costs of $13,657 related to this private placement.

In January, 2006, the Company issued 1,000,000 common shares at $0.40 per share for gross proceeds of $400,000 pursuant to a non-brokered private placement.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

6.

STOCK OPTIONS AND WARRANTS

The Company has a shareholder approved stock option plan under which it is authorized to grant options to executive officers and directors, employees and consultants enabling them to acquire up to 10% of the issued and outstanding common stock of the Company.  Under the plan, the exercise price of each option equals the market price, minimum price or a discounted price, of the Company’s stock as calculated on the date of grant.  The options can be granted for a maximum term of 5 years and vest at the discretion of the board of directors.

	Warrants		Stock Options
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

Outstanding, April 30, 2004	1,325,781	$ 0.89	505,000	$ 0.55
Granted	-	-	475,000	0.40
Exercised	-	-	(545,000)	0.31
Expired/cancelled	(990,781)	0.77	(160,000)	1.01

Outstanding, April 30, 2005	335,000	1.25	275,000	0.49
Granted	4,118,350	0.50	875,000	0.40
Exercised	-	-	-	-
Expired/cancelled	(335,000)	1.25	(100,000)	0.65

Outstanding, April 30, 2006	4,118,350	$ 0.50	1,050,000	$ 0.40

Number currently exercisable	4,118,350	$ 0.50	750,000	$ 0.40

At April 30, 2006, the Company had outstanding stock options and warrants, enabling the holders to acquire common shares as follows:

	Number of Shares	Exercise Price	Expiry Date

Stock options	75,000	$ 0.40	August 3, 2006
	100,000	0.40	February 8, 2007
	550,000	0.40	August 11, 2007
	300,000	0.40	February 11, 2008
	25,000	0.52	January 24, 2008

Warrants	4,118,350	0.50	July 19, 2006
		then at 0.55	July 19, 2007

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

6.

STOCK OPTIONS AND WARRANTS (cont’d…)

On August 11, 2005, the Company granted 300,000 stock options to a director, which are exercisable at $0.40 per share until February 11, 2008 and which only vest if at least one of the following events occur:

a)

Receipt of an unconditional offer of at least $0.75 per share for at least 75% of the Company’s outstanding common shares.

b)

The Company receives a technical report from an independent qualified person in respect of one of its properties, which complies with the requirements of National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”), which report includes a resource estimate that, when the number of ounces of gold or gold equivalent in all categories of resources in such resource estimate is added to the total number of ounces of gold or gold equivalent in all categories of resources in the most recent NI 43-101 compliant resource estimates by independent qualified persons on each of the Company’s other properties, the total number of ounces of gold or gold equivalent for all of the projects of the Company combined exceeds 1,000,000.

Stock-based compensation

The Company granted 875,000 (2005 – 475,000) stock options during the fiscal year ended April 30, 2006.  Stock-based compensation expense of $77,108 (2005 - $122,580) is based on options vesting as calculated using the Black-Scholes option pricing model was recognized and also recorded as contributed surplus on the balance sheet.  The weighted average fair value of the stock options granted during fiscal 2006 was $0.13 (2005 - $0.26) per option.

The following weighted average assumptions were used for the Black-Scholes valuation of stock options issued during the year:

	2006	2005

Risk-free interest rate	3%	3%
Expected life of options	2 years	2 years
Annualized volatility	68%	167%
Dividend rate	0.00%	0.00%

7.

RELATED PARTY TRANSACTIONS

The Company entered into the following transactions with related parties not disclosed elsewhere in the financial statements:

a)

Paid or accrued consulting and management fees totalling $126,858 (2005 - $128,064) to directors and companies controlled by directors.

b)

Paid or accrued rent totalling $17,597 (2005 - $9,481) to a company with a common director.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

7.

RELATED PARTY TRANSACTIONS (cont’d…)

c)

Paid $59,055 (2005 – Nil) in acquisition costs to a company with a common director for the Jessup property.

d)

Paid $23,123 (2005 – Nil) to a company with a common director for advance royalties on the Jessup property.

These transactions were in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Amounts due to related parties are owing to a director and a company controlled by a common director, are non-interest bearing, unsecured and have no fixed terms of repayment.

8.

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

	2006	2005

Cash paid during the year for interest	$ 1,350	$ -

Cash paid during the year for income taxes	$ -	$ -

The significant non-cash transaction for the year ended April 30, 2006 was incurring mineral property expenditures of $50,930 through accounts payable and accrued liabilities.

There were no significant non-cash transactions for the year ended April 30, 2005.

9.

FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash, receivables, reclamation bonds, due to related parties and accounts payable and accrued liabilities.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.  The Company is exposed to financial risk arising from fluctuations in foreign exchange rates and the degree of volatility of these rates.  The Company does not use derivative instruments to reduce its exposure to foreign currency risk.  The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

10.

INCOME TAXES

a)

A reconciliation of current income taxes at statutory rates with the reported taxes is as follows:

	2006	2005

Loss before income tax recovery	$ (463,848)	$ (1,023,940)

Expected income tax recovery	$ (143,793)	$ (364,727)
Other non deductible mineral property costs	71,032	281,944
Stock-based compensation not deductible for tax purposes	23,903	43,663
Unrecognized benefits of non-capital losses	48,858	39,120

Total income tax recovery	$ -	$ -

b)

Details of future income tax assets are as follows:

	2006	2005

Future tax assets:
Non-capital loss carryforwards	$ 479,055	$ 471,000
Capital losses available for future periods	10,586	10,001
Other	17,730	19,288
Resource deductions	1,245,254	1,089,477

	1,752,625	1,589,766

Valuation allowance	(1,752,625)	(1,589,766)

Net future tax assets	$ -	$ -

The Company has non-capital losses of approximately $1,270,000 which may be carried forward and applied against taxable income in future years.  These losses, if unutilized, will expire through 2016.  Subject to certain restrictions, the Company has further resource development and exploration expenditures totalling approximately $5,800,000 available to reduce taxable income of future years.

In addition, the Company has capital losses of approximately $56,000 which may be applied against taxable capital gains in the future.   These capital losses may be carried forward indefinitely.

The benefits of these losses and resource deduction have not been reflected in these consolidated financial statements and have been offset by a valuation allowance.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

11.

SUBSEQUENT EVENTS

The following event occurred subsequent to April 30, 2006:

a) The Company received $1,280,029 from the exercise of 2,560,058 warrants priced at $0.50 per warrant.

b)

The Company received $40,000 from the exercise of 100,000 stock options priced at $0.40 per option.

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES

The consolidated financial statements have been prepared in accordance with Canadian GAAP.  Canadian GAAP differs in certain material respects from US GAAP.  The material differences between Canadian GAAP and US GAAP and their effect on the Company’s consolidated financial statements are summarized in the tables below.

Consolidated balance sheets
	April 30, 2006 $	April 30, 2005 $
TOTAL ASSETS
Canadian GAAP	3,191,787	1,572,962
Mineral properties (i)	(2,332,686)	(1,411,789)

US GAAP	859,101	161,173

TOTAL LIABILITIES
Canadian and US GAAP	86,418	1114,536

SHAREHOLDERS' EQUITY
Canadian GAAP	3,105,369	1,458,426
Mineral properties (i)	(2,332,686)	(1,411,789)
	772,683	46,637
US GAAP	859,101	161,173

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES (cont’d…)

Consolidated statements of operations	Year ended April 30, 2006 $	Year ended April 30, 2005 $
Net loss under Canadian GAAP	(463,848)	(1,023,940)
Write-off of deferred exploration costs	-	375,872
Mineral property expenditures (i)	(920,897)	(620,160)
Net loss under US GAAP	(1,384,745)	(1,268,228)

Loss per share under US GAAP	(0.07)	(0.08)
Weighted average number of common shares outstanding	19,320,139	15,578,564

Consolidate statements of cash flows	Year ended April 30, 2006 $	Year ended April 30, 2005 $
OPERATING ACTIVITIES
Cash used under Canadian GAAP	(402,580)	(290,772)
Mineral property expenditures (i)	(869,967)	(620,160)
Cash used under US GAAP	(1,272,547)	(910,932)

INVESTING ACTIVITIES
Cash used under Canadian GAAP	(939,817)	(659,960)
Mineral property expenditures (i)	869,967	620,160
Cash used under US GAAP	(69,850)	(39,800)

Mineral property acquisition and exploration costs

Mineral property costs, including acquisition and exploration costs, are accounted for in accordance with Canadian GAAP as disclosed in Note 2.  Emerging Issues Task Force (“EITF”) No. 04-02 – “Whether Mineral Rights are Tangible or Intangible Assets”, concluded that mineral rights are tangible assets.  Accordingly, the Company continues to capitalize mineral property acquisition costs pursuant to US GAAP.  Exploration expenditures are expensed until an independent feasibility study has determined that the property is capable of commercial production and mine development begins.  At the Company’s current stage of exploration no economically recoverable reserves have been identified on any of its properties.  Exploration costs will continue to be expensed as they are incurred until an independent feasibility study has been completed and mine development begins.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES (cont’d…)

Property acquisition costs include cash consideration and the fair value of common shares issued for mineral property interests. For property acquired under an option agreement or by joint venture, where payments are made at the sole discretion of the Company, payments are recorded in the accounts at the time of payment.

The amounts shown for mineral properties represent costs incurred to date, less recoveries and write-downs, and are not intended to reflect present or future values.

(i)

Functional currency

The Company’s functional currency is the Canadian dollar.

(ii)

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents.  The Company places its cash and cash equivalents with high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts.  The Company believes that credit risk associated with cash is remote.

(iii)

Stock-based compensation

Under United States GAAP, Statements of Financial Accounting Standards No. 123, “Accounting for Stock-based Compensation” (“SFAS 123”) recommended, but did not require, companies to establish a fair market value based method of accounting for stock-based compensation plans.  For the year ended April 30, 2005, the Company has elected to follow the recommendations of SFAS 123 and has chosen to account for stock-based compensation using the fair value based method.

Effective May 1, 2005, the Company adopted SFAS No. 123(revised), “Share-Based Payment: (“SFAS 123(R)”) utilizing the modified prospective approach. The impact of adoption of the standard did not materially affect the Company’s financial position, results of operations, or cash flows because the Company previously adopted the fair value based method of accounting for stock options prescribed by SFAS 123, “Accounting for Stock-Based Compensation”. Accordingly, there is no difference between Canadian GAAP and United States GAAP in the accounting for stock-based compensation for the years ended April 30, 2006 and 2005.

Recent United States Accounting Pronouncements:

September 2006 - FASB issued Statement No. 157, “Fair Value Measures”.  This Statement defines fair value, establishes a framework for measuring fair value, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. Statement No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of Statement No. 157 will change current practice. Statement No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company is currently evaluating the impact of Statement No. 157 but does not expect that it will have a material impact on the consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

(formerly Castleworth Ventures Inc.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES (cont’d…)

June 2006 - FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN 48”).  This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes.”  This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006.   The Company has determined that the implementation of FIN 48 will likely not have an impact on its results of operations or financial position.

In May 2005, FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”), which is effective for fiscal years beginning after December 15, 2005.  SFAS 154 requires that changes in accounting policy be accounted for on a retroactive basis.

PAN-NEVADA GOLD CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

NINE MONTH PERIOD ENDED

JANUARY 31, 2007

UNAUDITED INTERIM FINANCIAL STATEMENTS

In accordance with National Instrument 51-102 released by the Canadian Securities Administrators, the Company discloses that its auditors have not reviewed the unaudited consolidated financial statements for the period ended January 31, 2007.

PAN-NEVADA GOLD CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited – Prepared by Management)

	January 31, 2007	April 30, 2006

ASSETS

Current
Cash	$ 830,071	$ 621,394
Receivables	6,352	8,657
Prepaid expenses	6,391	7,133

	842,814	637,184

Reclamation bonds	52,463	52,106

Mineral properties (Note 4)	4,369,699	2,502,497

	$ 5,264,976	$ 3,191,787

LIABILITIES AND SHAREHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities	$ 76,207	$ 78,902
Due to related parties	794	7,516

	77,001	86,418
Shareholders' equity
Capital stock (Note 5)	12,190,780	9,658,134
Contributed surplus (Note 5)	361,295	306,568
Deficit	(7,364,100)	(6,859,333)

	5,187,975	3,105,369

	$ 5,264,976	$ 3,191,787

Nature of operations (Note 2)

Subsequent events (Note 12)

On behalf of the Board:

“John Watson”	Director	“Harold Gershuny”	Director

The accompanying notes are an integral part of these consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

(Unaudited – Prepared by Management)

	Three Month Period Ended January 31, 2007	Three Month Period Ended January 31, 2006	Nine Month Period Ended January 31, 2007	Nine Month Period Ended January 31, 2006

GENERAL AND ADMINISTRATIVE EXPENSES
Consulting and management fees	$ 49,021	$ 29,729	$ 133,983	$ 83,806
Office	(362)	13,450	5,272	79,428
Professional fees	116,882	33,249	167,765	52,259
Rent	5,198	5,249	15,271	12,422
Shareholder communications	9,330	5,588	49,258	10,065
Stock-based compensation (Note 7)	-	-	109,969	67,885
Transfer agent and regulatory fees	9,041	7,387	19,344	24,705
Travel	9,074	8,857	22,933	22,986

Loss before other items	(198,184)	(103,509)	(523,795)	(353,556)

OTHER ITEMS
Interest income	7,146	1,338	19,028	1,338

Loss for the period	(191,038)	(102,171)	(504,767)	(352,218)

Deficit, beginning of the period	(7,173,062)	(6,645,532)	(6,859,333)	(6,395,485)

Deficit, end of the period	$ (7,364,100)	$ (6,747,703)	$ (7,364,100)	$ (6,747,703)

Basic and diluted loss per share	(0.01)	$ (0.01)	$ (0.02)	$ (0.02)

Weighted average number of shares outstanding	26,276,701	20,157,811	24,677,792	18,804,667

The accompanying notes are an integral part of these consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited – Prepared by Management)

	Three Month Period Ended January 31, 2007	Three Month Period Ended January 31, 2006	Nine Month Period Ended January 31, 2007	Nine Month Period Ended January 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$ (191,038)	$ (102,171)	$ (504,767)	$ (352,218)
Items not affecting cash:
Loss on foreign exchange	-	1,593	2,260	5,503
Stock-based compensation	-	-	109,969	67,885

Changes in non-cash working capital items:
Increase (decrease) in receivables	(2,190)	(2,298)	2,305	(3,003)
(Increase) decrease in prepaid expenses	20,059	(9,963)	(271)	(11,353)
Increase (decrease) in accounts payable
and accrued liabilities	48,939	(28,725)	(11,091)	(12,865)

Cash flows used in operating activities	(124,230)	(141,564)	(401,595)	(306,051)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition and exploration of mineral properties	(557,501)	(222,796)	(1,860,053)	(664,914)
Reclamation bonds	(357)	-	(357)	-

Cash flows used in investing activities	(557,858)	(222,796)	(1,860,410)	(664,914)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock	1,157,375	400,000	2,477,404	2,047,340
(Repayment) advances from related parties	794	3,537	(6,722)	(25,549)
Repayment of promissory note	-	-	-	(50,671)
Share subscriptions received in advance	(360,000)	-	-	-
Share issue costs	-	-	-	(4,920)

Cash flows provided by financing activities	798,169	403,537	2,470,682	1,966,200

Change in cash during the period	116,081	39,177	208,677	995,235

Cash, beginning of the period	713,990	957,736	621,394	1,678

Cash, end of the period	830,071	$ 996,913	$ 830,071	$ 996,913

Supplemental disclosures with respect to cash flows (Note 8)

The accompanying notes are an integral part of these consolidated financial statements.

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

1.

BASIS OF PRESENTATION

The unaudited consolidated financial statements contained herein include the accounts of Pan-Nevada Gold Corporation (the “Company”) and its wholly owned subsidiary, Apex Energy (U.S.) Inc., a Nevada company.  All significant inter-company transactions have been eliminated upon consolidation.

The interim period unaudited consolidated financial statements have been prepared by the Company in accordance with Canadian generally accepted accounting principles.  All financial summaries included are presented on a comparative and consistent basis showing the figures for the corresponding period in the preceding year.  The preparation of financial data is based on accounting principles and practices consistent with those used in the preparation of annual financial statements.  Certain information and footnote disclosure normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.  These interim period statements should be read together with the Company’s audited consolidated financial statements and the accompanying notes for the year ended April 30, 2006.  In the opinion of the Company, its unaudited interim consolidated financial statements contain all adjustments necessary in order to present a fair statement of the results of the interim periods presented.

These unaudited consolidated financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future.

Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

2.

NATURE OF OPERATIONS

The Company was incorporated on February 11, 1981 under the British Columbia Company Act and its primary business is the acquisition and exploration of mineral properties in the U.S.A.  On January 20, 2006, the Company changed its name from “Castleworth Ventures Inc.” to “Pan-Nevada Gold Corporation”.  The Company’s trading symbol on the TSX Venture Exchange also changed to PNV.

The Company is in the process of exploring and developing its mineral properties and has not yet determined whether these properties contain ore reserves that are economically recoverable.  The recoverability of the amounts shown for the mineral properties and related deferred exploration costs are dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain necessary financing to complete their development and upon future profitable production.

On December 12, 2006, the Company entered into a Letter of Intent with Midway Gold Corp. (“Midway”) that provides for a proposed acquisition of the Company by way of a Plan of Arrangement (“Arrangement”) with the combined entity to carry on under the Midway Gold Corp. name. Under the Arrangement, the Company’s shareholders will receive one Midway share and one-half of one Midway share purchase warrant for every four shares of the Company. Each whole warrant will entitle the holder to purchase one additional Midway share at a price of $4.00 per share for a term of 12 months. The Company’s options and warrants will be convertible under the Arrangement into Midway options and warrants, on the same basis.

The Company announced an amended agreement which is fully disclosed in subsequent events. (Note 12)

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

3.

INCOME (LOSS) PER SHARE

Basic loss per share is calculated using the weighted-average number of shares outstanding during the period.

4.

MINERAL PROPERTIES

Title to mineral property interests

Title to mineral property interests involve certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral claims.  The Company has investigated title to its mineral property interests and, to the best of its knowledge, title to all of its interests are in good standing.

Lyle Campbell Trust Properties, Nevada, U.S.A.

During fiscal 2003, the Company entered into a lease option agreement with the Lyle Campbell Trust for a 100% interest in certain gold properties in Nevada.  The Company paid $70,707 (US$45,000) as an advance towards royalty payments and acquired additional claims by staking at a cost of $40,049.

Pursuant to the agreement, the Company must:

i)

Pay US$37,500 advance royalty upon signing of the agreement (paid);

ii)

Pay US$37,500 advance royalty in January 2004 (paid);

iii)

Pay US$60,000 advance royalty in January 2005 (paid);

iv)

Pay US$80,000 advance royalty in January 2006 (paid);

v)

In January 2007 and thereafter pay an advance royalty of the greater of US$165,000 or the US dollar equivalent of certain amounts of gold as of the date of the agreement. (paid US$165,000)

The Company must also pay a production royalty based on gross sales on the following sliding scale:

i)

2.5% if gold is less than US$340/ounce;

ii)

3.0% if gold is between US$340/ounce and US$450/ounce;

iii)

4.0% if gold is greater than US $450/ounce.

The Company has advanced funds for reclamation bonds to regulatory bodies against reclamation obligations relating to exploration work on the mineral properties.

In addition, the Company must incur the following exploration expenditures on the Lyle Campbell Trust Properties:

i)

US$80,000 in the 2003 calendar year (incurred);

ii)

US$85,000 in the 2004 calendar year (incurred);

iii)

US$120,000 in the 2005 calendar year (incurred);

iv)

US$130,000 in the 2006 calendar year; (incurred)

v)

US$165,000 in 2007 and each calendar year thereafter.

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

4.

MINERAL PROPERTIES (cont’d…)

Monte Property, Nevada, U.S.A.

During fiscal 2006, the Company entered into a lease agreement with the Lyle Campbell Trust with regard to the Monte property located in White Pine County, Nevada.

Pursuant to the agreement, the Company must:

i)

Pay US$10,000 advance royalty upon signing of the agreement (paid);

ii)

Pay US$10,000 advance royalty in January 2007 (paid);

iii)

Pay US$30,000 advance royalty in January 2008;

iv)

Pay US$45,000 advance royalty in January 2009;

v)

In January 2010 and thereafter pay an advance royalty of the greater of US$60,000 or the US dollar equivalent of certain amounts of gold as of the date of the agreement.

The Company must also pay a production royalty on gross sales on the following sliding scale:

i)

2.5% if gold is less than US$340/ounce;

ii)

3.0% if gold is between US$340/ounce and US$450/ounce;

iii)

4.0% if gold is greater than US$450/ounce.

In addition, the Company must incur the following exploration expenditures on the Monte property:

i)

US$35,000 in the 2006 calendar year (incurred);

ii)

US$50,000 in the 2007 calendar year;

iii)

US$75,000 in 2008 and each calendar year thereafter.

Jessup Property, Nevada, U.S.A.

In November 2005, the Company entered into an option agreement with Sunrise Land & Minerals Inc. (“Sunrise”), to acquire a 100% leasehold interest in the Jessup property located northeast of Reno, Nevada pursuant to which the Company paid $59,055.  The Company and Sunrise have two directors in common.

The Company assumed all underlying obligations of the Jessup lease during the 12 month option period.  On November 17, 2006, the Company exercised its option to acquire the Jessup lease by paying Sunrise US$200,000.  An additional US$200,000 is payable by November 17, 2007.

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

4.

MINERAL PROPERTIES (cont’d…)

Jessup Property, Nevada, U.S.A. (cont’d…)

Pursuant to the agreement, the Company must:

i)

Pay US$5,000/month advance royalty in 2006;

ii)

Pay US$6,000/month advance royalty in 2007 (renegotiated to US$5,000/month)

iii)

Pay US$7,000/month advance royalty in 2008;

iv)

Pay US$8,000/month advance royalty in 2009;

v)

Pay an advance royalty of US$9,000/month in 2010 and thereafter.

The Company must also pay a Net Smelter Return (“NSR”) on the following sliding scale:

i)

2.6% NSR if gold is less than US$340/ounce;

ii)

3.1% NSR if gold is between US$340/ounce and US$450/ounce;

iii)

4.1% NSR if gold is between US$450/ounce and US$500/ounce;

iv)

5.1% NSR if gold is greater than US$500/ounce.

There is also a right to buy out all but 1.6% of the royalty for US$2,000,000 if exercised before 2008, US$2,500,000 if exercised during 2008 and US$3,000,000 if exercised after 2008.  All advance royalty payments and production royalty payments made under the lease agreements are to be credited to the buyout.

In February 2006, the Company entered into an option agreement with certain individuals, to acquire a 100% leasehold interest in certain claims located in Churchill County, Nevada.

Pursuant to the agreement, the Company must:

i)

Pay US$6,000 advance royalty upon signing of the agreement (paid);

ii)

Pay US$7,000 advance royalty in January 2007 (paid);

iii)

Pay US$8,000 advance royalty in January 2008;

iv)

Pay US$9,000 advance royalty in January 2009;

v)

Pay US$10,000 advance royalty in January 2010 and thereafter.

The Company must also pay a 2.0% Net Smelter Return (“NSR”)

There is also a right to buy out 50% of the royalty for US$1,000,000 at any time during the agreement.

In February, 2006, the Company entered into an option agreement with Victory Exploration (“Victory”), to acquire a 100% leasehold interest in certain claims located in Churchill County, Nevada.

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

4.

MINERAL PROPERTIES (cont’d…)

Jessup Property, Nevada, U.S.A. (cont’d…)

Pursuant to the agreement, the Company must:

i)

Pay US$2,500 advance royalty upon signing of the agreement (paid);

ii)

Pay US$5,000 advance royalty from 2007 to 2010;

iii)

Pay US$10,000 advance royalty from 2011 to 2015;

iv)

Pay US$20,000 advance royalty from 2016 to 2020;

v)

Pay US$30,000 advance royalty from 2021 to thereafter.

The Company must also pay a 5.0% Net Smelter Return (“NSR”).

There is also a right to buy out 50% of the royalty for US$250,000 at any time during the first 5 years of the agreement.

	Jessup Property	Lyle Campbell Trust Properties	Monte Property	Total

Acquisition costs:
Balance, April 30, 2006	$ 59,055	$ 110,756	$ -	$ 169,811

Additions	227,240	-	-	227,240

Balance, January 31, 2007	286,295	110,756	-	397,051

Exploration costs:
Balance, April 30, 2006	305,110	2,015,859	11,717	2,332,686

Advance royalty	61,631	205,783	11,759	279,173
Assays	87,461	119,137	3,129	209,727
Consulting fees	11,543	25,358	-	36,901
Drilling	244,016	374,476	-	618,492
Geological	116,589	103,867	11,896	232,352
Mapping	2,884	5,861	2,381	11,126
Meals and lodging	1,763	10,610	907	13,280
Other	31,850	26,728	397	58,975
Reclamation	-	7,931	-	7,931
Staking and maintenance fees	21,102	86,941	15,531	123,574
Travel	6,341	15,720	918	22,979
Truck / equipment	6,160	17,562	1,730	25,452
Total additions	591,340	999,974	48,648	1,639,962

Balance, January 31, 2007	896,450	3,015,833	60,365	3,972,648

Total costs, January 31, 2007	$ 1,182,745	$ 3,126,589	$ 60,365	$ 4,369,699

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

5.

CAPITAL STOCK AND CONTRIBUTED SURPLUS

	Number of Shares	Capital Stock	Contributed Surplus

Authorized
100,000,000 common shares without par value

Issued
Balance as at April 30, 2006	20,918,681	$ 9,658,134	$ 306,568
Exercise of stock options	550,000	113,000	-
Exercise of warrants	2,622,558	1,314,404	-
Private placement	3,500,000	1,050,000	-
Contributed surplus adjustment for exercised options	-	55,242	(55,242)
Stock-based compensation	-	-	109,969

Balance as at January 31, 2007	27,591,239	$ 12,190,780	$ 361,295

On November 23, 2006, the Company issued 3,500,000 units for a private placement at $0.30 per unit for gross proceeds of $1,050,000.  Each unit consists of one common share and one half of one share purchase warrant. Each whole warrant will entitle the holder to purchase an additional common share at $0.40 until May 23, 2008. The common shares and warrants comprising the Units and any shares issued on exercise of the warrants are subject to a hold period expiring on March 24, 2007.  There were no commissions or finders fee payable on the financing.

During the nine month period ended January 31, 2007, the Company received $113,000 from the exercise of 550,000 stock options.

The Company received an additional $1,314,404 from the exercise of 2,622,558 warrants.

6.

STOCK OPTIONS AND WARRANTS

Options

The Company has a stock option plan under which it is authorized to grant options to executive officers and directors, employees and consultants enabling them to acquire up to 10% of the issued and outstanding common stock of the Company.  Under the plan, the exercise price of each option equals the market price, minimum price or a discounted price, of the Company’s stock as calculated on the date of grant.  The options can be granted for a maximum term of 5 years and vest at the discretion of the board of directors.

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

6.

STOCK OPTIONS AND WARRANTS (cont’d…)

As at January 31, 2007, the Company had the following outstanding stock options:

Number of Shares	Exercise Price	Expiry Date

75,000	$ 0.40	February 9, 2007
475,000	0.40	August 11, 2007
300,000	0.40	February 11, 2008
500,000	0.30	October 11, 2008

Warrants

At January 31, 2007, the Company had share purchase warrants outstanding enabling holders to acquire the following:

Number of Shares	Exercise Price	Expiry Date

1,495,792	$ 0.55	July 19, 2007
1,750,000	0.40	May 23, 2008

7.

STOCK-BASED COMPENSATION

During the nine month period ended January 31, 2007, the Company granted 600,000 (2006 – 550,000) stock options to directors and officers. The estimated fair value of these options was $0.18 (2005 - $0.12) per share for an estimated total of $109,969 (2005 - $67,885). This amount has been expensed as stock-based compensation in the statement of operations with a corresponding amount recorded as contributed surplus in shareholders’ equity.

The following assumptions were used for the Black-Scholes valuation of stock options granted during the period:

	2006	2005
Risk-free interest rate	3.88%	3.13%
Expected life of options	2 years	2 years
Annualized volatility	104.62%	67.28%
Dividend rate	0.00%	0.00%

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

8.

SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

The significant non-cash transaction for the nine month period ended January 31, 2007 was incurring mineral property expenditures of $7,149 through accounts payable and accrued liabilities.

There were no significant non-cash transactions during the nine month period ended January 31, 2006.

9.

RELATED PARTY TRANSACTIONS

The Company entered into the following transactions with related parties:

a)

Paid or accrued consulting and management fees totalling $113,603 (2006 - $81,306) to directors and companies controlled by directors.

b)

Paid or accrued rent totalling $15,271 (2006 - $12,422) to a company with a common director.

c)

Paid $50,626 (2006 - $11,592) to a company with a common director and shareholder for advance royalties on the Jessup property.  A second director is a shareholder of the company receiving the advance royalties.

d)

Paid $227,240 (2006 - $59,055) in acquisition costs to a company with a common director and shareholder for the Jessup property.  A second director is a shareholder of the company receiving the acquisition payment.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

10.

FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash, receivables, reclamation bonds, accounts payable and accrued liabilities.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.  The Company is exposed to financial risk arising from fluctuations in foreign exchange rates and the degree of volatility of these rates.  The Company does not use derivative instruments to reduce its exposure to foreign currency risk.  The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

11.

SEGMENTED INFORMATION

The Company has one reportable operating segment being the acquisition and exploration of mineral properties.  All of the Company’s capital assets are located in the United States of America.

PAN-NEVADA GOLD CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

JANUARY 31, 2007

12.

SUBSEQUENT EVENTS

Exercised Stock Options

Subsequent to January 31, 2007, the Company received $90,000 from the exercise of 250,000 stock options.

Arrangement Agreement Signed and Amended

On February 16, 2007, the Company announced that it entered into an Arrangement Agreement (“Arrangement”) with Midway Gold Corp. (“Midway”) which supersedes the Letter of Intent previously announced on December 12, 2006.  The Arrangement was signed by Midway and the Company on February 20, 2007.

The Company plans to mail its Information Circular regarding the Arrangement to shareholders of record as of February 20, 2007.

Shareholders of the Company can vote on the Arrangement at a special meeting.  The meeting will be held on Tuesday, April 10, 2007 at 2:00pm in the offices of DuMoulin Black, 10th floor, 595 Howe Street, Vancouver, British Columbia.  A fairness opinion on the effect of the Arrangement will be provided with the meeting materials.

On February 26, 2007, the Company announced that the terms of the formal Arrangement have been modified.  Under the amended Arrangement, the Company’s shareholders will instead receive one Midway common share for every 3.5714 Pan-Nevada shares (or 0.28 of a Midway share for each Pan-Nevada share) and the Midway share purchase warrants will not be issued.  This change was made due to United States securities legislation issues affecting the exercise of the Midway warrants by U.S. residents.  The parties respective valuations of Midway and the Company have not changed.

Holders of existing Pan-Nevada share purchase warrants and stock options will receive new Midway share purchase warrants and stock options under the arrangement which are equivalent to their rights existing prior to the Arrangement.

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The consolidated financial statements have been prepared in accordance with Canadian GAAP.  Canadian GAAP differs in certain material respects from US GAAP.  The material differences between Canadian GAAP and US GAAP and their effect on the Company’s consolidated financial statements are summarized in the tables below.

Consolidated balance sheets
	January 31, 2007 $	April 30, 2006 $
TOTAL ASSETS
Canadian GAAP	5,264,976	3,191,787
Mineral properties (i)	(3,972,648)	(2,332,686)

US GAAP	1,292,328	859,101

TOTAL LIABILITIES
Canadian and US GAAP	77,001	86,418

SHAREHOLDERS' EQUITY
Canadian GAAP	5,187,975	3,105,369
Mineral properties (i)	(3,972,648)	(2,332,686)
	1,215,327	772,683
US GAAP	1,292,328	859,101

Consolidated statements of operations	Nine months ended January 31, 2007 $	Nine months ended January 31, 2006 $
Net loss under Canadian GAAP	(504,767)	(352,218)
Write-off of deferred exploration costs	-	-
Mineral property expenditures (i)	(1,639,962)	(664,914)
Net loss under US GAAP	(2,144,729)	(1,017,132)

Loss per share under US GAAP	(0.09)	(0.05)
Weighted average number of common shares outstanding	24,677,792	18.804,667

Consolidate statements of cash flows	Nine months ended January 31, 2007 $	Nine months ended January 31, 2006 $
OPERATING ACTIVITIES
Cash used under Canadian GAAP	(401,595)	(306,051)
Mineral property expenditures (i)	(1,632,813)	(664,914)
Cash used under US GAAP	(2,034,408)	(970,965)

INVESTING ACTIVITIES
Cash used under Canadian GAAP	(1,860,410)	(664,914)
Mineral property expenditures (i)	1,632,813	664,914
Cash used under US GAAP	(227,597)	-

(i)

Mineral property acquisition and exploration costs

Mineral property costs, including acquisition and exploration costs, are accounted for in accordance with Canadian GAAP as disclosed in Note 2.  Emerging Issues Task Force (“EITF”) No. 04-02 – “Whether Mineral Rights are Tangible or Intangible Assets”, concluded that mineral rights are tangible assets.  Accordingly, the Company continues to capitalize mineral property acquisition costs pursuant to US GAAP.  Exploration expenditures are expensed until an independent feasibility study has determined that the property is capable of commercial production and mine development begins.  At the Company’s current stage of exploration no economically recoverable reserves have been identified on any of its properties.  Exploration costs will continue to be expensed as they are incurred until an independent feasibility study has been completed and mine development begins.

Property acquisition costs include cash consideration and the fair value of common shares issued for mineral property interests. For property acquired under an option agreement or by joint venture, where payments are made at the sole discretion of the Company, payments are recorded in the accounts at the time of payment.

The amounts shown for mineral properties represent costs incurred to date, less recoveries and write-downs, and are not intended to reflect present or future values.

(ii)

Functional currency

The Company’s functional currency is the Canadian dollar.

(iii)

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents.  The Company places its cash and cash equivalents with high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts.  The Company believes that credit risk associated with cash is remote.

(iv)

Stock-based compensation

Under United States GAAP, Statements of Financial Accounting Standards No. 123, “Accounting for Stock-based Compensation” (“SFAS 123”) recommended, but did not require, companies to establish a fair market value based method of accounting for stock-based compensation plans.  For the year ended April 30, 2005, the Company has elected to follow the recommendations of SFAS 123 and has chosen to account for stock-based compensation using the fair value based method.

Effective May 1, 2005, the Company adopted SFAS No. 123(revised), “Share-Based Payment: (“SFAS 123(R)”) utilizing the modified prospective approach. The impact of adoption of the standard did not materially affect the Company’s financial position, results of operations, or cash flows because the Company previously adopted the fair value based method of accounting for stock options prescribed by SFAS 123, “Accounting for Stock-Based Compensation”. Accordingly, there is no difference between Canadian GAAP and United States GAAP in the accounting for stock-based compensation for the years ended April 30, 2006 and 2005.

Recent United States Accounting Pronouncements:

September 2006 - FASB issued Statement No. 157, “Fair Value Measures”.  This Statement defines fair value, establishes a framework for measuring fair value, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. Statement No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of Statement No. 157 will change current practice. Statement No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company is currently evaluating the impact of Statement No. 157 but does not expect that it will have a material impact on the consolidated financial statements.

June 2006 - FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN 48”).  This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes.”  This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006.   The Company has determined that the implementation of FIN 48 will likely not have an impact on its results of operations or financial position.

In May 2005, FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”), which is effective for fiscal years beginning after December 15, 2005.  SFAS 154 requires that changes in accounting policy be accounted for on a retroactive basis.

MIDWAY GOLD CORP.

Pro-Forma Consolidated Financial Statements

(Expressed in Canadian dollars)

(unaudited)

As at and for the three months ended March 31, 2007

and for the year ended December 31, 2006

MIDWAY GOLD CORP.

Pro-Forma Consolidated Balance Sheet

(Expressed in Canadian dollars)

(unaudited)

As at March 31, 2007

	Midway Gold Corp. March 31, 2007	Pan-Nevada Gold Corporation January 31, 2007	Pro Forma Adjustments	Notes	Pro Forma Consolidated

Assets
Current assets:
Cash	$6,873,422	$830,071	$(87,769)	2 (d)	$7,615,724
Amounts receivable	174,901	6,352	-		181,253
Prepaid expenses	330,989	10,329	(4,045)	2 (d)	337,273
	7,379,312	846,752	(91,814)		8,134,250
Reclamation deposit	190,929	52,463	-		243,392
Equipment	120,521	-	-		120,521
Deferred acquisition costs	284,231	-	(284,231)	2 (d)	-
Mineral properties	7,679,050	397,051	36,239,223	2 (d)	44,315,324
	$15,654,043	$1,296,266	$35,863,178		$52,813,487

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$428,108	$80,939	$-		$509,047
	428,108	80,939	-		509,047

Future income taxes	-	-	10,050,000	2 (d)	10,050,000

Stockholders' equity
Common stock authorized - unlimited, no par value
Issued - 35,927,950 pre acquisition	40,244,167	12,190,780	(12,190,780)	2 (a)
Issued - 43,692,059 post acquisition			25,000,431	2 (a)	65,244,598
Additional paid in capital	2,770,766	361,295	(361,295)	2 (a)
			1,420,054	2 (c)
			608,020	2 (b)	4,798,840
Deficit accumulated during exploration stage	(27,788,998)	(11,336,748)	11,336,748	2 (a)	(27,788,998)
	15,225,935	1,215,327	25,813,178		42,254,440
	$15,654,043	$1,296,266	$35,863,178		$52,813,487

See accompanying notes to pro forma consolidated financial statements

MIDWAY GOLD CORP.

Pro-Forma Consolidated Statements of Operations

(Expressed in Canadian dollars)

(unaudited)

Three months ended March 31, 2007

	Midway Gold Corp. three months ended March 31, 2007	Pan-Nevada Gold Corporation three months ended January 31, 2007		Pro Forma Adjustments	Notes	Pro Forma Consolidated

Expenses
Consulting	3,968	49,021		-		52,989
Depreciation	9,947	-				9,947
Interest and bank charges	1,865	-		-		1,865
Investor relations	83,664	9,330		-		92,994
Legal, audit and accounting	33,584	116,882		-		150,466
Mineral exploration expenditures	987,010	330,261				1,317,271
Office and administration	37,548	4,836	2(d)	4,045		46,429
Salaries and benefits	256,459	-		-		256,459
Transfer agent and filing fees	6,592	9,041		-		15,633
Travel	19,083	9,074		-		28,157

Loss before the undernoted	(1,439,720)	(528,445)		(4,045)	-	(1,972,210)

Other income (expenses):
Foreign exchange gain (loss)	(22,663)	-		-		(22,663)
Interest income	77,357	7,146		-		84,503
	54,694	7,146		-	-	61,840
Net loss before income tax	(1,385,026)	(521,299)		(4,045)	-	(1,910,370)
Income tax recovery	-	-				-
Net loss	$(1,385,026)	$(521,299)		$(4,045)		$(1,910,370)

Basic and diluted loss per share	$(0.04)	(0.02)		-		$(0.04)
Weighted average number of shares* outstanding	36,999,400	26,276,701		7,357,535		44,356,935

See accompanying notes to pro forma consolidated financial statements

MIDWAY GOLD CORP.

Pro-Forma Consolidated Statements of Operations

(Expressed in Canadian dollars)

(unaudited)

Year ended December 31, 2006

	Midway Gold Corp. year ended December 31, 2006	Pan-Nevada Gold Corporation year ended January 31, 2007		Pro Forma Adjustments	Notes	Pro Forma Consolidated

Expenses
Consulting	37,625	301,644		-		339,269
Depreciation	19,282	-				19,282
Interest and bank charges	12,242	424		-		12,666
Investor relations	282,034	60,637		-		342,671
Legal, audit and accounting	148,945	191,399		-		340,344
Mineral exploration expenditures	6,432,052	1,895,945				8,327,997
Office and administration	147,396	31,121	2(d)	4,045		182,562
Salaries and benefits	862,719	-		-		862,719
Transfer agent and filing fees	26,121	17,618		-		43,739
Travel	67,024	35,331		-		102,355

Loss before the undernoted	(8,035,440)	(2,534,119)		(4,045)	-	(10,573,604)

Other income (expenses):
Foreign exchange gain (loss)	(22,983)	(1,586)		-		(24,569)
Interest income	196,195	23,362		-		219,557
	173,212	21,776		-	-	194,988
Net loss before income tax	(7,862,228)	(2,512,343)		(4,045)	-	(10,378,616)
Income tax recovery	621,000	-				621,000
Net loss	$(7,241,228)	$(2,512,343)		$(4,045)		$(9,757,616)

Basic and diluted loss per share	$(0.23)	(0.10)		-		$(0.27)
Weighted average number of shares outstanding	32,000,213	24,677,792		6,909,837		38,910,050

See accompanying notes to pro forma consolidated financial statements

MIDWAY GOLD CORP.

Notes to Pro Forma Consolidated Financial Statements

(Expressed in Canadian dollars)

(unaudited)

As at and for the three month period ended March 31, 2007 and the year ended December 31, 2006

1. Description of Offer and Basis of Presentation:

The accompanying unaudited pro forma consolidated financial statements of Midway Gold Corp. (the “Company” or “Midway”) have been prepared by management of Midway for inclusion in the prospectus of the Company dated August 2, 2007.

On April 13, 2007 the Company and Pan-Nevada-Nevada Gold Corp. (“Pan-Nevada”) concluded an amended February 16, 2007 formal arrangement agreement (the “Arrangement Agreement”) whereby Midway acquired on April 16, 2007, through a series of transactions, all outstanding Pan-Nevada common shares on the basis of one Midway common share being issued for every 3.5714 Pan-Nevada common share held (the “Arrangement”). Pan-Nevada option and warrant holders received Midway options and warrants based on the Pan-Nevada/Midway share exchange ratio.  For purposes of the pro forma, Midway is considered to be the acquirer of Pan-Nevada assets.

These pro forma statements include:

(a)  a pro forma consolidated balance sheet prepared from the unaudited consolidated balance sheet of Midway as at March 31, 2007 and the unaudited balance sheet of Pan-Nevada as at January 31, 2007, as adjusted to generally accepted accounting principles in the United States of America (“US GAAP”), which gives pro forma effect to the acquisition of Pan-Nevada and the assumptions described in note 2 as if the transaction occurred on March 31, 2007.

(b)  a pro forma consolidated statement of operations for the three months ended March 31, 2007 prepared from the unaudited interim consolidated statement of operations of Midway for the three months ended March 31, 2007 and the unaudited interim consolidated statements of operations of Pan-Nevada for the three months ended January 31, 2007 adjusted to US GAAP which gives pro forma effect to the acquisition of Pan-Nevada and the assumptions described in note 2 as if this transaction occurred on January 1, 2006.

(c)  a pro forma consolidated statement of operations for the year ended December 31, 2006 prepared from the audited annual consolidated statement of operations of Midway for the year ended December 31, 2006 and the unaudited interim consolidated statements of operations of Pan-Nevada for the year ended January 31, 2007 which was constructed from the unaudited interim consolidated statement of operations of Pan-Nevada for the nine month period ended January 31, 2007 and the consolidated statement of operations of Pan-Nevada for the year ended April 30, 2006, adjusted to US GAAP, which gives pro forma effect to the acquisition of Pan-Nevada and the assumptions described in note 2 as if this transaction occurred on January 1, 2006.

It is management’s opinion that these pro forma consolidated financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed acquisition described above in accordance with US GAAP applied on a basis consistent with Midway’s accounting policies, subject to the uncertainties with respect to the Pan-Nevada information as described in note 2.  No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction.  The pro forma consolidated statements of operations do not reflect non-recurring changes or credits directly attributable to the transaction, of which none are currently anticipated.

These unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of Midway which would have actually resulted had the proposed transactions described in Note 2 occurred on January 1, 2006.  Further, this unaudited pro forma financial information is not necessarily indicative of the results of operations or the financial position that may be attained in the future.  The pro forma consolidated financial statements should be read in conjunction with the consolidated audited financial statements of Midway for the year ended December 31, 2006, the consolidated unaudited interim financial statements of Midway for the three months ended March 31, 2007 and the consolidated unaudited interim financial statements of Pan-Nevada for the nine month period ended January 31, 2007and the consolidated audited financial statements for the year ended April 30, 2006.

MIDWAY GOLD CORP.

Notes to Pro Forma Consolidated Financial Statements

(Expressed in Canadian dollars)

(unaudited)

As at and for the three month period ended March 31, 2007 and the year ended December 31, 2006

2. Pro Forma Assumptions:

The unaudited pro forma consolidated balance sheet incorporates the following pro forma assumptions:

Acquisition of Pan-Nevada:

(a)

The issuance of 7,764,109 common shares of Midway to the shareholders of Pan-Nevada in exchange for all of the shares of Pan-Nevada.  The value of each of the 7,764,109 Midway common share issued has been determined to be $3.22 (based on the closing price of Midway’s common shares on the closing of the Arrangement Agreement) for an aggregate value of $25,000,431).

(b)

Each 3.5714 Pan-Nevada stock option outstanding on closing of the Arrangement Agreement was exchanged for one Midway new option resulting in 308,000 Midway new options being issued.  Each Midway new option will, upon exercise in accordance with the terms thereof, entitle the holder to receive one Midway common share at an exercise price equal to 3.5714 times the original exercise price of each Pan-Nevada stock option.  The fair value of the 308,000 Midway New Options has been estimated to be $608,020 based on the Black-Scholes option pricing model (note 3(b)).

(c)

Each 3.5714 Pan-Nevada share purchase warrant outstanding on closing of the Arrangement Agreement was exchanged for one Midway new warrant.  Each Midway new warrant will, upon exercise in accordance with the terms thereof, entitle the holder to receive one Midway common share at an exercise price equal to 3.5714 times the original exercise price of each Pan-Nevada warrant.   The fair value of the 870,323 Midway new warrants has been estimated to be $1,420,054 based on the Black-Scholes option pricing model (note 3(b)).

(d)

The payments of the costs of the proposed transaction are estimated as $372,000 of which $284,231 was incurred and recorded as deferred acquisition costs resulting in a remaining $87,769 estimated cash outlay.

The total acquisition price of the Pan-Nevada assets is as follows:

The total acquisition price of the Pan-Nevada assets is as follows:
Issuance of 7,764,109 shares of Midway net of issue costs	$25,000,431
Issuance of common share options	608,020
Issuance of share purchase warrants	1,420,054
Transaction costs	372,000
$27,400,505
The total acquisition price has been allocated to the net assets of Pan-Nevada acquired as follows:
Cash	$830,071
Receivables	6,352
Prepaid expenses	6,284
Reclamation bonds	52,463
Mineral properties	36,636,274
Current liabilities	(80,939)
Future income tax	(10,050,000)
$27,400,505

The pro forma adjustments include a deferred income tax liability of approximately $10 million which reflects temporary differences related to the accounting and tax values of Pan-Nevada’s identifiable assets and liabilities.  The deferred income tax liability may be materially different depending on determination of the actual tax basis of the mineral properties acquired.

As a consequence of the nature of this transaction, there may be actions and other events or changes initiated by Pan-Nevada that could significantly change the purchase price allocations.  For example, changes to other assets and

liabilities will result in changes to the fair values of the assets and liabilities.   The final allocation of the purchase price and the fair values of Pan-Nevada’s assets and liabilities are subject to completion of definitive analysis, which would be carried out in the coming months.

MIDWAY GOLD CORP.

Notes to Pro Forma Consolidated Financial Statements

(Expressed in Canadian dollars)

(unaudited)

As at and for the three month period ended March 31, 2007 and the year ended December 31, 2006

3.  Pro Forma Share Capital:

The issued common shares, share options and common share purchase warrants to purchase shares of Midway at the completion of the proposed transaction are expected to be:

(a)

Common shares, options and warrants:

	Number of shares	Amount
Balance March 31, 2007	36,140,450	$40,244,167
Issued for the acquisition of Pan-Nevada, net of issue costs	7,764,109	25,000,431
Pro-forma balance March 31, 2007	43,904,559	$65,244,598

	Number of warrants and options	Amount
Balance March 31, 2007	5,333,500	$2,770,766
Share purchase warrants issued for Pan-Nevada share purchase warrants	870,323	1,420,054
Stock options issued for Pan-Nevada stock options	308,000	608,020
Pro-forma balance March 31, 2007	6,511,823	$4,798,840

 (b)

Black Scholes assumptions:

Consideration for the acquisition of Pan-Nevada included the issuance of 308,000 Midway New Options to the holders of Pan-Nevada stock options and 870,323 Midway new warrants to the holders of Pan Nevada share purchase warrants on April 16, 2007. The assumptions used to calculate the aggregate value of the options used a risk free interest rate of 4.13%, an expected life of between 3 months to 18 months for the Midway new options, an expected life of between 3 months and 13 months for the Midway new warrants, an expected volatility of 68% and no dividends.

4. Loss per share:

The calculation of pro forma loss per share in the pro forma consolidated statements of operations for the three months ended March 31, 2007 and the year ending December 31, 2006, is based on the weighted average number of common shares of Midway actually outstanding for the period, plus the effect of the additional shares issued for the acquisition of Pan-Nevada assuming the transactions described in note 2 occurred on January 1, 2006. The actual weighted average number of shares outstanding of Pan-Nevada for the three months ended January 31, 2007 was 26,276,701 and for the year ended January 31, 2007 was 24,677,792.

THE SEC’S POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Our Articles provide that directors and officers shall be indemnified by us, to the extent authorized by Division 5 of Part 5 of the British Columbia Business Corporations Act, against all judgments, penalties or fines awarded or imposed in legal proceedings or investigative actions.  The Articles also authorize the board of directors to indemnify any other person, subject to the approval of the Supreme Court of British Columbia.

Our employment agreement with Alan Branham provides for indemnification to the fullest extent permitted by applicable law. This includes indemnifying him for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by him in connection with any criminal or civil action brought or threatened against him by reason of his being or having been our officer or director or employee, except for gross negligence or willful misconduct.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common stock is Computershare Investor Services Inc. located at its principal offices in Vancouver, British Columbia and Toronto, Ontario.

LEGAL MATTERS

The law firm of Davis & Company LLP has acted as our counsel by providing an opinion on the validity of the securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

MIDWAY GOLD CORP.

8,450,000 Shares of Common Stock

PROSPECTUS

August 2, 2007

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Amount
Securities and Exchange Commission Registration Fee	$ 728
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$25,000
Printing and Engraving Expenses	$1,000
Miscellaneous Expenses	$1,000

Total	$77,728

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles provide that directors and officers shall be indemnified by us, to the extent authorized by Division 5 of Part 5 of the British Columbia Business Corporations Act, against all judgments, penalties or fines awarded or imposed in legal proceedings or investigative actions.  The Articles also authorize the board of directors to indemnify any other person, subject to the approval of the Supreme Court of British Columbia.

Our employment agreement with Alan Branham provides for indemnification to the fullest extent permitted by applicable law. This includes indemnifying him for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by him in connection with any criminal or civil action brought or threatened against him by reason of his being or having been our officer or director or employee, except for gross negligence or willful misconduct.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

On December 12, 2006, Pan-Nevada and Midway announced an agreement whereby Midway would acquire, through a series of transactions, all of the issued and outstanding common shares in the capital of Pan-Nevada on the basis of one common share of Midway for every 3.5714 common shares of Pan-Nevada (or 0.28 of a Midway share for each Pan-Nevada share) pursuant to a Plan of Arrangement between Pan-Nevada and Midway (the “Arrangement”).  On April 13, 2007 (the “Effective Date”), the Plan of Arrangement was closed.  As a result of the Arrangement, all former Pan-Nevada shareholders became shareholders of Midway on the basis of one Midway share for every 3.5714 Pan-Nevada common shares held, and Midway issued 7,764,109 shares of common stock.  Also, holders of Pan-Nevada share purchase warrants and stock options were issued new Midway share purchase warrants and stock options under the Arrangement, adjusted to reflect the same 3.5714 exchange ratio as the common shares.  The new Midway share purchase warrants and stock potions are exercisable within the deadlines applicable to their Pan-Nevada stock options and warrants, subject to the terms of the Pan-Nevada stock option plan and warrant certificates, respectively, at prices relative of the 3.5714 exchange ratio.  Midway issued 870,323 warrants and 308,000 options in connection with the issuance.  The issuance by Midway of the Midway Shares, Options and Warrants pursuant to the Arrangement was not registered under the U.S. Securities Act or the securities laws of any state of the United States and was effected in reliance upon the Section 3(a)(10) Exemption under the U.S. Securities Act and applicable exemptions from registration under the securities laws of each state of the United States in which U.S. Shareholders reside.  Section 3(a)(10) of the U.S. Securities Act exempts from registration a security which is issued in exchange for outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear, by a court or by a governmental authority expressly authorized by law to grant such approval.  Accordingly, the Final Order of the Court will, if granted, constitute a basis for the exemption from the registration requirements of the U.S. Securities Act with respect to the Midway Shares, Options and Warrants issued in connection with the Arrangement.

During the past three years Midway has raised all of its funding by way of private placements.  We offered and sold the following securities outside the United States to non-U.S. persons in off-shore transactions pursuant to the exclusion from registration available under Regulation S of the Securities Act and in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

On August 26, 2004 Midway closed a $765,000 non-brokered private placement of 1,020,000 units at $0.75 per unit with each unit comprised of one common share and one non-transferable share purchase warrant.  All of the 1,020,000 share purchase warrants that entitled the holder to purchase one additional share at a price of $0.80 per share for a period of six months were subsequently exercised.  A finders’ fee of 55,650 common shares was issued in connection with this transaction.

On December 21, 2004 Midway closed a $595,000 non-brokered private placement of 700,000 units at $0.85 per unit with each unit comprised of one common share and one non-transferable share purchase warrant.  All of the 700,000 share purchase warrants that entitled the holder to purchase one additional share at a price of $1.00 per share for a period of one year were subsequently exercised.  A finders’ fee of 18,750 common shares was issued in connection with this transaction.

On February 16, 2005 Midway closed a $2,125,000 non-brokered private placement of 2,500,000 units at $0.85 per unit with each unit comprised of one common share and one non-transferable share purchase warrant.  All of the 2,500,000 share purchase warrants that entitled the holder to purchase one additional share at a price of $1.00 per share for a period of one year were subsequently exercised.  A finders’ fee of $69,700 was paid and 75,800 common shares were issued in connection with this transaction.

On July 27, 2005 Midway closed a $1,150,000 non-brokered private placement of 1,000,000 units at $1.15 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  All of the 500,000 share purchase warrants that entitled the holder to purchase one additional share at a price of $1.15 per share for a period of one year were subsequently exercised.

On August 22, 2005 Midway closed a $700,000 non-brokered private placement of 500,000 units at $1.40 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  All of the 250,000 share purchase warrants that entitled the holder to purchase one additional share at a price of $1.45 per share for a period of one year were subsequently exercised.

In January 2006 Midway issued 40,000 common shares at a value of $88,000 pursuant to a purchase and sale agreement to purchase mining claims for the Spring Valley project.

 On May 16, 2006 Midway closed a $6,705,000 non-brokered private placement of 3,725,000 units at $1.80 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  Of the 1,862,500 share purchase warrants that entitled the holder to purchase one additional share at a price of $2.70 per share for a period of one year 1,725,000 were subsequently exercised.

On November 10, 2006 Midway closed a $5,000,000 non-brokered private placement of 2,000,000 units at $2.50 per unit with each unit comprised of one common share and one-half of one non-transferable share purchase warrant.  The 1,000,000 share purchase warrant entitles the holder to purchase one additional share at a price of $3.00 per share until November 10, 2007

ITEM 16.   EXHIBITS

Exhibit Number	Description
2.1	Amended and Restated Arrangement Agreement between Midway Gold Corp. and Pan-Nevada Gold Corporation, dated February 26, 2007

3.1	Notice of Articles
3.2	Articles
4.1	Form of Stock Certificate
4.2	Form of Warrant Certificate issued in connection with the November 2006 Private Placement
4.3	Form of Subscription Agreement for May 2006 Private Placement
4.4	Form of Subscription Agreement for November 2006 Private Placement
5.1	Opinion of Davis & Company LLP
10.1	Option Amendment Agreement between Paul G. Schmidt and Mary Ann Schmidt and Thomas C. Patton and Linda Sue Patton and Midway Gold Corp., dated November 2, 2004
10.2	Purchase and Sale Agreement between Paul G. Schmidt and MGC Resources Inc., dated August 15, 2003.
10.3	Purchase and Sale Agreement between Echo Bay Exploration Inc. and MGC Resources Inc. dated September 1, 2003
10.4	Sale Deed between Nevada Land and Resource Company LLC and MGC Resources Inc., dated October 5, 2005
10.5	Purchase and Sale Agreement between Coeur Rochester, Inc. and MGC Resources Inc., dated January 25, 2006
10.6	Mineral Lease Agreement and Option to Purchase between Lamonte J. Duffy and MGC Resources Inc., dated April 25, 2006
10.7	Sale Deed between Seymork Investments Ltd. and MGC Resources Inc., dated May 5, 2006
10.8	Mineral Lease Agreement and Option to Purchase between Dave Rowe, Randall Stoeberl and MGC Resources Inc., dated July 18, 2006
10.9	Mineral Lease Agreement and Option to Purchase between Lamonte J. Duffy and MGC Resources Inc., dated October 25, 2006
10.10	Mineral Lease Agreement and Option to Purchase between Dale Chabino and Diana Chabino and MGC Resources Inc., dated October 30, 2006
10.11	Mineral Lease Agreement between the Lyle Campbell Trust and Pan-Nevada Resources Corporation dated January 7, 2003
10.12	Mineral Lease Agreement and Option to Purchase between George D. Duffy and MGC Resources Inc. dated June 1, 2007.
10.13	Stock Option Plan of Midway Gold Corp.
10.14	Stock Option Plan of Midway Gold Corp. - Form of Stock Option Agreement
10.15	Employment Agreement between Alan Branham and Midway Gold Corp.

10.16	Contracting Agreement between Doris Meyer, Golden Oak Corporate Services Ltd. and Midway Gold Corp. dated December 1, 2006
10.17	Consulting Agreement between Kelly Hyslop
10.18	Consulting Agreement between John Watson
14.1	Code of Ethics
23.1	Consent of Todd Wakefield, M.S.c., MAusIMM (AMEC E&C Services, Mining & Metals)
23.2	Consent of Gordon Seibel, MAusIMM (AMEC E&C Services, Mining & Metals)
23.3	Not Used
23.4	Consent of Michael M. Gustin, R.P. Geo (Mine Development Associates)
23.5	Consent of Steven Ristorcelli, R.P. Geo. (Mine Development Associates)
23.6	Consent of Mine Development Associates
23.7	Consent of Davidson & Company LLP
23.8	Consent of KPMG LLP
24.1	Power of Attorney

ITEM 17.   UNDERTAKINGS.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, B.C. on August 1, 2007.

MIDWAY GOLD CORP. By: /s/ Alan D. Branham Alan D. Branham President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Alan D. Branham Alan D. Branham	President, Chief Executive Officer and Director	August 1, 2007

/s/ Doris Meyer Doris Meyer	Chief Financial Officer and Corporate Secretary	August 1, 2007

/s/ Brian J. McAlister Brian J. McAlister	Director	August 1, 2007

/s/ Brian E. Bayley Brian E. Bayley	Director	August 1, 2007

/s/ George T. Hawes George T. Hawes	Director	August 1, 2007

/s/ William M. Sheriff William M. Sheriff	Director	August 1, 2007

/s/ William A. Lupien William A. Lupien	Director	August 1, 2007

Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Alan D. Branham and Doris Meyer as his or her attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Brian J. McAlister Brian J. McAlister	Director	August 1, 2007

/s/ Brian E. Bayley Brian E. Bayley	Director	August 1, 2007

/s/ George T. Hawes George T. Hawes	Director	August 1, 2007

/s/ William M. Sheriff William M. Sheriff	Director	August 1, 2007

/s/ William A. Lupien William A. Lupien	Director	August 1, 2007